Exhibit 99.1

Australia and New Zealand Banking Group Limited ABN 11 005 357 522 Half Year 31 March 2017 Consolidated Financial Report Dividend Announcement and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2016 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited
ABN 11 005 357 522

Report for the half year ended 31 March 2017
Operating Results[1]				AUD million

Operating income	ò	-3%	to	9,996

Net statutory profit attributable to shareholders	ñ	6%	to	2,911

Cash profit[2]	ñ	23%	to	3,411

Dividends[3]		Cents per share		Franked amount[4] per share

Proposed interim dividend		80		100%

Record date for determining entitlements to the proposed 2017 interim dividend				9 May 2017

Payment date for the proposed 2017 interim dividend				3 July 2017

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2017 interim dividend. For the 2017 interim dividend, ANZ intends to neutralise shares issued under the DRP by acquiring an equivalent number of shares on market (as approved by APRA). The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 12 May 2017, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2017 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 10 May 2017. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 12 May 2017.

[1]	Unless otherwise noted, all comparisons are to the half year ended 31 March 2016.

[2]	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. The non-core items are calculated consistently period on period so as not to discriminate between positive and negative adjustments and fall into one of the three categories: gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group; treasury shares, revaluation of policy liabilities, economic hedging and similar accounting items that represent timing differences that will reverse through earnings in the future; and accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up. Cash profit is not a measure of cash flow or profit determined on a cash basis. The net after tax adjustment was an addition to statutory profit of $500 million made up of several items. Refer pages 67 to 71 for further details.

[3]	There is no conduit foreign income attributed to the dividends.

[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 9 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2017

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the consolidated entity”, “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The information on which the Condensed Consolidated Financial Statements are based have been reviewed by the Group’s auditors, KPMG. The Company has a formally constituted Audit Committee of the Board of Directors. The signing of the Condensed Consolidated Financial Statements was approved by resolution of a Committee of the Board of Directors on 1 May 2017.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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DISCLOSURE SUMMARY

SUMMARY OF 2017 HALF YEAR RESULTS AND ASSOCIATED DISCLOSURE MATERIALS

The following disclosure items were lodged separately with the ASX and NZX and can be accessed via the ANZ Shareholder Centre on the Group website http://www.shareholder.anz.com/ within the disclosures for 2017 Half Year Financial Results.

•	Consolidated Financial Report, Dividend Announcement & Appendix 4D

•	Results Presentation Pack

•	Investor Discussion Pack

•	News Release

•	APS 330 Pillar III Disclosure at 31 March 2017

•	Key Financial Data Summary

•	UK DTR Submission

DISCLOSURE SUMMARY

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SUMMARY

CONTENTS

Summary

Statutory Profit Results

Cash Profit Results

Key Balance Sheet Metrics

Cash Profit Results – FX Adjusted

Cash Profit Results – Adjusted Pro-forma

Full Time Equivalent Staff

Other Non-financial Information

SUMMARY

Statutory Profit Results

		Half Year			Movement
		Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income		7,416	7,527	7,568	-1%	-2%

Other operating income[1]		2,580	2,745	2,706	-6%	-5%

Operating income		9,996	10,272	10,274	-3%	-3%

Operating expenses[1]		(4,731)	(4,951)	(5,488)	-4%	-14%

Profit before credit impairment and income tax		5,265	5,321	4,786	-1%	10%

Credit impairment charge		(719)	(1,025)	(904)	-30%	-20%

Profit before income tax		4,546	4,296	3,882	6%	17%

Income tax expense		(1,627)	(1,318)	(1,140)	23%	43%

Non-controlling interests		(8)	(7)	(4)	14%	100%

Profit attributable to shareholders of the Company		2,911	2,971	2,738	-2%	6%

Earnings Per Ordinary Share (cents)		Half Year			Movement
	Reference Page	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Basic	86	100.2	102.6	94.8	-2%	6%
Diluted	86	96.7	98.3	89.7	-2%	8%

		Half Year
	Reference Page	Mar 17	Sep 16	Mar 16

Ordinary Share Dividends (cents)

Interim - 100% franked[2]	85	80	-	80

Final - 100% franked[2]	85	-	80	-

Total - 100% franked[2]	85	80	80	80

Ordinary share dividend payout ratio[3]	85	80.7%	78.8%	85.2%

Profitability Ratios

Return on average ordinary shareholders’ equity[4]		10.1%	10.5%	9.5%

Return on average assets[5]		0.64%	0.65%	0.61%

Net interest margin[5,6]	20	2.00%	2.06%	2.07%

Efficiency Ratios

Operating expenses to operating income[1]		47.3%	48.2%	53.4%

Operating expenses to average assets[1,5]		1.03%	1.08%	1.22%

Credit Impairment Charge/(Release)

Individual credit impairment charge ($M)		786	1,034	878

Collective credit impairment charge/(release) ($M)		(67)	(9)	26

Total credit impairment charge ($M)	89	719	1,025	904

Individual credit impairment charge as a % of average gross loans and advances[5]		0.27%	0.36%	0.31%

Total credit impairment charge as a % of average gross loans and advances[5]		0.25%	0.36%	0.31%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to other operating expenses to more accurately reflect the nature of these items. Comparatives have been restated accordingly (Sep 16 half: $8 million; Mar 16 half: $9 million).
2.	Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZD 9 cents per ordinary share for the proposed 2017 interim dividend (2016 final dividend: NZD 9 cents; 2016 interim dividend: NZD 10 cents).
3.	Dividend payout ratio is calculated using the proposed 2017 interim, 2016 final, and 2016 interim dividends.
4.	Average ordinary shareholders’ equity excludes non-controlling interests.
5.	Loans and advances and average assets as at 31 March 2017 include assets held for sale.
6.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Refer to page 20 for further details.

SUMMARY

Cash Profit Results1

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Net interest income	7,416	7,527	7,568	-1%	-2%
Other operating income[2]	2,887	2,742	2,757	5%	5%

Operating income[2]	10,303	10,269	10,325	0%	0%

Operating expenses	(4,731)	(4,951)	(5,488)	-4%	-14%

Profit before credit impairment and income tax	5,572	5,318	4,837	5%	15%

Credit impairment charge	(720)	(1,038)	(918)	-31%	-22%

Profit before income tax	4,852	4,280	3,919	13%	24%

Income tax expense	(1,433)	(1,166)	(1,133)	23%	26%

Non-controlling interests	(8)	(7)	(4)	14%	100%

Cash profit	3,411	3,107	2,782	10%	23%

Earnings Per Ordinary Share (cents)		Half Year			Movement
	Reference Page	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Basic	33	116.7	106.7	95.9	9%	22%
Diluted	33	111.9	102.0	90.7	10%	23%

		Half Year
	Reference Page	Mar 17	Sep 16	Mar 16

Ordinary Share Dividends

Ordinary share dividend payout ratio[3]	34	68.9%	75.4%	83.9%

Profitability Ratios

Return on average ordinary shareholders’ equity[4]		11.8%	10.9%	9.7%

Return on average assets[5]		0.75%	0.68%	0.62%

Net interest margin[5,6]	20	2.00%	2.06%	2.07%

Efficiency Ratios

Operating expenses to operating income[2]		45.9%	48.2%	53.2%

Operating expenses to average assets[2,5]		1.03%	1.08%	1.22%

Credit Impairment Charge/(Release)

Individual credit impairment charge ($M)	27	787	1,047	892

Collective credit impairment charge/(release) ($M)	27	(67)	(9)	26

Total credit impairment charge ($M)	27	720	1,038	918

Individual credit impairment charge as a % of average gross loans and advances[5]		0.27%	0.36%	0.31%

Total credit impairment charge as a % of average gross loans and advances[5]		0.25%	0.36%	0.32%

Cash Profit/(Loss) By Division	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Australia	1,798	1,778	1,769	1%	2%

Institutional	1,021	408	633	large	61%

New Zealand	677	622	646	9%	5%

Wealth Australia	123	157	167	-22%	-26%

Asia Retail & Pacific	(217)	99	60	large	large

TSO and Group Centre	9	43	(493)	-79%	large

Cash profit by division	3,411	3,107	2,782	10%	23%

1.	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the results of the ongoing business activities of the Group. Refer to pages 67 to 71 for the reconciliation between statutory and cash profit.
2.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to other operating expenses to more accurately reflect the nature of these items. Comparatives have been restated accordingly (Sep 16 half: $8 million; Mar 16 half: $9 million).
3.	Dividend payout ratio is calculated using the proposed 2017 interim, 2016 final and 2016 interim dividends.
4.	Average ordinary shareholders’ equity excludes non-controlling interests.
5.	Loans and advances and average assets as at 31 March 2017 include assets held for sale.
6.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Refer to page 20 for further details.

SUMMARY

Key Balance Sheet Metrics1

		As at			Movement

	Reference Page	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Capital Management
Common Equity Tier 1

- APRA Basel 3	38	10.1%	9.6%	9.8%

- Internationally Comparable Basel 3[2]	38	15.2%	14.5%	14.0%

Credit risk weighted assets ($B)[3]	108	341.8	352.0	334.3	-3%	2%

Total risk weighted assets ($B)[3]	38	397.0	408.6	388.3	-3%	2%

Leverage Ratio	40	5.3%	5.3%	5.1%

Balance Sheet: Key Items
Gross loans and advances ($B)		580.4	580.0	565.9	0%	3%

Net loans and advances ($B)		576.3	575.9	561.8	0%	3%

Total assets ($B)		896.5	914.9	895.3	-2%	0%

Customer deposits ($B)		468.2	449.6	446.8	4%	5%

Total equity ($B)		57.9	57.9	56.5	0%	2%

		Half Year Average			Movement

Liquidity Risk	Reference Page	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Liquidity Coverage Ratio	36	135%	125%	126%	10%	9%

		As at			Movement
	Reference				Mar 17	Mar 17
	Page	Mar 17	Sep 16	Mar 16	v. Sep 16	v. Mar 16
Impaired Assets
Gross impaired assets ($M)	29	2,940	3,173	2,883	-7%	2%

Gross impaired assets as a % of gross loans and advances		0.51%	0.55%	0.51%

Net impaired assets ($M)	29	1,671	1,866	1,645	-10%	2%

Net impaired assets as a % of shareholders’ equity		2.9%	3.2%	2.9%

Individual provision ($M)	28	1,269	1,307	1,238	-3%	3%

Individual provision as a % of gross impaired assets		43.2%	41.2%	42.9%

Collective provision ($M)	28	2,785	2,876	2,862	-3%	-3%

Collective provision as a % of credit risk weighted assets		0.81%	0.82%	0.86%

Net Assets
Net tangible assets attributable to ordinary shareholders ($B)		50.6	50.1	48.8	1%	4%

Net tangible assets per ordinary share ($)		17.24	17.13	16.72	1%	3%

	As at			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Net Loans And Advances By Division	$B	$B	$B	v. Sep 16	v. Mar 16
Australia	336.7	327.1	321.4	3%	5%

Institutional	120.8	125.9	125.6	-4%	-4%

New Zealand	104.9	107.9	99.2	-3%	6%

Wealth Australia	1.8	2.0	1.9	-10%	-5%

Asia Retail & Pacific	12.5	13.4	13.9	-7%	-10%

TSO and Group Centre	(0.4)	(0.4)	(0.2)	0%	100%
Net loans and advances by division	576.3	575.9	561.8	0%	3%

1.	Balance Sheet amounts and metrics include assets and liabilities held for sale.

2.	See page 38 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.

3.	Includes $25.9 billion increase in credit risk weighted assets associated with increased capital requirements for Australian residential mortgages introduced in July 2016.

SUMMARY

Cash Profit Results – FX Adjusted

The following tables present the Group’s cash profit results neutralised for the impact of foreign currency translation. Comparative data has been adjusted to remove the translation impact of foreign exchange movements by retranslating prior period comparatives at current period foreign exchange rates. Refer to page 31 for further details on the impact of exchange rate movements.

Cash Profit - March 2017 Half Year vs March 2016 Half Year

	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17	Mar 16	Mar 16	Mar 16	Mar 17	Mar 17	Mar 17
	$M	$M	$M	$M	v. Mar 16	v. Mar 16	v. Mar 16
Net interest income	7,416	7,568	(12)	7,556	-2%	0%	-2%

Other operating income	2,887	2,757	(35)	2,722	5%	-1%	6%

Operating income	10,303	10,325	(47)	10,278	0%	0%	0%

Operating expenses	(4,731)	(5,488)	45	(5,443)	-14%	-1%	-13%

Profit before credit impairment and income tax	5,572	4,837	(2)	4,835	15%	0%	15%

Credit impairment charge	(720)	(918)	8	(910)	-22%	-1%	-21%

Profit before income tax	4,852	3,919	6	3,925	24%	0%	24%

Income tax expense	(1,433)	(1,133)	(10)	(1,143)	26%	1%	25%

Non-controlling interests	(8)	(4)	1	(3)	100%	large	large

Cash profit	3,411	2,782	(3)	2,779	23%	0%	23%

Cash Profit - March 2017 Half Year vs September 2016 Half Year

	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17	Sep 16	Sep 16	Sep 16	Mar 17	Mar 17	Mar 17
	$M	$M	$M	$M	v. Sep 16	v. Sep 16	v. Sep 16
Net interest income	7,416	7,527	-	7,527	-1%	0%	-1%

Other operating income	2,887	2,742	2	2,744	5%	0%	5%

Operating income	10,303	10,269	2	10,271	0%	0%	0%

Operating expenses	(4,731)	(4,951)	6	(4,945)	-4%	0%	-4%

Profit before credit impairment and income tax	5,572	5,318	8	5,326	5%	0%	5%

Credit impairment charge	(720)	(1,038)	2	(1,036)	-31%	0%	-31%

Profit before income tax	4,852	4,280	10	4,290	13%	0%	13%

Income tax expense	(1,433)	(1,166)	(5)	(1,171)	23%	1%	22%

Non-controlling interests	(8)	(7)	-	(7)	14%	0%	14%

Cash profit	3,411	3,107	5	3,112	10%	0%	10%

SUMMARY

Cash Profit Results – Adjusted Pro-forma

The Group recognised the impact of a number of items collectively referred to as ‘specified items’ which form part of the Group’s cash profit. The tables on the following pages present the Group’s cash profit adjusted for these items to assist readers to understand the estimated growth rates of the ongoing business performance of the Group. The “Cash Profit Results - Adjusted Pro-forma” is not subject to review or audit by the external auditor. The numbers shown on pages 12 and 13 are on a pre-tax basis.

•	Asian minority investments adjustments

Pro-forma

•	On 30 March 2016, Bank of Tianjin (BoT), an equity accounted investment, completed a capital raising and listing on the Hong Kong Stock Exchange through an Initial Public Offering (IPO). As the Group did not participate in the capital raising, its ownership interest decreased from 14% to 12%. As a consequence, the Group ceased equity accounting for the investment in BoT and commenced accounting for it as an available for sale asset.

•	On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB) to China COSCO Shipping Corporation Limited and Shanghai Sino-Poland Enterprise Management Development Corporation Limited. The agreement states COSCO and Sino-Poland Enterprise will each acquire 10% of SRCB. The sale is subject to customary closing conditions and regulatory approvals and is expected to be completed in the September 2017 half. As a consequence, the Group ceased equity accounting for the investment in SRCB and commenced accounting for it as an asset held for sale.

Pro-forma results have been prepared on the assumption that the cessation of equity accounting for the above mentioned Asia minority investments took effect from 1 October 2015, effectively restating the Group’s cash profit for the March 2016, September 2016 and March 2017 half years.

Valuation adjustments

•	During the March 2016 half year, the Group recognised a $260 million impairment to its equity accounted investment in AMMB Holdings Berhad (AmBank) bringing the carrying value in line with its value-in-use calculation (refer Note 1 (iv) of the Condensed Consolidated Financial Statements).

•	On cessation of equity accounting for BoT on 30 March 2016, a net gain of $29 million was recognised in relation to the remeasurement of the investment to fair value and recycling the associated equity accounted reserves.

	Pro-forma			Valuation adjustments
	BoT	SRCB		AmBank	BoT
	$M	$M	Total	$M	$M	Total
Mar-16	(86)	(137)	(223)	260	(29)	231

Sep-16	-	(122)	(122)	-	-	-

Mar-17	-	(58)	(58)	-	-	-

•	Reclassification of Asia Retail and Wealth to held for sale

On 31 October 2016, the Group announced it had agreed to sell its Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank. Subject to regulatory approval, the Group expects the sale to be completed in stages in 2017 and early 2018. As a result of the sale agreement, the Group recognised $324 million of charges to impair software, goodwill and fixed assets as well as providing for redundancies (detailed in Note 11 of the Condensed Consolidated Financial Statements). This business is part of the Asia Retail & Pacific division. There are no pro-forma adjustments as the business was held throughout the March 2017 half.

•	Software capitalisation changes

During the March 2016 half, the Group amended the application of the Group’s software capitalisation policy by increasing the threshold for capitalisation of software development costs to $20 million, reflecting the increasingly shorter useful life of smaller items of software, and directly expensing more project related costs. For software assets at 1 October 2015 with an original cost below the revised threshold, the carrying values were expensed through an accelerated amortisation charge of $556 million in the March 2016 half (recognised in TSO and Group Centre). In 2016 reporting, the Group also recognised a $183 million amortisation benefit offset by $370 million of increased operating expenses due to the application of the software capitalisation policy change. These items are not referred to as a specified item in 2017 reporting as they are treated consistently across 2016 and 2017 financial years.

•	Restructuring

The Group accelerated the process of reshaping its workforce in 2016 to build a simpler, more agile bank. A restructuring expense of $278 million was recognised as a specified item in the September 2016 full year. Restructuring expenses of $36 million in the half year ended March 2017 have not been classified as a specified item.

SUMMARY

	Half Year
	Sep 16	Mar 16
Restructuring expense by division	$M	$M

Australia	45	24

Institutional	39	53

New Zealand	18	3

Wealth Australia	7	13

Asia Retail & Pacific	1	12

TSO and Group Centre	30	33
Total	140	138

•	Esanda Dealer Finance divestment and pro-forma

On 1 November 2015, the Group sold the Esanda Dealer Finance portfolio with the majority of the business transferred by 31 December 2015. The gain on sale of the Esanda Dealer divestment was $66 million, which was recognised in the March 2016 half. Pro-forma results have been prepared on the assumption that the sale took effect from 1 October 2015, effectively restating the Group’s cash profit for the March and September 2016 half years.

•	Derivative CVA methodology change

In determining the fair value of a derivative, the Group recognises a derivative credit valuation adjustment (CVA) to reflect the probability that the counterparty may default and the Group may not receive the full market value of outstanding transactions. It represents an estimate of the credit adjustment a market participant would include when deriving a purchase price to acquire the exposure. During the September 2016 half, the Group revised its methodology for determining the derivative credit valuation adjustment to make greater use of market information and enhanced modelling, and to align with leading market practice. The impact to cash profit before income tax associated with this methodology change was an incremental derivative credit valuation adjustment charge of $237 million.

SUMMARY

Cash Profit Results - Adjusted Pro-forma

	March 2017 Half Year					March 2016 Half Year									Mar 17 v. Mar 16
	Cash profit	Asian minority pro-forma	Reclassific- ation of Asia Retail & Wealth to held for sale	Total specified items	Adjusted pro-forma	Cash profit	Software capital- isation changes	Asian minority pro-forma	Asian minority valuation adjustments	Restruct- uring	Esanda Dealer Finance divestment and pro-forma	Derivative CVA methodo- logy change	Total specified items	Adjusted pro-forma	Movement

Cash Profit

Net interest income	7,416	-	-	-	7,416	7,568	-	-	-	-	(31)	-	(31)	7,537	-2%

Other operating income	2,887	(58)	324	266	3,153	2,757	-	(223)	231	-	(78)	-	(70)	2,687	17%

Operating income	10,303	(58)	324	266	10,569	10,325	-	(223)	231	-	(109)	-	(101)	10,224	3%

Operating expenses	(4,731)	-	-	-	(4,731)	(5,488)	556	-	-	138	11	-	705	(4,783)	-1%

Profit before credit impairment and income tax	5,572	(58)	324	266	5,838	4,837	556	(223)	231	138	(98)	-	604	5,441	7%

Credit impairment charge	(720)	-	-	-	(720)	(918)	-	-	-	-	13	-	13	(905)	-20%

Profit before income tax	4,852	(58)	324	266	5,118	3,919	556	(223)	231	138	(85)	-	617	4,536	13%

Income tax expense	(1,433)	-	(40)	(40)	(1,473)	(1,133)	(167)	-	-	(37)	29	-	(175)	(1,308)	13%

Non-controlling interests	(8)	-	-	-	(8)	(4)	-	-	-	-	-	-	-	(4)	100%
Cash profit	3,411	(58)	284	226	3,637	2,782	389	(223)	231	101	(56)	-	442	3,224	13%

	March 2017 Half Year					March 2016 Half Year									Mar 17 v. Mar 16
	Cash profit	Asian minority pro-forma	Reclassific- ation of Asia Retail & Wealth to held for sale	Total specified items	Adjusted pro-forma	Cash profit	Software capital- isation changes	Asian minority pro-forma	Asian minority valuation adjustments	Restruct- uring	Esanda Dealer Finance divestment and pro-forma	Derivative CVA methodo- logy change	Total specified items	Adjusted pro-forma	Movement

Profit before income tax by division

Australia	2,570	-	-	-	2,570	2,529	-	-	-	24	(19)	-	5	2,534	1%

Institutional	1,441	-	-	-	1,441	879	-	-	-	53	-	-	53	932	55%

New Zealand	940	-	-	-	940	889	-	-	-	3	-	-	3	892	5%

Wealth Australia	174	-	-	-	174	235	-	-	-	13	-	-	13	248	-30%

Asia Retail & Pacific	(236)	-	324	324	88	75	-	-	-	12	-	-	12	87	1%

TSO and Group Centre	(37)	(58)	-	(58)	(95)	(688)	556	(223)	231	33	(66)	-	531	(157)	-39%

Profit before income tax	4,852	(58)	324	266	5,118	3,919	556	(223)	231	138	(85)	-	617	4,536	13%

Income tax expense & non-controlling interests	(1,441)	-	(40)	(40)	(1,481)	(1,137)	(167)	-	-	(37)	29	-	(175)	(1,312)	13%
Cash profit	3,411	(58)	284	226	3,637	2,782	389	(223)	231	101	(56)	-	442	3,224	13%

SUMMARY

Cash Profit Results - Adjusted Pro-forma

	March 2017 Half Year					September 2016 Half Year									Mar 17 v. Sep 16
	Cash profit	Asian minority pro-forma	Reclassific- ation of Asia Retail & Wealth to held for sale	Total specified items	Adjusted pro-forma	Cash profit	Software capital- isation changes	Asian minority pro-forma	Asian minority valuation adjustments	Restruct- uring	Esanda Dealer Finance divestment and pro-forma	Derivative CVA methodo- logy change	Total specified items	Adjusted pro-forma	Movement

Cash Profit

Net interest income	7,416	-	-	-	7,416	7,527	-	-	-	-	-	-	-	7,527	-1%

Other operating income	2,887	(58)	324	266	3,153	2,742	-	(122)	-	-	-	237	115	2,857	10%

Operating income	10,303	(58)	324	266	10,569	10,269	-	(122)	-	-	-	237	115	10,384	2%

Operating expenses	(4,731)	-	-	-	(4,731)	(4,951)	-	-	-	140	6	-	146	(4,805)	-2%

Profit before credit impairment and income tax	5,572	(58)	324	266	5,838	5,318	-	(122)	-	140	6	237	261	5,579	5%

Credit impairment charge	(720)	-	-	-	(720)	(1,038)	-	-	-	-	10	-	10	(1,028)	-30%

Profit before income tax	4,852	(58)	324	266	5,118	4,280	-	(122)	-	140	16	237	271	4,551	12%

Income tax expense	(1,433)	-	(40)	(40)	(1,473)	(1,166)	-	-	-	(40)	(5)	(69)	(114)	(1,280)	15%

Non-controlling interests	(8)	-	-	-	(8)	(7)	-	-	-	-	-	-	-	(7)	14%
Cash profit	3,411	(58)	284	226	3,637	3,107	-	(122)	-	100	11	168	157	3,264	11%

	March 2017 Half Year					September 2016 Half Year									Mar 17 v. Sep 16
	Cash profit	Asian minority pro-forma	Reclassific- ation of Asia Retail & Wealth to held for sale	Total specified items	Adjusted pro-forma	Cash profit	Software capital- isation changes	Asian minority pro-forma	Asian minority valuation adjustments	Restruct- uring	Esanda Dealer Finance divestment and pro-forma	Derivative CVA methodo- logy change	Total specified items	Adjusted pro-forma	Movement

Profit before income tax by division

Australia	2,570	-	-	-	2,570	2,533	-	-	-	45	16	-	61	2,594	-1%

Institutional	1,441	-	-	-	1,441	600	-	-	-	39	-	237	276	876	64%

New Zealand	940	-	-	-	940	858	-	-	-	18	-	-	18	876	7%

Wealth Australia	174	-	-	-	174	219	-	-	-	7	-	-	7	226	-23%

Asia Retail & Pacific	(236)	-	324	324	88	121	-	-	-	1	-	-	1	122	-28%

TSO and Group Centre	(37)	(58)	-	(58)	(95)	(51)	-	(122)	-	30	-	-	(92)	(143)	-34%

Profit before income tax	4,852	(58)	324	266	5,118	4,280	-	(122)	-	140	16	237	271	4,551	12%

Income tax expense & non-controlling interests	(1,441)	-	(40)	(40)	(1,481)	(1,173)	-	-	-	(40)	(5)	(69)	(114)	(1,287)	15%
Cash profit	3,411	(58)	284	226	3,637	3,107	-	(122)	-	100	11	168	157	3,264	11%

SUMMARY

Full time equivalent staff 1

As at 31 March 2017, ANZ employed 46,046 people worldwide (Sep 16: 46,554; Mar 16: 48,896) on a full-time equivalent basis (“FTEs”).

Division	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Australia	11,518	11,639	12,094	-1%	-5%

Institutional	4,899	5,112	5,601	-4%	-13%

New Zealand	6,250	6,317	6,401	-1%	-2%

Wealth Australia	2,043	2,098	2,158	-3%	-5%

Asia Retail & Pacific	4,719	4,894	5,440	-4%	-13%

TSO and Group Centre	16,617	16,494	17,202	1%	-3%
Total	46,046	46,554	48,896	-1%	-6%
Average FTE	46,462	47,489	49,777	-2%	-7%

Geography	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Australia	19,722	19,957	20,808	-1%	-5%

Asia Pacific, Europe & America	18,563	18,728	20,025	-1%	-7%

New Zealand	7,761	7,869	8,063	-1%	-4%
Total	46,046	46,554	48,896	-1%	-6%

1.	Full time equivalent staff have been restated to reflect organisational changes. The net impact of these organisational changes was a decrease in TSO and Group Centre of 8,012 FTE as at September 2016 (March 16: 8,327 FTE), offset by an FTE increase across other divisions. Nil impact to total Group FTE. Refer to page 44 for further details.

Other Non-financial Information

	Half Year			Movement
Shareholder value - ordinary shares	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Share price ($)

- high	32.44	27.85	29.17	16%	11%

- low	25.78	22.06	21.86	17%	18%

- closing	31.82	27.63	23.46	15%	36%

Closing market capitalisation of ordinary shares ($B)	93.4	80.9	68.4	15%	37%

Total shareholder returns (TSR)	22.4%	21.6%	-10.2%	4%	large

As at Mar 17

Credit Ratings	Short-Term	Long-Term	Outlook

Moody’s Investor Services	P-1	Aa2	Negative

Standard & Poor’s	A-1+	AA-	Negative

Fitch Ratings	F1+	AA-	Stable

GROUP RESULTS

CONTENTS

Group Results

Cash Profit

Net interest income

Other operating income

Operating expenses

Technology infrastructure spend

Software capitalisation

Credit risk

Income tax expense

Impact of foreign currency translation

Earnings related hedges

Earnings per share

Dividends

Economic profit

Condensed balance sheet

Liquidity risk

Funding

Capital management

Leverage ratio

Other regulatory developments

GROUP RESULTS

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor. The external auditor has informed the Audit Committee that recurring adjustments have been determined on a consistent basis across each period presented, and the additional adjustment for the reclassification of Shanghai Rural Commercial Bank to held for sale in the March 2017 half is appropriate.

The Group Results section is reported on a cash profit basis.

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Statutory profit attributable to shareholders of the Company	2,911	2,971	2,738	-2%	6%

Adjustments between statutory profit and cash profit[1]
Treasury shares adjustment	76	73	(29)	4%	large

Revaluation of policy liabilities	36	(40)	(14)	large	large

Economic hedges	178	(26)	128	large	39%

Revenue hedges	(105)	131	(39)	large	large

Structured credit intermediation trades	(1)	(2)	(2)	-50%	-50%

Reclassification of SRCB to held for sale	316	-	-	n/a	n/a

Total adjustments between statutory profit and cash profit	500	136	44	large	large

Cash Profit	3,411	3,107	2,782	10%	23%
1. Refer to pages 67 to 71 for analysis of the adjustments between statutory profit and cash profit.
Group Performance	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Net interest income	7,416	7,527	7,568	-1%	-2%

Other operating income	2,887	2,742	2,757	5%	5%
Operating income	10,303	10,269	10,325	0%	0%

Operating expenses	(4,731)	(4,951)	(5,488)	-4%	-14%
Profit before credit impairment and income tax	5,572	5,318	4,837	5%	15%

Credit impairment charge	(720)	(1,038)	(918)	-31%	-22%
Profit before income tax	4,852	4,280	3,919	13%	24%

Income tax expense	(1,433)	(1,166)	(1,133)	23%	26%

Non-controlling interests	(8)	(7)	(4)	14%	100%

Cash profit	3,411	3,107	2,782	10%	23%
	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Cash Profit/(Loss) By Division	$M	$M	$M	v. Sep 16	v. Mar 16
Australia	1,798	1,778	1,769	1%	2%

Institutional	1,021	408	633	large	61%

New Zealand	677	622	646	9%	5%

Wealth Australia	123	157	167	-22%	-26%

Asia Retail & Pacific	(217)	99	60	large	large

TSO and Group Centre	9	43	(493)	-79%	large

Cash profit	3,411	3,107	2,782	10%	23%

GROUP RESULTS

Group Cash Profit – March 2017 Half Year v March 2016 Half Year

•	March 2017 v March 2016

Cash profit increased 23% partly reflecting a number of specified items taken in the March 2016 half. Excluding specified items, cash profit increased 13%.

•	Net interest income decreased $152 million (-2%) as the result of a 7 basis point decrease in net interest margin, partially offset by 2% growth in average interest earning assets. The net interest margin decline was due to higher average funding costs, deposit competition, growth in the liquidity portfolio and lower capital earnings due to the lower interest rate environment. These impacts were partially offset by repricing in Home Loans. Average interest earning assets growth reflected ANZ’s strategic focus with growth in Home Loans in Australia and New Zealand, partially offset by a reduction in Institutional lending due to portfolio rebalancing.

•	Other operating income increased $130 million (+5%) benefiting from a significant improvement in Markets other operating income of $485 million, the $114 million gain on sale of 100 Queen Street, Melbourne, and the $260 million impairment of the investment in AmBank in the March 2016 half. A number of sales related transactions had an unfavourable impact including a $324 million charge related to the sale of Retail and Wealth businesses in Asia, a $177 million loss of earnings from SRCB, BoT and Esanda Dealer Finance, and the $66 million gain on sale of the Esanda Dealer Finance divestment in the March 2016 half. This was additional to a $103 million reduction in funds management and insurance income in Wealth Australia and a $59 million decrease in net fee and commission income.

•	Operating expenses decreased $757 million (-14%), driven by a $556 million charge for software capitalisation policy changes in the March 2016 half, a $153 million (-5%) reduction in personnel expenses reflecting a 7% reduction in average FTE, and a reduction in restructuring expenses of $102 million (-74%). Excluding the impact of software capitalisation policy changes, Technology expenses increased $54 million (+7%) due to higher amortisation from software.

•	Credit impairment charges decreased $198 million (-22%). Individual credit impairment charges decreased by $105 million (-12%) primarily due to a reduction in resource related exposures in the Institutional division. Collective impairment charges decreased by $93 million due to an improvement in the Group’s overall risk profile, portfolio rebalancing particularly in Institutional and migration from collective to individual provisions, this was partially offset by a management adjustment for the Queensland cyclone.

•	March 2017 v September 2016

Cash profit increased 10% compared with the September 2016 half. Excluding specified items, cash profit increased 11%.

•	Net interest income decreased $111 million (-1%) as the result of a 6 basis point decrease in net interest margin, partially offset by 2% growth in average interest earning assets. The net interest margin decline was due to growth in the liquidity portfolio, lower capital earnings as the result of the lower interest rate environment, higher average funding costs and deposit competition, partially offset by repricing in Home Loans. Average interest earning assets growth was driven by Home Loan growth in Australia and New Zealand.

•	Other operating income increased $145 million (+5%) benefiting from a significant improvement in Markets other operating income of $284 million, the $114 million gain on sale of 100 Queen Street, Melbourne, and the $237 million derivative CVA methodology charge recognised in the September 2016 half. Two sales related transactions had an unfavourable impact, the $324 million charge related to the sale of Retail and Wealth businesses in Asia and the $64 million loss of earnings from SRCB. This was additional to a $79 million reduction in funds management and insurance income.

•	Operating expenses decreased $220 million (-4%) driven by a $104 million (-74%) reduction in restructuring expenses and a $92 million (-3%) reduction in personnel expenses reflecting a 2% reduction in average FTE.

•	Credit impairment charges decreased $318 million (-31%). Individual credit impairment charges decreased by $260 million (-25%) due to a $226 million decrease in the Institutional division. Collective impairment charges decreased $58 million due to an improvement in the Group’s overall risk profile, portfolio rebalancing particularly in Institutional and migration from collective to individual provisions, which was partially offset by a management adjustment for the Queensland cyclone.

GROUP RESULTS

Net interest income

In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. The revised calculation is in line with other major banks. Originally reported net interest margin (Sept 16 half: 2.00%; Mar 16 half: 2.01%) and total average interest earning assets (Sept 16 half: $753,928 million; Mar 16 half: $754,391 million) have been restated accordingly in March 2017 half year reporting.

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Group	$M	$M	$M	v. Sep 16	v. Mar 16
Cash net interest income[1]	7,416	7,527	7,568	-1%	-2%

Average interest earning assets[2,3]	743,906	730,275	731,395	2%	2%

Average deposits and other borrowings[3]	597,337	585,672	587,235	2%	2%

Net interest margin (%) - cash[2]	2.00	2.06	2.07	-6 bps	-7 bps

Group (excluding Markets)
Cash net interest income[1]	6,938	7,055	7,008	-2%	-1%

Average interest earning assets[2,3]	538,598	533,782	533,111	1%	1%

Average deposits and other borrowings[3]	452,671	453,424	453,136	0%	0%

Net interest margin (%) - cash[2]	2.58	2.64	2.63	-6 bps	-5 bps

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Cash net interest margin by major division	$M	$M	$M	v. Sep 16	v. Mar 16
Australia[1]

Net interest margin (%)[2]	2.69	2.74	2.75	-5 bps	-6 bps

Average interest earning assets[2]	308,391	301,516	296,012	2%	4%

Average deposits and other borrowings	193,671	185,274	181,118	5%	7%

Institutional

Net interest margin (%)	1.05	1.11	1.15	-6 bps	-10 bps

Average interest earning assets	302,578	297,889	313,003	2%	-3%

Average deposits and other borrowings	242,402	232,143	233,775	4%	4%

New Zealand[1]

Net interest margin (%)	2.30	2.35	2.40	-5 bps	-10 bps

Average interest earning assets[3]	109,664	105,659	100,674	4%	9%

Average deposits and other borrowings[3]	79,190	77,661	73,175	2%	8%

1.	Cash net interest income includes income relating to assets held for sale and income earned on assets prior to divestment.

2.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Average home loan deposit offset balances for the March 2017 half for the Australia division were $24,979 million (Sep 16 half: $23,653 million; Mar 16 half: $22,996 million).

3.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

Group net interest margin – March 2017 Half Year v March 2016 Half Year

GROUP RESULTS

•	March 2017 v March 2016

Net interest margin (-7 bps)

•	Asset mix and funding mix (0 bps): favourable mix impact from a higher proportion of capital and run-off of lower margin lending products in Institutional, offset by the adverse mix impact from the Esanda Dealer Finance divestment and improved funding mix.

•	Funding costs (-3 bps): adverse impact due to increased wholesale funding costs.

•	Deposit competition (-4 bps): lower margin from increased competition in Australia and New Zealand, partially offset by improved margins in Asia.

•	Asset competition and risk mix (+7 bps): increase driven by Home Loans repricing.

•	Markets and treasury (-7 bps): adverse impact to earnings on capital as the result of lower interest rates, growth in the liquidity portfolio and lower earnings from markets activities.

Average interest earning assets (+$12.5 billion or +2%)

•	Average gross loans and advances (+$5.2 billion or +1%): increase driven by growth in Home Loans, partially offset by a decline in Institutional lending due to portfolio rebalancing.

•	Average trading and available for sale assets (+$5.7 billion or +6%): increase driven by growth in the liquidity portfolio.

•	Average cash (+$2.2 billion or +4%): increase as the result of management of liquidity requirements.

Average deposits and other borrowings (+$10.1 billion or +2%)

•	Average deposits and other borrowings (+$10.1 billion or +2%): increase driven by growth in customer deposits across Australia, Institutional and New Zealand divisions, offset by a decline in Treasury (commercial paper).

Group net interest margin – March 2017 Half Year v September 2016 Half Year

•	March 2017 v September 2016

Net interest margin (-6 bps)

•	Asset mix and funding mix (0 bps): favourable mix impact from a higher proportion of capital and run-off of lower margin loan products in Institutional, offset by adverse mix impact from lower growth in Cards in the Australia division and improved funding mix.

•	Funding costs (-1 bps): adverse impact due to increased wholesale funding costs.

•	Deposit competition (-2 bps): lower margin from increased competition in Australia and New Zealand, partially offset by improved margins in Asia.

•	Asset competition and risk mix (+1 bps): driven by Home Loan repricing, partially offset by lower Institutional and Commercial lending margins.

•	Markets and treasury (-4 bps): adverse impact to earnings on capital as the result of lower interest rates, growth in the liquidity portfolio and lower earnings from markets activities.

Average interest earning assets (+$13.6 billion or +2%)

•	Average gross loans and advances (+$4.8 billion or +1%): increase driven by growth in Home Loans, partially offset by a decline in Institutional lending due to portfolio rebalancing.

•	Average trading and available for sale assets (+$4.1 billion or +4%): increase driven by growth in the liquidity portfolio.

•	Average cash (+7.2 billion or +16%): increase as the result of management of liquidity requirements.

Average deposits and other borrowings (+$11.7 billion or +2%)

•	Average deposits and other borrowings (+$11.7 billion or +2%): increase driven by growth in customer deposits across Australia, New Zealand and Institutional divisions, offset by a decline in Treasury (commercial paper).

GROUP RESULTS

Other operating income

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Net fee and commission income[1]	1,177	1,201	1,236	-2%	-5%

Net funds management and insurance income[1]	668	747	771	-11%	-13%

Markets other operating income[2]	886	365	401	large	large

Share of associates’ profit[1]	173	243	301	-29%	-43%

Net foreign exchange earnings[1]	157	149	141	5%	11%

Other[1,3]	(174)	37	(93)	large	-87%
Cash other operating income	2,887	2,742	2,757	5%	5%

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Markets income	$M	$M	$M	v. Sep 16	v. Mar 16
Net interest income	478	472	560	1%	-15%

Other operating income[2]	886	365	401	large	large
Cash Markets income	1,364	837	961	63%	42%

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Other operating income by division	$M	$M	$M	v. Sep 16	v. Mar 16

Australia	602	597	609	1%	-1%

Institutional[2]	1,357	817	916	66%	48%

New Zealand	317	329	315	-4%	1%

Wealth Australia	539	605	639	-11%	-16%

Asia Retail & Pacific	(139)	235	243	large	large

TSO and Group Centre[3]	211	159	35	33%	large
Cash other operating income	2,887	2,742	2,757	5%	5%

1.	Excluding Markets.

2.	Markets other operating income for the September 2016 half includes a charge of $237 million related to the derivative CVA methodology change.

3.	Other income for the March 2017 half includes the $324 million charge related to the sale of Retail & Wealth businesses in Asia, and the $114 million gain on sale of 100 Queen Street, Melbourne. The March 2016 half includes the $260 million impairment of the investment in AmBank, the $29 million gain on cessation of equity accounting of BoT, and the $66 million gain on the Esanda Dealer Finance divestment.

Other operating income – March 2017 Half Year v March 2016 Half Year

GROUP RESULTS

•	March 2017 v March 2016

Other operating income increased by $130 million (+5%). Key drivers:

Net fee and commission income (-$59 million or -5%)

•	$37 million decrease as the result of lower performance in Asia Retail & Pacific.

•	$22 million decrease in Institutional primarily due to portfolio rebalancing.

Net funds management and insurance income (-$103 million or -13%)

•	$104 million decrease in Wealth Australia primarily due to adverse disability claims, partially offset by favourable Lenders Mortgage Insurance experience, reduced fee income as expected from ongoing rationalisation of legacy investment platforms to SmartChoice and lower income from invested capital.

Cash Markets income (+$403 million or +42%)

•	$258 million increase in Franchise Trading as the result of favourable trading conditions arising from a strengthening USD and rising yield curves. Tighter credit spreads, combined with the impact of foreign exchange and interest rate movements resulted in an increase of $197 million from derivative credit and funding valuation adjustments, net of associated hedges.

•	$204 million increase in Balance Sheet Trading reflecting growth in the liquidity portfolio and tighter bond spreads.

•	$59 million decrease in Franchise Sales due to reduced client hedging activity as a result of low FX volatility and the low interest rate environment.

Share of associates’ profit (-$128 million or -43%)

•	$165 million decrease due to the cessation of equity accounting for BoT from March 2016 and SRCB from January 2017.

•	$33 million increase due to P.T. Bank Pan Indonesia.

Other (-$81 million or -87%)

•	$324 million decrease as a result of the sale of Retail and Wealth businesses in Asia.

•	$66 million decrease due to the Esanda Dealer Finance gain on divestment taken in the March 2016 half.

•	$29 million decrease due to a valuation gain on cessation of equity accounting for BoT in the March 2016 half.

•	$260 million increase due to the impairment of the investment in AmBank in the March 2016 half.

•	$114 million gain on sale of 100 Queen Street, Melbourne.

•	March 2017 v September 2016

Other operating income increased by $145 million (+5%). Key drivers:

Net fee and commission income (-$24 million or -2%)

•	$35 million decrease as the result of lower performance in Asia Retail & Pacific.

Net funds management and insurance income (-$79 million or -11%)

•	$66 million decrease in Wealth Australia primarily due to adverse disability and lump sum claims, partially offset by favourable Lenders Mortgage Insurance experience, reduced fee income as expected from ongoing rationalisation of legacy investment platforms to SmartChoice and lower returns from the guaranteed business and invested capital.

Cash Markets income (+$527 million or +63%)

•	Excluding the $237 million charge relating to the derivative CVA methodology change in the September 2016 half, Markets income increased $290 million.

•	$231 million increase in Franchise Trading primarily attributed to valuation adjustments net of associated hedges as a result of tighter credit spreads combined with the impact of foreign exchange and interest rate movements.

•	$118 million increase in Balance Sheet Trading due to tighter bond spreads.

•	$59 million decrease in Franchise Sales due to lower client flows as a result of reduced volumes of debt issuances in Asia and New Zealand.

Share of associates’ profit (-$70 million or -29%)

•	$64 million loss of income due to the cessation of equity accounting for SRCB from January 2017.

Other (-$211 million)

•	$324 million charge as the result of the sale of Retail and Wealth businesses in Asia.

•	$114 million gain on sale of 100 Queen Street, Melbourne.

GROUP RESULTS

Operating Expenses

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Personnel expenses	2,648	2,740	2,801	-3%	-5%

Premises expenses	457	470	458	-3%	0%

Technology expenses[1]	831	834	1,333	0%	-38%

Restructuring expenses	36	140	138	-74%	-74%

Other expenses	759	767	758	-1%	0%

Total cash operating expenses	4,731	4,951	5,488	-4%	-14%

Full time equivalent staff (FTE)	46,046	46,554	48,896	-1%	-6%

Average full time equivalent staff (FTE)	46,462	47,489	49,777	-2%	-7%

1.	Technology expenses include a $556 million charge associated with accelerated amortisation from the software capitalisation policy changes in the March 2016 half. Refer to page 12 for further details.

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Expenses by division	$M	$M	$M	v. Sep 16	v. Mar 16

Australia	1,693	1,731	1,695	-2%	0%

Institutional	1,379	1,445	1,513	-5%	-9%

New Zealand	600	635	590	-6%	2%

Wealth Australia	370	391	410	-5%	-10%

Asia Retail & Pacific	353	379	429	-7%	-18%

TSO and Group Centre	336	370	851	-9%	-61%

Total cash operating expenses	4,731	4,951	5,488	-4%	-14%

Operating expenses – March 2017 Half Year v March 2016 Half Year

•	March 2017 v March 2016

Operating expenses decreased 14% reflecting a number of specified items taken in the March 2016 half. Excluding specified items, operating expenses were down 1%.

•	Personnel expenses decreased $153 million (-5%) due to a 7% reduction in average FTE, partially offset by wage inflation.

•	Technology expenses decreased $502 million (-38%) primarily as the result of software capitalisation policy charges of $556 million in the March 2016 half. Excluding this, Technology expenses increased $54 million (+7%) due to higher amortisation from software.

•	Restructuring expenses decreased $102 million (-74%) with larger investment in 2016 at the reset of the Group’s strategy.

•	March 2017 v September 2016

Operating expenses decreased 4%. Excluding specified items, operating expenses decreased 2%.

•	Personnel expenses decreased $92 million (-3%) due to a 2% reduction in average FTE, partially offset by wage inflation.

•	Restructuring expenses decreased $104 million (-74%) with larger investment in 2016 at the reset of the Group’s strategy.

GROUP RESULTS

Technology infrastructure spend

Technology infrastructure spend includes expenditure that develops and enhances the Group’s technology infrastructure to meet business and strategic objectives and to improve capability and efficiency. The analysis below aggregates all projects over $1 million. Spend on projects less than $1 million was $84 million in the March 2017 half (Sep 16 half: $92 million; Mar 16 half $83 million).

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Expensed investment spend	225	254	272	-11%	-17%

Capitalised investment spend	160	203	197	-21%	-19%

Technology infrastructure spend	385	457	469	-16%	-18%

Comprising	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Growth	122	147	186	-17%	-34%

Productivity	83	84	87	-1%	-5%

Risk and compliance	101	114	115	-11%	-12%

Infrastructure and other	79	112	81	-29%	-2%

Technology infrastructure spend	385	457	469	-16%	-18%

Technology infrastructure spend breakdown:		Mar-17 $M
•	March 2017 v March 2016: The reduced investment in the March 2017 half reflects lower investment in Wealth Australia and Institutional as well as productivity initiatives to reduce costs of project delivery.
•	March 2017 v September 2016: The reduced investment in the March 2017 half reflects the recalibration of investment spend for a simpler and less complex organisation. Project delivery initiatives delivered savings across all divisions and expenditure on productivity initiatives was maintained.

Technology infrastructure spend by division	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Australia	130	131	143	-1%	-9%

Institutional	60	79	96	-24%	-38%

New Zealand	31	38	37	-18%	-16%

Asia Retail & Pacific	1	3	4	-67%	-75%

Wealth Australia	25	24	45	4%	-44%

TSO and Group Centre	138	182	144	-24%	-4%

Technology infrastructure spend	385	457	469	-16%	-18%

GROUP RESULTS

Software capitalisation

As at 31 March 2017, the Group’s intangible assets included $1,922 million of costs incurred to acquire and develop software. Details are set out in the table below:

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Balance at start of period	2,202	2,249	2,893	-2%	-24%

Software capitalised during the period	172	222	209	-23%	-18%

Amortisation during the period

- Current period amortisation	(295)	(255)	(245)	16%	20%

- Accelerated amortisation	-	-	(556)	n/a	-100%

Software impaired/written-off

- Reclassification of Asia Retail & Wealth to held for sale[1]	(154)	(3)	(1)	large	large

- Other	(1)	(22)	(1)	-95%	0%

Foreign exchange differences	(2)	11	(50)	large	-96%

Total capitalised software	1,922	2,202	2,249	-13%	-15%

Net book value by Division	As at			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Australia	459	488	514	-6%	-11%

Institutional	608	782	853	-22%	-29%

New Zealand	26	27	24	-4%	8%

Wealth Australia	19	20	24	-5%	-21%

Asia Retail & Pacific[1]	-	63	67	-100%	-100%

TSO and Group Centre	810	822	767	-1%	6%

Total	1,922	2,202	2,249	-13%	-15%

1.	Reclassification of Asia Retail & Wealth to held for sale includes impairment to software supporting both the Institutional and Asia Retail & Wealth businesses. There has been no impairment to software supporting the Institutional business. These impairment charges are recognised as other operating income in the Condensed Consolidated Income Statement.

GROUP RESULTS

Credit risk

	Half Year			Half Year			Movement
	Mar 17			Mar 16			Mar 17 v. Mar 16
Division	Individual charge $M	Collective charge $M	Total charge $M	Individual charge $M	Collective charge $M	Total charge $M	Individual charge %	Collective charge %	Total charge %

Australia	430	42	472	429	33	462	0%	27%	2%

Institutional	210	(85)	125	340	(16)	324	-38%	large	-61%

New Zealand	61	(24)	37	43	(1)	42	42%	large	-12%

Asia Retail & Pacific	86	(11)	75	80	10	90	8%	large	-17%

TSO and Group Centre	-	11	11	-	-	-	n/a	n/a	n/a
Total	787	(67)	720	892	26	918	-12%	large	-22%

	Half Year			Half Year			Movement
	Mar 17			Sep 16			Mar 17 v. Sep 16
Division	Individual charge $M	Collective charge $M	Total charge $M	Individual charge $M	Collective charge $M	Total charge $M	Individual charge %	Collective charge %	Total charge %

Australia	430	42	472	469	(11)	458	-8%	large	3%

Institutional	210	(85)	125	436	(17)	419	-52%	large	-70%

New Zealand	61	(24)	37	61	17	78	0%	large	-53%

Asia Retail & Pacific	86	(11)	75	81	1	82	6%	large	-9%

TSO and Group Centre	-	11	11	-	1	1	n/a	large	large
Total	787	(67)	720	1,047	(9)	1,038	-25%	large	-31%

Individual credit impairment charge

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
New and increased individual credit impairments

Australia	617	623	600	-1%	3%

Institutional	299	491	355	-39%	-16%

New Zealand	102	106	96	-4%	6%

Asia Retail & Pacific	104	101	100	3%	4%
New and increased individual credit impairments	1,122	1,321	1,151	-15%	-3%

Recoveries and write-backs

Australia	(187)	(154)	(171)	21%	9%

Institutional	(89)	(55)	(15)	62%	large

New Zealand	(41)	(45)	(53)	-9%	-23%

Asia Retail & Pacific	(18)	(20)	(20)	-10%	-10%
Recoveries and write-backs	(335)	(274)	(259)	22%	29%
Total individual credit impairment charge	787	1,047	892	-25%	-12%

•	March 2017 v March 2016

The individual credit impairment charge decreased $105 million (-$12%) driven by a $76 million (+29%) increase in recoveries and write-backs and a $29 million (-3%) decrease in new and existing provisions. The Institutional division individual credit impairment charge decreased $130 million (-38%) reflecting an overall net reduction in resource and commodity stresses across the portfolio and higher single name customer write-backs in the March 2017 half.

•	March 2017 v September 2016

The individual credit impairment charge decreased $260 million (-25%) driven primarily by a $226 million (-52%) decrease in the Institutional division reflecting the one-off settlement of the Oswal legal dispute in the September 2016 half, and an overall net reduction in resource and commodity stresses across the portfolio in the March 2017 half. A $39 million (-8%) decrease in Australia division individual credit impairment charge is predominantly the result of higher recoveries and write-backs in the Small Business Banking portfolio.

GROUP RESULTS

Collective credit impairment charge

	Half Year			Movement
Collective credit impairment charge/(release) by source	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Lending growth	(30)	(59)	56	-49%	large

Risk profile	(78)	50	(30)	large	large

Economic cycle adjustment	41	-	-	n/a	n/a
Total collective credit impairment charge/(release)	(67)	(9)	26	large	large

•	March 2017 v March 2016

The collective credit impairment charge decreased $93 million driven by the Institutional division as the result of customer migration from collective to individual provisioning, and a reduction in lending assets to improve the Institutional risk profile in line with portfolio rebalancing, partially offset by a management adjustment for the Queensland cyclone.

•	March 2017 v September 2016

The collective credit impairment release increased $58 million driven by the Institutional division as the result of customer migration from collective to individual provisioning, and a reduction in lending assets to improve the Institutional risk profile in line with portfolio rebalancing, partially offset by a management adjustment for the Queensland cyclone.

Provision for credit impairment

	As at			As at			Movement
	Mar 17			Mar 16			Mar 17 v Mar 16
Division	Individual provision $M	Collective provision $M1	Total provision $M	Individual provision $M	Collective provision $M1	Total provision $M	Individual provision %	Collective provision %	Total provision %

Australia	647	1,230	1,877	547	1,204	1,751	18%	2%	7%

Institutional	470	1,024	1,494	556	1,126	1,682	-15%	-9%	-11%

New Zealand	135	335	470	114	337	451	18%	-1%	4%

Asia Retail & Pacific	17	182	199	21	192	213	-19%	-5%	-7%

TSO and Group Centre	-	14	14	-	3	3	n/a	large	large
Total	1,269	2,785	4,054	1,238	2,862	4,100	3%	-3%	-1%

	As at			As at			Movement
	Mar 17			Sep 16			Mar 17 v. Sep 16
Division	Individual provision $M	Collective provision $M1	Total provision $M	Individual provision $M	Collective provision $M1	Total provision $M	Individual provision %	Collective provision %	Total provision %

Australia	647	1,230	1,877	606	1,188	1,794	7%	4%	5%

Institutional	470	1,024	1,494	569	1,114	1,683	-17%	-8%	-11%

New Zealand	135	335	470	117	374	491	15%	-10%	-4%

Asia Retail & Pacific	17	182	199	15	196	211	13%	-7%	-6%

TSO and Group Centre	-	14	14	-	4	4	n/a	large	large
Total	1,269	2,785	4,054	1,307	2,876	4,183	-3%	-3%	-3%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $574 million as at 31 March 2017 (Sep 2016: $631 million; Mar 2016: $633 million). The impact on the income statement for the half year ended 31 March 2017 was a $46 million release (Sep 2016 half: $35 million release; Mar 2016 half: $3 million charge).

GROUP RESULTS

Gross Impaired Assets

	As at			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Impaired loans	2,478	2,646	2,564	-6%	-3%

Restructured items[1]	367	403	226	-9%	62%

Non-performing commitments and contingencies	95	124	93	-23%	2%
Gross impaired assets	2,940	3,173	2,883	-7%	2%

Individual provisions

Impaired loans	(1,253)	(1,278)	(1,209)	-2%	4%

Non-performing commitments and contingencies	(16)	(29)	(29)	-45%	-45%
Net impaired assets	1,671	1,866	1,645	-10%	2%

Gross impaired assets by division

Australia	1,227	1,170	1,093	5%	12%

Institutional	1,061	1,405	1,282	-24%	-17%

New Zealand	409	346	273	18%	50%

Asia Retail & Pacific	243	252	235	-4%	3%
Gross impaired assets	2,940	3,173	2,883	-7%	2%

Gross impaired assets by size of exposure

Less than $10 million	1,724	1,784	1,597	-3%	8%

$10 million to $100 million	1,106	899	970	23%	14%

Greater than $100 million	110	490	316	-78%	-65%
Gross impaired assets	2,940	3,173	2,883	-7%	2%

1.	Restructured items are facilities where the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

•	March 2017 v March 2016

Gross impaired assets increased $57 million (+2%) driven by the Australia and New Zealand divisions offset by a decrease in Institutional. The Australia division increase of $134 million (+12%) is due to Home Loans, Small Business Banking and Corporate Banking. The New Zealand division increase of $136 million (+50%) is driven by a small number of large single name exposures in the Commercial and Agri portfolios. The Institutional decrease of $221 million (-17%) is due to higher write-offs and repayments on a small number of large exposures, including the Oswal legal dispute. The Group’s individual provision coverage ratio on impaired assets was 43.2% at 31 March 2017 (42.9% at 31 March 2016).

•	March 2017 v September 2016

Gross impaired assets decreased $233 million (-7%) mainly driven by a decrease in the Institutional division of $344 million (-24%) as the result of higher write-offs and repayments on a small number of large exposures, including the Oswal legal dispute. The Australia division increase of $57 million (+5%) is due to Home Loans, Small Business Banking and Corporate Banking. The New Zealand division increase of $63 million (+18%) is due to a small number of large single name exposures in the Commercial and Agri portfolios. The Group’s individual provision coverage ratio on impaired assets was 43.2% at 31 March 2017 (41.2% at 30 September 2016).

New Impaired Assets

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Impaired loans	1,637	1,610	1,657	2%	-1%

Restructured items	88	193	81	-54%	9%

Non-performing commitments and contingencies	62	41	46	51%	35%
Total new impaired assets	1,787	1,844	1,784	-3%	0%

New impaired assets by division

Australia	816	927	777	-12%	5%

Institutional	547	499	652	10%	-16%

New Zealand	296	290	194	2%	53%

Asia Retail & Pacific	128	128	161	0%	-20%
Total new impaired assets	1,787	1,844	1,784	-3%	0%

GROUP RESULTS

•	March 2017 v March 2016

New impaired assets were broadly flat. The Institutional division decreased as the result of an improved risk profile from portfolio rebalancing. This was partially offset by increases in the New Zealand division as the result of a small number of large single name exposures in the Commercial and Agri portfolios, and an increase in the Australia division due to delinquencies in the Retail portfolio.

•	March 2017 v September 2016

New impaired assets decrease was driven by the Australia division reflecting large single name Asset Finance impairments taken in the September 2016 half, partially offset by an increase in Institutional due to impairments on a small number of single name customer exposures.

Ageing analysis of net loans and advances that are past due but not impaired

	As at			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
1-29 days	9,123	7,966	8,868	15%	3%

30-59 days	2,355	1,910	2,292	23%	3%

60-89 days	1,148	1,070	1,193	7%	-4%

>90 days	2,771	2,703	2,573	3%	8%
Total	15,397	13,649	14,926	13%	3%

•	March 2017 v March 2016

The 90 days past due but not impaired increased by $198 million (+8%) due to Home Loans growth and portfolio deterioration predominantly in Western Australia and Queensland. There was also some deterioration in the Regional Business Banking and Small Business Banking portfolios.

•	March 2017 v September 2016

The 90 days past due but not impaired increased by $68 million (+3%) primarily within the Australia division from portfolio deterioration in the Regional Business Banking and Small Business Banking portfolios.

Income tax expense

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Income tax expense on cash profit	1,433	1,166	1,133	23%	26%

Effective tax rate (cash profit)	29.5%	27.2%	28.9%	2.3%	0.6%

•	March 2017 v March 2016

The effective tax rate increased from 28.9% to 29.5%. The 60 basis point increase was primarily due to reduced offshore earnings which have a lower average tax rate (+60 bps), a reduction in equity accounted earnings (+120 bps) as well as the non-recurrence of a tax provision release from the March 2016 half (+70 bps). This was partially offset by the non-tax deductible impairment of AmBank in the March 2016 half (-200 bps).

•	March 2017 v September 2016

The effective tax rate increased from 27.2% to 29.5%. The 230 basis point increase was primarily due to reduced offshore earnings which have a lower average tax rate (+40 bps), a reduction in equity accounted earnings (+60 bps) as well as the non-recurrence of a tax provision release from the September 2016 half (+100 bps).

GROUP RESULTS

Impact of foreign currency translation

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign currency translation. Comparative data has been adjusted to remove the translation impact of foreign currency movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2017 Half Year vs March 2016 Half Year

	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $M	Mar 16 $M	Mar 16 $M	Mar 16 $M	Mar 17 v. Mar 16	Mar 17 v. Mar 16	Mar 17 v. Mar 16
Net interest income	7,416	7,568	(12)	7,556	-2%	0%	-2%

Other operating income	2,887	2,757	(35)	2,722	5%	-1%	6%
Operating income	10,303	10,325	(47)	10,278	0%	0%	0%

Operating expenses	(4,731)	(5,488)	45	(5,443)	-14%	-1%	-13%
Profit before credit impairment and income tax	5,572	4,837	(2)	4,835	15%	0%	15%

Credit impairment charge	(720)	(918)	8	(910)	-22%	-1%	-21%
Profit before income tax	4,852	3,919	6	3,925	24%	0%	24%

Income tax expense	(1,433)	(1,133)	(10)	(1,143)	26%	1%	25%

Non-controlling interests	(8)	(4)	1	(3)	100%	large	large
Cash profit	3,411	2,782	(3)	2,779	23%	0%	23%
Cash Profit by Division - March 2017 Half Year vs March 2016 Half Year
	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $M	Mar 16 $M	Mar 16 $M	Mar 16 $M	Mar 17 v. Mar 16	Mar 17 v. Mar 16	Mar 17 v. Mar 16
Australia	1,798	1,769	-	1,769	2%	0%	2%

Institutional	1,021	633	(9)	624	61%	-3%	64%

New Zealand	677	646	15	661	5%	3%	2%

Wealth Australia	123	167	-	167	-26%	0%	-26%

Asia Retail & Pacific	(217)	60	(1)	59	large	6%	large

TSO and Group Centre	9	(493)	(8)	(501)	large	0%	large
Cash profit by division	3,411	2,782	(3)	2,779	23%	0%	23%
Net loans and advances by Division - March 2017 Half Year vs March 2016 Half Year
	As at				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $B	Mar 16 $B	Mar 16 $B	Mar 16 $B	Mar 17 v. Mar 16	Mar 17 v. Mar 16	Mar 17 v. Mar 16
Australia	336.7	321.4	-	321.4	5%	0%	5%

Institutional	120.8	125.6	0.2	125.8	-4%	0%	-4%

New Zealand[1]	104.9	99.2	1.4	100.6	6%	2%	4%

Wealth Australia	1.8	1.9	-	1.9	-5%	0%	-5%

Asia Retail & Pacific[1]	12.5	13.9	0.1	14.0	-10%	1%	-11%

TSO and Group Centre	(0.4)	(0.2)	-	(0.2)	100%	0%	100%
Net loans and advances by division[1]	576.3	561.8	1.7	563.5	3%	1%	2%

1.	Net loans and advances as at 31 March 2017 include net loans and advances held for sale.

GROUP RESULTS

Cash Profit - March 2017 Half Year vs September 2016 Half Year

	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $M	Sep 16 $M	Sep 16 $M	Sep 16 $M	Mar 17 v. Sep 16	Mar 17 v. Sep 16	Mar 17 v. Sep 16
Net interest income	7,416	7,527	-	7,527	-1%	0%	-1%

Other operating income	2,887	2,742	2	2,744	5%	0%	5%
Operating income	10,303	10,269	2	10,271	0%	0%	0%

Operating expenses	(4,731)	(4,951)	6	(4,945)	-4%	0%	-4%
Profit before credit impairment and income tax	5,572	5,318	8	5,326	5%	0%	5%

Credit impairment charge	(720)	(1,038)	2	(1,036)	-31%	0%	-31%
Profit before income tax	4,852	4,280	10	4,290	13%	0%	13%

Income tax expense	(1,433)	(1,166)	(5)	(1,171)	23%	1%	22%

Non-controlling interests	(8)	(7)	-	(7)	14%	0%	14%
Cash profit	3,411	3,107	5	3,112	10%	0%	10%
Cash Profit by Division - March 2017 Half Year vs September 2016 Half Year
	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $M	Sep 16 $M	Sep 16 $M	Sep 16 $M	Mar 17 v. Sep 16	Mar 17 v. Sep 16	Mar 17 v. Sep 16
Australia	1,798	1,778	-	1,778	1%	0%	1%

Institutional	1,021	408	2	410	large	1%	large

New Zealand	677	622	2	624	9%	1%	8%

Wealth Australia	123	157	-	157	-22%	0%	-22%

Asia Retail & Pacific	(217)	99	-	99	large	0%	large

TSO and Group Centre	9	43	1	44	-79%	1%	-80%
Cash profit by division	3,411	3,107	5	3,112	10%	0%	10%
Net loans and advances by Division - March 2017 Half Year vs September 2016 Half Year
	As at				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted
	Mar 17 $B	Sep 16 $B	Sep 16 $B	Sep 16 $B	Mar 17 v. Sep 16	Mar 17 v. Sep 16	Mar 17 v. Sep 16
Australia	336.7	327.1	-	327.1	3%	0%	3%

Institutional	120.8	125.9	(0.7)	125.2	-4%	0%	-4%

New Zealand[1]	104.9	107.9	(4.5)	103.4	-3%	-4%	1%

Wealth Australia	1.8	2.0	-	2.0	-10%	0%	-10%

Asia Retail & Pacific[1]	12.5	13.4	-	13.4	-7%	0%	-7%

TSO and Group Centre	(0.4)	(0.4)	-	(0.4)	0%	0%	0%
Net loans and advances by division[1]	576.3	575.9	(5.2)	570.7	0%	-1%	1%

1.	Net loans and advances as at 31 March 2017 include net loans and advances held for sale.

GROUP RESULTS

Earnings related hedges

The Group has taken out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). New Zealand Dollar exposure relates to the New Zealand geography and USD exposures relate to APEA. Details of these hedges are set out below.

	Half Year
NZD Economic hedges	Mar 17 $M	Sep 16 $M	Mar 16 $M
Net open NZD position (notional principal)[1]	3,347	3,161	3,119

Amount taken to income (pre-tax statutory basis)[2]	125	(172)	(2)

Amount taken to income (pre-tax cash basis)[3]	(19)	(6)	(2)

USD Economic hedges
Net open USD position (notional principal)[1]	-	-	85

Amount taken to income (pre-tax statutory basis)[2]	-	(3)	24

Amount taken to income (pre-tax cash basis)[3]	-	(24)	(34)

1.	Value in AUD at contracted rate.

2.	Unrealised valuation movement plus realised revenue from matured or closed out hedges.

3.	Realised revenue from closed hedges.

As at 31 March 2017, the following hedges were in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 3.7 billion at a forward rate of approximately NZD 1.09 / AUD.

There were no USD hedges in place or impacting income for the March 2017 half.

During the March 2017 half:

•	NZD 0.9 billion of economic hedges matured and a realised loss of $19 million (pre-tax) was recorded in cash profit.

•	An unrealised gain of $144 million (pre-tax) on the outstanding NZD economic hedges was recorded in the statutory income statement during the half. This unrealised gain has been treated as an adjustment to statutory profit in calculating cash profit as these are hedges of future NZD revenues.

Earnings per share

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Cash earnings per share (cents)

Basic	116.7	106.7	95.9	9%	22%

Diluted	111.9	102.0	90.7	10%	23%

Cash weighted average number of ordinary shares (M)[1]

Basic	2,923.7	2,911.6	2,901.4	0%	1%

Diluted	3,180.8	3,192.6	3,229.5	0%	-2%

Cash profit ($M)	3,411	3,107	2,782	10%	23%

Cash profit used in calculating diluted cash earnings per share ($M)	3,559	3,257	2,929	9%	22%

[1]	Cash weighted average number of ordinary shares included treasury shares held in Wealth Australia as the associated gains and losses were included in cash profit.

GROUP RESULTS

Dividends

	Half Year			Movement
Dividend per ordinary share (cents)	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Interim (fully franked)[1]	80	-	80	n/a	0%

Final (fully franked)	-	80	-	n/a	n/a
Total (fully franked)	80	80	80	0%	0%

Ordinary share dividends used in payout ratio ($M)[2]	2,349	2,342	2,334	0%	1%

Cash profit ($M)	3,411	3,107	2,782	10%	23%

Ordinary share dividend payout ratio (cash basis)[2]	68.9%	75.4%	83.9%	-8.6%	-17.9%

[1]	Interim dividend for 2017 is proposed.

[2]	Dividend payout ratio is calculated using proposed 2017 interim dividend of $2,349 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September and March 2016 half were calculated using actual dividend paid of $2,342 million and $2,334 million respectively.

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 3 July 2017. The proposed 2017 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZD 9 cents per ordinary share will also be attached.

Economic profit

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Statutory profit attributable to shareholders of the Company	2,911	2,971	2,738	-2%	6%

Adjustments between statutory profit and cash profit	500	136	44	large	large
Cash Profit	3,411	3,107	2,782	10%	23%

Economic credit cost adjustment	(211)	23	(71)	large	large

Imputation credits	721	592	568	22%	27%
Economic return	3,921	3,722	3,279	5%	20%

Cost of capital	(2,610)	(2,563)	(2,589)	2%	1%
Economic profit	1,311	1,159	690	13%	90%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance and is considered in determining the variable component of remuneration packages. This is used for internal management purposes and is not subject to audit.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the actual credit loss charge with internal expected loss based on the average loss per annum on the portfolio over an economic cycle. The benefit of imputation credits is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At the ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests) multiplied by the cost of capital rate (currently 9% and applied across comparative periods). At a business unit level, capital is allocated based on economic capital, whereby higher risk businesses attract higher levels of capital. This method is designed to help drive appropriate risk management and ensure business returns align with the relevant credit, operational, market and other risks.

Economic profit increased by $621 million (+90%) against the March 2016 half due to a 23% increase in cash profit, partially offset by higher economic credit costs.

Economic profit increased by $152 million (+13%) against the September 2016 half due to a 10% increase in cash profit, partially offset by higher economic credit costs.

GROUP RESULTS

Condensed balance sheet

	As at			Movement
Assets	Mar 17 $B	Sep 16 $B	Mar 16 $B	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Cash / Settlement balances owed to ANZ / Collateral paid	89.3	83.3	88.0	7%	1%

Trading and available for sale assets	108.8	110.3	100.5	-1%	8%

Derivative financial instruments	63.9	87.5	88.7	-27%	-28%

Net loans and advances[1]	564.0	575.9	561.8	-2%	0%

Investment backing policy liabilities	37.6	35.7	34.5	5%	9%

Assets held for sale	14.1	-	-	n/a	n/a

Other[1]	18.8	22.2	21.8	-15%	-14%
Total assets	896.5	914.9	895.3	-2%	0%
Liabilities

Settlement balances owed by ANZ / Collateral received	14.9	17.0	20.2	-12%	-26%

Deposits and other borrowings[1]	581.4	588.2	578.1	-1%	1%

Derivative financial instruments	65.1	88.7	91.7	-27%	-29%

Debt issuances	88.8	91.1	81.9	-3%	8%

Policy liabilities and external unit holder liabilities	41.3	39.5	38.4	5%	8%

Liabilities held for sale	17.2	-	-	n/a	n/a

Other[1]	29.9	32.5	28.5	-8%	5%
Total liabilities	838.6	857.0	838.8	-2%	0%
Total equity	57.9	57.9	56.5	0%	2%

1.	Balance as at 31 March 2017 exclude assets and liabilities reclassified to held for sale.

•	March 2017 v March 2016

•	Trading and available for sale assets increased $8.3 billion (+8%), primarily driven by increased liquidity portfolio holdings due to balance sheet growth in Markets.

•	Derivative financial assets and liabilities decreased $24.8 billion (-28%) and $26.6 billion (-29%) respectively as foreign exchange rate and interest rate movements resulted in lower derivative fair values.

•	Net loans and advances increased $2.2 billion (flat). Adjusting for a reclassification of $12.3 billion to assets held for sale, the $14.5 billion increase was primarily driven by home loan growth across Australia (+$15.3 billion) and New Zealand (+$5.7 billion) divisions, partially offset by a $4.8 billion decrease in Institutional division as a result of portfolio rebalancing and a $1.3 billion reduction in Asia Retail & Pacific.

•	Settlement balances owed by ANZ / Collateral received decreased by $5.3 billion (-26%), driven by a decrease in settlement balances held by Markets (-$2.6 billion) and Treasury (-$2.6 billion).

•	Deposits and other borrowings increased $3.3 billion (+1%). Adjusting for a reclassification of $17.0 billion to liabilities held for sale, the $20.3 billion increase was driven by growth in customer deposits largely across Australia, New Zealand and Institutional (+$21.4 billion), growth in deposits from banks and other borrowings (+$18.1 billion), partially offset by reduction in commercial paper and certificates of deposit (-$19.2 billion).

•	Debt issuances increased $6.9 billion (+8%) driven by new issuances.

•	March 2017 v September 2016

•	Cash / Settlement balances owed to ANZ / Collateral paid increased by $6.0 billion (+7%), primarily driven by increased cash and settlement balances held by Markets and Treasury.

•	Derivative financial assets and liabilities both decreased by $23.6 billion (-27%) as foreign exchange rate and interest rate movements resulted in lower derivative fair values.

•	Net loans and advances decreased $11.9 billion (-2%). Adjusting for a reclassification of $12.3 billion to assets held for sale and a significant $5.2 billion decrease due to foreign currency translation, the $5.6 billion increase was primarily driven by home loan growth across Australia (+$9.6 billion) and New Zealand (+$1.5 billion) divisions, partially offset by a $4.4 billion decrease in the Institutional division as a result of portfolio rebalancing and a $0.8 billion decrease in Asia Retail & Pacific.

•	Deposits and other borrowings decreased $6.8 billion (-1%). Adjusting for a reclassification of $17.0 billion to liabilities held for sale and a significant $5.7 billion decrease due to foreign currency translation, the $15.9 billion increase was driven by growth in customer deposits largely across Australia, New Zealand and Institutional (+$23.8 billion), growth in deposits from banks and other borrowings (+$5.7 billion), partially offset by reduction in commercial paper and certificates of deposit (-$13.5 billion).

Assets and liabilities held for sale as at 31 March 2017 reflect the reclassification of Asia Retail and Wealth businesses, UDC Finance and Shanghai Rural Commercial Bank assets and liabilities to held for sale. Refer to Note 11 to the financial statements for further details.

GROUP RESULTS

Liquidity risk

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

•	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory requirements and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. The objective of this framework is to:

•	Provide protection against shorter-term extreme market dislocation and stress.

•	Maintain structural strength in the balance sheet by ensuring that an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensure that no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated by banking regulators including APRA. As part of meeting LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established to offset the shortage of available High Quality Liquid Assets (HQLA) in Australia and provides an alternative form of contingent liquidity. The total amount of the CLF available to a qualifying ADI is set annually by APRA.

•	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High Quality Liquid Assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•	High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and other eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the size and composition of its liquid assets portfolio on an ongoing basis in line with regulatory requirements and the risk appetite set by the Board.

	Half Year Average			Movement
	Mar 17 $B	Sep 16 $B	Mar 16 $B	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Market Values Post Discount[1]

HQLA1[2]	127.1	119.7	117.2	6%	8%

HQLA2	4.3	4.1	3.3	5%	30%

Internal Residential Mortgage Backed Securities (Australia)[2]	33.7	35.3	35.1	-5%	-4%

Internal Residential Mortgage Backed Securities (New Zealand)[3]	0.6	1.2	1.5	-50%	-60%

Other ALA[4]	15.6	17.7	18.6	-12%	-16%
Total Liquid Assets	181.3	178.0	175.7	2%	3%

Cash flows modelled under stress scenario

Cash outflows	172.7	182.9	181.0	-6%	-5%

Cash inflows	38.2	40.2	42.1	-5%	-9%
Net cash outflows	134.5	142.7	138.9	-6%	-3%

Liquidity Coverage Ratio[5]	135%	125%	126%	10%	9%

1.	Half year average basis, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.

2.	RBA open repo arrangement netted down from CLF, with a corresponding increase in HQLA.

3.	New Zealand LCR surplus is excluded from NZ internal RMBS, consistent with APS 330 treatment.

4.	Comprised of assets qualifying as collateral for the CLF, excluding internal RMBS, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.

5.	All currency Level 2 LCR.

GROUP RESULTS

Funding

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$15.5 billion of term wholesale debt with a remaining term greater than one year as at 31 March 2017 was issued during the half year ended 31 March 2017. The weighted average tenor of new term debt was 5.1 years.

The following tables show the Group’s total funding composition:

	As at			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Customer deposits and other liabilities[1]
Australia	197,632	187,667	184,226	5%	7%

Institutional	179,326	171,155	176,157	5%	2%

New Zealand	74,266	72,818	67,951	2%	9%

Wealth Australia	326	343	362	-5%	-10%

Asia Retail & Pacific	21,867	22,782	23,496	-4%	-7%

TSO and Group Centre[1]	(5,202)	(5,142)	(5,414)	1%	-4%
Customer deposits	468,215	449,623	446,778	4%	5%

Other funding liabilities[2]	15,362	14,531	16,127	6%	-5%
Total customer liabilities (funding)	483,577	464,154	462,905	4%	4%

Wholesale funding[3]

Debt issuances	88,778	91,080	81,947	-3%	8%

Subordinated debt	20,297	21,964	17,557	-8%	16%

Certificates of deposit	57,428	61,429	65,077	-7%	-12%

Commercial paper	9,482	19,349	21,065	-51%	-55%

Other wholesale borrowings[4,5]	66,433	65,442	56,391	2%	18%
Total wholesale funding	242,418	259,264	242,037	-6%	0%
Shareholders’ equity	57,908	57,927	56,464	0%	3%
Total funding	783,903	781,345	761,406	0%	3%

	As at			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Funded assets

Other short term assets & trade finance assets[6]	60,008	65,800	68,015	-9%	-12%

Liquids[5]	168,030	161,302	147,419	4%	14%
Short term funded assets	228,038	227,102	215,434	0%	6%

Lending & fixed assets[7]	555,865	554,243	545,972	0%	2%
Total funded assets	783,903	781,345	761,406	0%	3%

Funding liabilities[3,5]

Other short term liabilities	48,022	48,806	40,360	-2%	19%

Short term funding	53,495	69,028	73,559	-23%	-27%

Term funding < 12 months	20,968	23,668	22,224	-11%	-6%

Other customer and central bank deposits[1,8]	84,880	79,597	87,632	7%	-3%
Total short term funding liabilities	207,365	221,099	223,775	-6%	-7%
Stable customer deposits[1,9]	416,775	402,146	392,151	4%	6%

Term funding > 12 months	93,556	90,708	81,589	3%	15%

Shareholders’ equity and hybrid debt	66,207	67,392	63,891	-2%	4%
Total stable funding	576,538	560,246	537,631	3%	7%
Total funding	783,903	781,345	761,406	0%	3%

1.	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Wealth Australia investments in ANZ deposit products.

2.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Wealth Australia.

3.	Excludes liability for acceptances as they do not provide net funding.

4.	Includes borrowings from banks, net derivative balances, special purpose vehicles and other borrowings.

5.	Includes RBA open-repo arrangement netted down by the exchange settlement account cash balance.

6.	Includes short-dated assets such as trading securities, available for sale securities, trade dated assets and trade finance loans.

7.	Excludes trade finance loans.

8.	Total customer liabilities (funding) plus Central Bank deposits less stable customer deposits.

9.	Stable customer deposits represent operational type deposits or those sourced from retail / business / corporate customers and the stable component of other funding liabilities.

GROUP RESULTS

Capital Management

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]
	Mar 17	Sep 16	Mar 16	Mar 17	Sep 16	Mar 16
Capital Ratios
Common Equity Tier 1	10.1%	9.6%	9.8%	15.2%	14.5%	14.0%

Tier 1	12.1%	11.8%	11.6%	18.2%	17.4%	16.2%

Total capital	14.5%	14.3%	13.7%	21.3%	20.7%	18.7%
Risk weighted assets ($B)	397.0	408.6	388.3	309.4	316.4	317.8

1.	Internationally Comparable methodology aligns with APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

APRA Basel 3 Common Equity Tier 1 (CET1) – March 2017 v September 2016

1.	Excludes specified items. Refer to page 12 for further details.
2.	Capital deductions represent the movement in retained earnings in deconsolidated entities, capitalised software (excluding accounting changes relating to the capitalisation of internally generated software assets), EL versus EP shortfall and other intangibles in the period.
3.	8.6 million ordinary shares were issued under the Dividend Reinvestment Plan and Bonus Option Plan for the 2016 final dividend.

•	March 2017 v September 2016

ANZ’s CET1 ratio increased 52 bps to 10.1% during the March 2017 half. Key drivers of the movement in the CET1 ratio were:

•	Net organic capital generation was 119 bps or $4.8 billion. This was primarily driven by cash profit (excluding specified items) and a net reduction in underlying RWA (excluding foreign exchange impacts, regulatory changes and other one-offs). The RWA reduction was mainly driven by a $8.7 billion decrease in Institutional Credit RWAs from lower lending, due to portfolio rebalancing.

•	Payment of the September 2016 Final Dividend (net of shares issued under the DRP) reduced the CET1 ratio by 51 bps.

•	Other items decreased CET1 by 16 bps reflecting net impacts from other RWA measurement changes, movement in non-cash earnings and net foreign currency translation.

Total Risk Weighted Assets (RWA) – March 2017 v September 2016

•	March 2017 v September 2016

•	ANZ’s total RWA decreased by $11.6 billion. Excluding the impact of foreign currency translation, Credit RWAs decreased by $7.2 billion primarily driven by a decline in Institutional lending. Non-credit RWA decreased by $1.4 billion mainly driven by lower risk profile in IRRBB RWA.

GROUP RESULTS

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1) as at 31 March 2017

1.	ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences between APRA’s Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•	Investments in insurance and banking associates – APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•	Deferred tax assets – A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

Risk Weighted Assets (RWA)

•	IRRBB RWA – APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required on an Internationally Comparable basis.

•	Mortgages RWA – APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. Additionally, from July 2016, APRA also requires a higher correlation factor above the Basel framework 15% requirement in order to raise the average risk weighting of Australian residential mortgages to at least 25%. The Internationally Comparable Basel 3 framework only requires a downturn LGD floor of 10% and a correlation factor of 15%.

•	Specialised lending - APRA requires the supervisory slotting approach to be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•	Unsecured Corporate Lending LGD – Adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-Based approach (FIRB).

•	Undrawn Corporate Lending Exposure at Default (EAD) – To adjust ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

GROUP RESULTS

Leverage Ratio

At 31 March 2017, the Group’s APRA Leverage Ratio was 5.3% which is above the 3% minimum currently proposed by the Basel Committee on Banking Supervision (BCBS). APRA has not finalised a minimum leverage ratio requirement for Australian ADIs. The following table summarises the Group’s Leverage Ratio calculation:

	As at			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Tier 1 Capital (net of capital deductions)	48,091	48,285	45,062	0%	7%

On-balance sheet exposures (excluding derivatives and securities financing transaction exposures)	747,708	744,359	733,935	0%	2%

Derivative exposures	30,968	30,600	30,542	1%	1%

Securities financing transaction (SFT) exposures	30,286	31,417	21,420	-4%	41%

Other off-balance sheet exposures	97,492	98,460	102,953	-1%	-5%
Total exposure measure	906,454	904,836	888,850	0%	2%
APRA Leverage Ratio[1]	5.3%	5.3%	5.1%	0 bps	20 bps
Internationally Comparable Leverage Ratio[1]	6.0%	6.0%	5.7%	0 bps	30 bps

1.	Leverage ratio includes Additional Tier 1 securities subject to Basel 3 transitional relief, net of any transitional adjustments.

•	March 2017 v September 2016

ANZ’s leverage ratio is broadly flat relative to September 2016 due to capital generation from cash earnings (net of dividend payments) being offset by the buyback and cancellation of remaining CPS2 Additional Tier 1 Capital instruments of $1.1 billion not reinvested in CN4, and increased holdings of High Quality Liquid Assets.

Other regulatory developments

•	Financial System Inquiry (FSI)

The Australian Government completed a comprehensive inquiry into Australia’s financial system and the FSI final report was released on 7 December 2014. The contents of the report are wide-ranging and key recommendations that may have an impact on regulatory capital levels include:

•	Setting capital standards such that Australian Authorised Deposit-taking Institutions’ (ADIs) capital ratios are unquestionably strong;

•	Raising the average internal ratings-based (IRB) mortgage risk weight to narrow the difference between average mortgage risk-weight for ADIs using IRB models and those using standardised risk weights;

•	Implementing a framework for minimum loss absorbing and recapitalisation capacity in line with emerging international practice;

•	Developing a common reporting template that improves the transparency and comparability of capital ratios of Australian ADIs; and

•	Introducing a leverage ratio that acts as a backstop to ADIs risk-based capital requirements, in line with the Basel framework.

APRA supported the FSI’s recommendation that the capital ratios of ADIs should be unquestionably strong and, with effect from July 2016, APRA increased the capital requirements for Australian residential mortgage exposures for ADIs accredited to use the IRB approach to credit risk (including ANZ). APRA has also announced that further guidance regarding unquestionably strong capital requirements will be released in the middle of 2017. Further changes to the unquestionably strong framework may result in higher capital requirements for ADIs. Apart from the above, APRA has not made any announcements regarding the other key FSI recommendations. Therefore, the final outcomes from the FSI, including any impacts and the timing of these impacts on ANZ, remain uncertain.

•	Net Stable Funding Ratio (NSFR)

APRA has finalised its NSFR requirements for Australian ADIs and confirmed that the NSFR will become a minimum requirement on 1 January 2018. As part of managing future liquidity requirements, ANZ monitors the NSFR in its internal reporting and believe the Group is well placed to meet this requirement by the implementation date.

•	Level 3 Conglomerates (Level 3)

APRA is extending its prudential supervision framework to Conglomerate Groups via the Level 3 framework which will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional monitoring of risk exposure levels.

In August 2016, APRA confirmed the deferral of capital requirements for Conglomerate Groups until 2019 at the earliest, to allow for the final capital requirements arising from FSI recommendations as well as from international initiatives that are in progress.

The non-capital components of the Level 3 framework relating to group governance, risk exposures, intragroup transactions and other risk management and compliance requirements will become effective on 1 July 2017. ANZ is not expecting any material impact on its operations based upon the current version of these standards.

•	Current Proposals from the Basel Committee on Banking Supervision (BCBS) on RWA

As part of the BCBS agenda to simplify RWA measurement and reduce their variability amongst banks, the BCBS has issued a number of consultation documents associated with:

•	Standardised approach to RWA for credit risk;

•	Revisions to Standardised Measurement Approach to Operational Risk;

GROUP RESULTS

•	Fundamental Review of the Trading Book;

•	Interest Rate Risk in the Banking Book;

•	Framework on the imposition of capital floors based on standardised RWA approaches; and

•	Additional constraints on the use of internal models for credit RWA.

Apart from the review of the Trading Book standard which has been finalised, BCBS is still currently consulting on the other proposals. The impacts of these changes on ANZ are subject to the final form of these BCBS proposals that APRA will implement for Australian ADIs.

GROUP RESULTS

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DIVISIONAL RESULTS

CONTENTS

Divisional Results

Divisional performance

Australia

Institutional

New Zealand

Wealth Australia

Asia Retail & Pacific

Technology, Services & Operations (TSO) and Group Centre

DIVISIONAL RESULTS

Divisional Performance

During the March 2017 half, the Group made changes to the Group’s operating model for technology, operations and shared services to accelerate delivery of its technology and digital roadmap, bring operations closer to its customers and continue operational efficiency gains. As a result of these organisational changes, divisional operations from Technology, Services & Operations (“TSO”) and Group Centre have been realigned to divisions. The residual TSO and Group Centre now contains Group Technology, Group Hubs, Enterprise Services and Group Property and the Group Centre. The Group operates on a divisional structure with six divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia and Technology, Services & Operations and Group Centre. For further information on the composition of divisions refer to the Definitions on page 119.

Other than the changes described above, there have been no other significant structural changes in the March 2017 half. However, certain prior period comparatives have been restated to align with current period presentation. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

The Divisional Results section is reported on a cash profit basis.

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
March 2017 Half Year	$M	$M	$M	$M	$M	$M	$M
Net interest income	4,133	1,588	1,260	5	331	99	7,416
Other operating income	602	1,357	317	539	(139)	211	2,887
Operating income	4,735	2,945	1,577	544	192	310	10,303
Operating expenses	(1,693)	(1,379)	(600)	(370)	(353)	(336)	(4,731)
Profit before credit impairment and income tax	3,042	1,566	977	174	(161)	(26)	5,572
Credit impairment charge	(472)	(125)	(37)	-	(75)	(11)	(720)
Profit before income tax	2,570	1,441	940	174	(236)	(37)	4,852
Income tax expense and non-controlling interests	(772)	(420)	(263)	(51)	19	46	(1,441)
Cash profit/(loss)	1,798	1,021	677	123	(217)	9	3,411

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
March 2016 Half Year	$M	$M	$M	$M	$M	$M	$M
Net interest income	4,077	1,800	1,206	6	351	128	7,568
Other operating income	609	916	315	639	243	35	2,757
Operating income	4,686	2,716	1,521	645	594	163	10,325
Operating expenses	(1,695)	(1,513)	(590)	(410)	(429)	(851)	(5,488)
Profit before credit impairment and income tax	2,991	1,203	931	235	165	(688)	4,837
Credit impairment charge	(462)	(324)	(42)	-	(90)	-	(918)
Profit before income tax	2,529	879	889	235	75	(688)	3,919
Income tax expense and non-controlling interests	(760)	(246)	(243)	(68)	(15)	195	(1,137)
Cash profit/(loss)	1,769	633	646	167	60	(493)	2,782
March 2017 Half Year vs March 2016 Half Year
				Wealth	Asia Retail	TSO and Group
	Australia	Institutional	New Zealand	Australia	& Pacific	Centre	Group
Net interest income	1%	-12%	4%	-17%	-6%	-23%	-2%
Other operating income	-1%	48%	1%	-16%	large	large	5%
Operating income	1%	8%	4%	-16%	-68%	90%	0%
Operating expenses	0%	-9%	2%	-10%	-18%	-61%	-14%
Profit before credit impairment and income tax	2%	30%	5%	-26%	large	-96%	15%
Credit impairment charge	2%	-61%	-12%	n/a	-17%	n/a	-22%
Profit before income tax	2%	64%	6%	-26%	large	-95%	24%
Income tax expense and non-controlling interests	2%	71%	8%	-25%	large	-76%	27%
Cash profit/(loss)	2%	61%	5%	-26%	large	large	23%

DIVISIONAL RESULTS

Cash profit by division – March 2017 Half year v March 2016 Half year

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
March 2017 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,133	1,588	1,260	5	331	99	7,416

Other operating income	602	1,357	317	539	(139)	211	2,887

Operating income	4,735	2,945	1,577	544	192	310	10,303

Operating expenses	(1,693)	(1,379)	(600)	(370)	(353)	(336)	(4,731)

Profit before credit impairment and income tax	3,042	1,566	977	174	(161)	(26)	5,572

Credit impairment charge	(472)	(125)	(37)	-	(75)	(11)	(720)

Profit before income tax	2,570	1,441	940	174	(236)	(37)	4,852

Income tax expense and non-controlling interests	(772)	(420)	(263)	(51)	19	46	(1,441)
Cash profit/(loss)	1,798	1,021	677	123	(217)	9	3,411

	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group
September 2016 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,125	1,647	1,242	5	347	161	7,527

Other operating income	597	817	329	605	235	159	2,742

Operating income	4,722	2,464	1,571	610	582	320	10,269

Operating expenses	(1,731)	(1,445)	(635)	(391)	(379)	(370)	(4,951)

Profit before credit impairment and income tax	2,991	1,019	936	219	203	(50)	5,318

Credit impairment charge	(458)	(419)	(78)	-	(82)	(1)	(1,038)

Profit before income tax	2,533	600	858	219	121	(51)	4,280

Income tax expense and non-controlling interests	(755)	(192)	(236)	(62)	(22)	94	(1,173)
Cash profit/(loss)	1,778	408	622	157	99	43	3,107
March 2017 Half Year vs September 2016 Half Year
	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group

Net interest income	0%	-4%	1%	0%	-5%	-39%	-1%

Other operating income	1%	66%	-4%	-11%	large	33%	5%

Operating income	0%	20%	0%	-11%	-67%	-3%	0%

Operating expenses	-2%	-5%	-6%	-5%	-7%	-9%	-4%

Profit before credit impairment and income tax	2%	54%	4%	-21%	large	-48%	5%

Credit impairment charge	3%	-70%	-53%	n/a	-9%	large	-31%

Profit before income tax	1%	large	10%	-21%	large	-27%	13%

Income tax expense and non-controlling interests	2%	large	11%	-18%	large	-51%	23%
Cash profit/(loss)	1%	large	9%	-22%	large	-79%	10%

DIVISIONAL RESULTS

Australia

Fred Ohlsson

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Net interest income	4,133	4,125	4,077	0%	1%

Other operating income	602	597	609	1%	-1%

Operating income	4,735	4,722	4,686	0%	1%

Operating expenses	(1,693)	(1,731)	(1,695)	-2%	0%

Profit before credit impairment and income tax	3,042	2,991	2,991	2%	2%

Credit impairment charge	(472)	(458)	(462)	3%	2%

Profit before income tax	2,570	2,533	2,529	1%	2%

Income tax expense and non-controlling interests	(772)	(755)	(760)	2%	2%

Cash profit	1,798	1,778	1,769	1%	2%

Balance Sheet

Net loans and advances	336,736	327,109	321,448	3%	5%

Other external assets	2,952	2,921	3,026	1%	-2%

External assets	339,688	330,030	324,474	3%	5%

Customer deposits	197,632	187,667	184,226	5%	7%

Other external liabilities	11,117	11,842	12,333	-6%	-10%

External liabilities	208,749	199,509	196,559	5%	6%

Risk weighted assets[1]	159,575	157,410	130,679	1%	22%

Average gross loans and advances	333,965	326,218	319,009	2%	5%

Average deposits and other borrowings	193,671	185,274	181,118	5%	7%

Ratios

Return on average assets	1.08%	1.09%	1.10%

Net interest margin[2]	2.69%	2.74%	2.75%

Operating expenses to operating income	35.8%	36.7%	36.2%

Operating expenses to average assets	1.01%	1.06%	1.06%

Individual credit impairment charge/(release)	430	469	429	-8%	0%

Individual credit impairment charge/(release) as a % of average GLA	0.26%	0.29%	0.27%

Collective credit impairment charge/(release)	42	(11)	33	large	27%

Collective credit impairment charge/(release) as a % of average GLA	0.03%	(0.01%)	0.02%

Gross impaired assets	1,227	1,170	1,093	5%	12%

Gross impaired assets as a % of GLA	0.36%	0.36%	0.34%

Total full time equivalent staff (FTE)	11,518	11,639	12,094	-1%	-5%

1.	Risk weighted assets from 30 September 2016 includes APRA’s revised average mortgage risk weight targets.

2.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Average home loan deposit offset balances for the March 2017 half for the Australia division were $24,979 million (Sep 16 half: $23,653 million; Mar 16 half: $22,996 million). Refer to page 20 for further details.

Performance March 2017 v March 2016

•	Retail volumes grew in Home Loans, particularly in New South Wales, as well as Deposits. Corporate & Commercial Banking volumes grew in Corporate Banking.

•	Net interest margin declined as the result of higher average funding costs, and lower earnings on deposits due to the lower interest rate environment.

•	Other operating income decreased mainly due to the Esanda Dealer Finance divestment.

•	Operating expenses decreased as the result of a reduction in FTE, partially offset by inflation and continued investment in the business.

•	Credit impairment charges increased in line with volume growth and higher delinquency rates in mining states for Home Loans and delinquencies in Cards, partially offset by higher recoveries and write-backs.

Australia Division growth adjusting for specified items1:

•	March 2017 v March 2016: operating income +2%, expenses +2%, profit before income tax +1%, and cash profit +1%.

•	March 2017 v September 2016: operating income flat, expenses +1%, profit before income tax -1%, and cash profit -1%.

Cash Profit - March 2017 v March 2016

1.	Includes specified items related to restructuring and the Esanda Dealer Finance divestment. For specified items breakdown please refer to pages 12 to 15.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Retail	238	235	200	1%	19%

Home Loans	38	36	17	6%	large

Cards and Personal Loans	187	189	172	-1%	9%

Deposits and Payments[1]	13	10	11	30%	18%

Private Bank	-	-	-	n/a	n/a

Corporate & Commercial Banking	192	234	229	-18%	-16%

Corporate Banking	18	14	19	29%	-5%

Asset Finance	21	42	44	-50%	-52%

Regional Business Banking	31	51	53	-39%	-42%

Business Banking	20	25	20	-20%	0%

Small Business Banking	102	102	93	0%	10%

Individual credit impairment charge/(release)	430	469	429	-8%	0%
Collective credit impairment charge/(release)	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Retail	26	6	23	large	13%

Home Loans	8	6	15	33%	-47%

Cards and Personal Loans	17	3	5	large	large

Deposits and Payments[1]	1	(3)	3	large	-67%

Private Bank	-	-	-	n/a	n/a

Corporate & Commercial Banking	16	(17)	10	large	60%

Corporate Banking	7	3	-	large	n/a

Asset Finance	4	3	2	33%	100%

Regional Business Banking	3	(7)	(3)	large	large

Business Banking	-	(11)	3	-100%	-100%

Small Business Banking	2	(5)	8	large	-75%

Collective credit impairment charge/(release)	42	(11)	33	large	27%

Total credit impairment charge/(release)	472	458	462	3%	2%

1.	Represents credit impairment charge/(release) on overdraft balances.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Net loans and advances	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Retail	268,695	259,330	255,528	4%	5%

Home Loans	256,174	246,743	242,861	4%	5%

Cards and Personal Loans	10,918	11,021	11,163	-1%	-2%

Deposits and Payments[1]	90	95	91	-5%	-1%

Private Bank	1,513	1,471	1,413	3%	7%

Corporate & Commercial Banking	68,041	67,779	65,920	0%	3%

Corporate Banking	14,334	14,004	12,800	2%	12%

Asset Finance	8,592	8,384	8,802	2%	-2%

Regional Business Banking	13,905	14,284	13,879	-3%	0%

Business Banking	15,495	15,536	15,375	0%	1%

Small Business Banking	15,715	15,571	15,064	1%	4%
Net loans and advances	336,736	327,109	321,448	3%	5%

Customer deposits	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Retail	141,899	135,162	131,539	5%	8%

Home Loans[2]	25,593	24,131	23,619	6%	8%

Cards and Personal Loans	266	273	252	-3%	6%

Deposits and Payments	106,811	102,592	99,238	4%	8%

Private Bank	9,229	8,166	8,430	13%	9%

Corporate & Commercial Banking	55,733	52,505	52,687	6%	6%

Corporate Banking[3]	3,477	2,915	3,067	19%	13%

Regional Business Banking	5,976	5,836	6,209	2%	-4%

Business Banking	11,129	10,416	10,941	7%	2%

Small Business Banking	35,151	33,338	32,470	5%	8%

Customer deposits	197,632	187,667	184,226	5%	7%

1.	Net loans and advances for the Deposits and Payments business represent amounts in overdraft.

2.	Customer deposit amounts for the Home Loans business represent balances in offset accounts.

3.	Some Corporate Banking deposits are included in Institutional Division deposits.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

March 2017 Half Year	Retail $M	C&CB $M	Australia Total $M
Net interest income	2,791	1,342	4,133
Other operating income	392	210	602
Operating income	3,183	1,552	4,735
Operating expenses	(1,167)	(526)	(1,693)
Profit before credit impairment and income tax	2,016	1,026	3,042

Credit impairment (charge)/release	(264)	(208)	(472)
Profit before income tax	1,752	818	2,570

Income tax expense and non-controlling interests	(526)	(246)	(772)

Cash profit	1,226	572	1,798

Individual credit impairment charge/(release)	238	192	430

Collective credit impairment charge/(release)	26	16	42

Net loans and advances	268,695	68,041	336,736

Customer deposits	141,899	55,733	197,632

Risk weighted assets[1]	95,538	64,037	159,575

March 2016 Half Year
Net interest income	2,703	1,374	4,077

Other operating income	396	213	609
Operating income	3,099	1,587	4,686

Operating expenses	(1,175)	(520)	(1,695)
Profit before credit impairment and income tax	1,924	1,067	2,991

Credit impairment (charge)/release	(223)	(239)	(462)
Profit before income tax	1,701	828	2,529

Income tax expense and non-controlling interests	(511)	(249)	(760)
Cash profit	1,190	579	1,769

Individual credit impairment charge/(release)	200	229	429

Collective credit impairment charge/(release)	23	10	33

Net loans and advances	255,528	65,920	321,448

Customer deposits	131,539	52,687	184,226

Risk weighted assets[1]	66,057	64,622	130,679

March 2017 Half Year vs March 2016 Half Year
Net interest income	3%	-2%	1%

Other operating income	-1%	-1%	-1%
Operating income	3%	-2%	1%

Operating expenses	-1%	1%	0%
Profit before credit impairment and income tax	5%	-4%	2%

Credit impairment (charge)/release	18%	-13%	2%

Profit before income tax	3%	-1%	2%

Income tax expense and non-controlling interests	3%	-1%	2%

Cash profit	3%	-1%	2%

Individual credit impairment charge/(release)	19%	-16%	0%

Collective credit impairment charge/(release)	13%	60%	27%

Net loans and advances	5%	3%	5%

Customer deposits	8%	6%	7%

Risk weighted assets[1]	45%	-1%	22%

1.	Risk weighted assets from 30 September 2016 includes APRA’s revised average mortgage risk weight targets.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

March 2017 Half Year	Retail $M	C&CB $M	Australia Total $M
Net interest income	2,791	1,342	4,133

Other operating income	392	210	602

Operating income	3,183	1,552	4,735

Operating expenses	(1,167)	(526)	(1,693)

Profit before credit impairment and income tax	2,016	1,026	3,042

Credit impairment (charge)/release	(264)	(208)	(472)

Profit before income tax	1,752	818	2,570

Income tax expense and non-controlling interests	(526)	(246)	(772)

Cash profit	1,226	572	1,798

Individual credit impairment charge/(release)	238	192	430

Collective credit impairment charge/(release)	26	16	42

Net loans and advances	268,695	68,041	336,736

Customer deposits	141,899	55,733	197,632

Risk weighted assets[1]	95,538	64,037	159,575

September 2016 Half Year
Net interest income	2,772	1,353	4,125

Other operating income	389	208	597

Operating income	3,161	1,561	4,722

Operating expenses	(1,189)	(542)	(1,731)

Profit before credit impairment and income tax	1,972	1,019	2,991

Credit impairment (charge)/release	(241)	(217)	(458)

Profit before income tax	1,731	802	2,533

Income tax expense and non-controlling interests	(514)	(241)	(755)

Cash profit	1,217	561	1,778

Individual credit impairment charge/(release)	235	234	469

Collective credit impairment charge/(release)	6	(17)	(11)

Net loans and advances	259,330	67,779	327,109

Customer deposits	135,162	52,505	187,667

Risk weighted assets[1]	93,308	64,102	157,410

March 2017 Half Year vs September 2016 Half Year
Net interest income	1%	-1%	0%

Other operating income	1%	1%	1%

Operating income	1%	-1%	0%

Operating expenses	-2%	-3%	-2%

Profit before credit impairment and income tax	2%	1%	2%

Credit impairment (charge)/release	10%	-4%	3%

Profit before income tax	1%	2%	1%

Income tax expense and non-controlling interests	2%	2%	2%

Cash profit	1%	2%	1%

Individual credit impairment charge/(release)	1%	-18%	-8%

Collective credit impairment charge/(release)	large	large	large

Net loans and advances	4%	0%	3%

Customer deposits	5%	6%	5%

Risk weighted assets[1]	2%	0%	1%

1.	Risk weighted assets from 30 September 2016 includes APRA’s revised average mortgage risk weight targets.

DIVISIONAL RESULTS

Institutional

Mark Whelan

		Half Year		Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	1,588	1,647	1,800	-4%	-12%

Other operating income[1]	1,357	817	916	66%	48%

Operating income	2,945	2,464	2,716	20%	8%

Operating expenses[1]	(1,379)	(1,445)	(1,513)	-5%	-9%

Profit before credit impairment and income tax	1,566	1,019	1,203	54%	30%

Credit impairment charge	(125)	(419)	(324)	-70%	-61%

Profit before income tax	1,441	600	879	large	64%

Income tax expense and non-controlling interests	(420)	(192)	(246)	large	71%

Cash profit	1,021	408	633	large	61%

Balance Sheet

Net loans and advances	120,791	125,955	125,639	-4%	-4%

Other external assets	258,119	281,705	275,903	-8%	-6%

External assets	378,910	407,660	401,542	-7%	-6%

Customer deposits	179,326	171,155	176,157	5%	2%

Other deposits and borrowings	61,207	56,341	48,992	9%	25%

Deposits and other borrowings	240,533	227,496	225,149	6%	7%

Other external liabilities	94,971	121,304	121,770	-22%	-22%

External liabilities	335,504	348,800	346,919	-4%	-3%

Risk weighted assets	159,230	168,428	182,051	-5%	-13%

Average gross loans and advances	125,645	128,501	139,006	-2%	-10%

Average deposits and other borrowings	242,402	232,143	233,775	4%	4%

Ratios

Return on average assets	0.51%	0.20%	0.31%

Net interest margin	1.05%	1.11%	1.15%

Net interest margin (excluding Markets)	2.17%	2.21%	2.16%

Operating expenses to operating income	46.8%	58.6%	55.7%

Operating expenses to average assets	0.69%	0.70%	0.74%

Individual credit impairment charge/(release)	210	436	340	-52%	-38%

Individual credit impairment charge/(release) as a % of average GLA	0.34%	0.68%	0.49%

Collective credit impairment charge/(release)	(85)	(17)	(16)	large	large

Collective credit impairment charge/(release) as a % of average GLA	(0.14% )	(0.03% )	(0.02% )

Gross impaired assets	1,061	1,405	1,282	-24%	-17%

Gross impaired assets as a % of GLA	0.87%	1.10%	1.01%

Total full time equivalent staff (FTE)	4,899	5,112	5,601	-4%	-13%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated (Sep16 half: $8 million; Mar16 half: $9 million).

Performance March 2017 v March 2016

•	Volumes down due to portfolio rebalancing with average CRWAs down 15%, mainly in Transaction Banking and Loans & Specialised Finance.
•	Net interest margin ex-Markets increased due to higher deposit margins and portfolio mix improvements, partially offset by pricing pressure on lending margins.
•	Other operating income increased with Markets Trading and Balance Sheet benefiting from tightening credit spreads and positive valuation adjustments.
•	Operating expenses decreased with FTE down 13% due to the ongoing simplification of the business, partially offset by higher depreciation and amortisation charges and regulatory and compliance spend.
•	Credit impairment charges decreased due to a benign credit environment and an overall reduction in lending assets driven by portfolio rebalancing.

Institutional Division growth adjusting for specified items2:

•	March 2017 v March 2016: operating income +8%, expenses -6%, profit before income tax +55%, and cash profit +52%.
•	March 2017 v September 2016: operating income +9%, expenses -2%, profit before income tax +64%, and cash profit +69%.

Cash Profit - March 2017 v March 2016

2.	Includes specified items related to restructuring and the derivative CVA methodology change. For specified items breakdown please refer to pages 12 to 15.

DIVISIONAL RESULTS

Institutional

Mark Whelan

Institutional by Geography

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Australia	$M	$M	$M	v. Sep 16	v. Mar 16

Net interest income	865	885	985	-2%	-12%

Other operating income[1]	668	289	317	large	large

Operating income	1,533	1,174	1,302	31%	18%

Operating expenses[1]	(621)	(662)	(677)	-6%	-8%

Profit before credit impairment and income tax	912	512	625	78%	46%

Credit impairment (charge)/release	(119)	(181)	(112)	-34%	6%

Profit before income tax	793	331	513	large	55%

Income tax expense and non-controlling interests	(242)	(99)	(155)	large	56%

Cash profit	551	232	358	large	54%

Individual credit impairment charge/(release)	164	206	124	-20%	32%

Collective credit impairment charge/(release)	(45)	(25)	(12)	80%	large

Net loans and advances	65,175	65,938	63,867	-1%	2%

Customer deposits	68,910	65,361	66,627	5%	3%

Risk weighted assets	78,512	80,618	87,852	-3%	-11%

Asia Pacific, Europe, and America

Net interest income	545	574	657	-5%	-17%

Other operating income	521	487	543	7%	-4%

Operating income	1,066	1,061	1,200	0%	-11%

Operating expenses	(674)	(704)	(748)	-4%	-10%

Profit before credit impairment and income tax	392	357	452	10%	-13%

Credit impairment (charge)/release	(4)	(224)	(208)	-98%	-98%

Profit before income tax	388	133	244	large	59%

Income tax expense and non-controlling interests	(105)	(54)	(57)	94%	84%

Cash profit	283	79	187	large	51%

Individual credit impairment charge/(release)	41	209	213	-80%	-81%

Collective credit impairment charge/(release)	(37)	15	(5)	large	large

Net loans and advances	48,148	53,006	55,273	-9%	-13%

Customer deposits	96,684	91,481	96,206	6%	0%

Risk weighted assets	69,719	75,014	82,509	-7%	-16%

New Zealand

Net interest income	178	188	158	-5%	13%

Other operating income	168	41	56	large	large

Operating income	346	229	214	51%	62%

Operating expenses	(84)	(79)	(88)	6%	-5%

Profit before credit impairment and income tax	262	150	126	75%	large

Credit impairment (charge)/release	(2)	(14)	(4)	-86%	-50%

Profit before income tax	260	136	122	91%	large

Income tax expense and non-controlling interests	(73)	(39)	(34)	87%	large

Cash profit	187	97	88	93%	large

Individual credit impairment charge/(release)	5	21	3	-76%	67%

Collective credit impairment charge/(release)	(3)	(7)	1	-57%	large

Net loans and advances	7,468	7,011	6,499	7%	15%

Customer deposits	13,732	14,313	13,324	-4%	3%

Risk weighted assets	10,999	12,796	11,690	-14%	-6%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated (Sep16 half: $8 million; Mar16 half: $9 million).

DIVISIONAL RESULTS

Institutional

Mark Whelan

Individual credit impairment charge/(release)	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Transaction Banking	41	75	103	-45%	-60%

Loans & Specialised Finance	165	342	223	-52%	-26%

Markets	-	15	11	-100%	-100%

Central Functions	4	4	3	0%	33%

Individual credit impairment charge/(release)	210	436	340	-52%	-38%

Collective credit impairment charge/(release)	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Transaction Banking	(5)	(7)	4	-29%	large

Loans & Specialised Finance	(80)	(7)	(21)	large	large

Markets	4	(3)	1	large	large

Central Functions	(4)	-	-	n/a	n/a

Collective credit impairment charge/(release)	(85)	(17)	(16)	large	large

Total credit impairment charge/(release)	125	419	324	-70%	-61%

Net loans and advances	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Transaction Banking	12,083	13,810	15,231	-13%	-21%

Loans & Specialised Finance	79,895	83,537	88,653	-4%	-10%

Markets	28,591	28,380	21,489	1%	33%

Central Functions	222	228	266	-3%	-17%

Net loans and advances	120,791	125,955	125,639	-4%	-4%

Customer deposits	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16

Transaction Banking	89,028	91,019	90,230	-2%	-1%

Loans & Specialised Finance	943	884	975	7%	-3%

Markets	88,947	78,871	84,541	13%	5%

Central Functions	408	381	411	7%	-1%

Customer deposits	179,326	171,155	176,157	5%	2%

DIVISIONAL RESULTS

Institutional

Mark Whelan

	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
March 2017 Half Year	$M	$M	$M	$M	$M

Net interest income	432	670	478	8	1,588

Other operating income	365	84	886	22	1,357

Operating income	797	754	1,364	30	2,945

Operating expenses	(447)	(262)	(646)	(24)	(1,379)

Profit before credit impairment and income tax	350	492	718	6	1,566

Credit impairment (charge)/release	(36)	(85)	(4)	-	(125)

Profit before income tax	314	407	714	6	1,441

Income tax expense and non-controlling interests	(98)	(110)	(196)	(16)	(420)

Cash profit	216	297	518	(10)	1,021

Individual credit impairment charge/(release)	41	165	-	4	210

Collective credit impairment charge/(release)	(5)	(80)	4	(4)	(85)

Net loans and advances	12,083	79,895	28,591	222	120,791

Customer deposits	89,028	943	88,947	408	179,326

Risk weighted assets	23,883	82,896	51,648	803	159,230

March 2016 Half Year

Net interest income	444	778	560	18	1,800

Other operating income[1]	393	96	401	26	916

Operating income	837	874	961	44	2,716

Operating expenses[1]	(475)	(311)	(690)	(37)	(1,513)

Profit before credit impairment and income tax	362	563	271	7	1,203

Credit impairment (charge)/release	(107)	(202)	(12)	(3)	(324)

Profit before income tax	255	361	259	4	879

Income tax expense and non-controlling interests	(82)	(98)	(67)	1	(246)

Cash profit	173	263	192	5	633

Individual credit impairment charge/(release)	103	223	11	3	340

Collective credit impairment charge/(release)	4	(21)	1	-	(16)

Net loans and advances	15,231	88,653	21,489	266	125,639

Customer deposits	90,230	975	84,541	411	176,157

Risk weighted assets	27,793	98,011	54,571	1,676	182,051

March 2017 Half Year vs March 2016 Half Year

Net interest income	-3%	-14%	-15%	-56%	-12%

Other operating income	-7%	-13%	large	-15%	48%

Operating income	-5%	-14%	42%	-32%	8%

Operating expenses	-6%	-16%	-6%	-35%	-9%

Profit before credit impairment and income tax	-3%	-13%	large	-14%	30%

Credit impairment (charge)/release	-66%	-58%	-67%	-100%	-61%

Profit before income tax	23%	13%	large	50%	64%

Income tax expense and non-controlling interests	20%	12%	large	large	71%

Cash profit	25%	13%	large	large	61%

Individual credit impairment charge/(release)	-60%	-26%	-100%	33%	-38%

Collective credit impairment charge/(release)	large	large	large	n/a	large

Net loans and advances	-21%	-10%	33%	-17%	-4%

Customer deposits	-1%	-3%	5%	-1%	2%

Risk weighted assets	-14%	-15%	-5%	-52%	-13%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated (Sep16 half: $8 million; Mar16 half: $9 million).

DIVISIONAL RESULTS

Institutional

Mark Whelan

	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
March 2017 Half Year	$M	$M	$M	$M	$M

Net interest income	432	670	478	8	1,588

Other operating income	365	84	886	22	1,357

Operating income	797	754	1,364	30	2,945

Operating expenses	(447)	(262)	(646)	(24)	(1,379)

Profit before credit impairment and income tax	350	492	718	6	1,566

Credit impairment (charge)/release	(36)	(85)	(4)	-	(125)

Profit before income tax	314	407	714	6	1,441

Income tax expense and non-controlling interests	(98)	(110)	(196)	(16)	(420)

Cash profit	216	297	518	(10)	1,021

Individual credit impairment charge/(release)	41	165	-	4	210

Collective credit impairment charge/(release)	(5)	(80)	4	(4)	(85)

Net loans and advances	12,083	79,895	28,591	222	120,791

Customer deposits	89,028	943	88,947	408	179,326

Risk weighted assets	23,883	82,896	51,648	803	159,230

September 2016 Half Year

Net interest income	436	720	472	19	1,647

Other operating income[1]	382	61	365	9	817

Operating income	818	781	837	28	2,464

Operating expenses[1]	(446)	(274)	(595)	(130)	(1,445)

Profit before credit impairment and income tax	372	507	242	(102)	1,019

Credit impairment (charge)/release	(68)	(335)	(12)	(4)	(419)

Profit before income tax	304	172	230	(106)	600

Income tax expense and non-controlling interests	(95)	(53)	(43)	(1)	(192)

Cash profit	209	119	187	(107)	408

Individual credit impairment charge/(release)	75	342	15	4	436

Collective credit impairment charge/(release)	(7)	(7)	(3)	-	(17)

Net loans and advances	13,810	83,537	28,380	228	125,955

Customer deposits	91,019	884	78,871	381	171,155

Risk weighted assets	24,918	89,619	52,285	1,606	168,428

March 2017 Half Year vs September 2016 Half Year

Net interest income	-1%	-7%	1%	-58%	-4%

Other operating income	-4%	38%	large	large	66%

Operating income	-3%	-3%	63%	7%	20%

Operating expenses	0%	-4%	9%	-82%	-5%

Profit before credit impairment and income tax	-6%	-3%	large	large	54%

Credit impairment (charge)/release	-47%	-75%	-67%	-100%	-70%

Profit before income tax	3%	large	large	large	large

Income tax expense and non-controlling interests	3%	large	large	large	large

Cash profit	3%	large	large	-91%	large

Individual credit impairment charge/(release)	-45%	-52%	-100%	0%	-52%

Collective credit impairment charge/(release)	-29%	large	large	n/a	large

Net loans and advances	-13%	-4%	1%	-3%	-4%

Customer deposits	-2%	7%	13%	7%	5%

Risk weighted assets	-4%	-8%	-1%	-50%	-5%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated (Sep16 half: $8 million; Mar16 half: $9 million).

DIVISIONAL RESULTS

Institutional

Mark Whelan

Analysis of Markets operating income

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Composition of Markets operating income by business activity[1]	$M	$M	$M	v. Sep 16	v. Mar 16

Franchise Sales[2]	483	542	542	-11%	-11%

Franchise Trading[3]	525	294	267	79%	97%

Balance Sheet[4]	356	238	152	50%	large

Markets operating income pre-derivative CVA methodology change	1,364	1,074	961	27%	42%

Derivative CVA methodology change [5]	-	(237)	-	-100%	n/a

Markets operating income	1,364	837	961	63%	42%
1.	In deriving the fair value of derivative positions adjustments are made to the risk free value to include factors such as the impact of credit and funding and bid-offer spreads. These adjustments were previously allocated between Franchise Sales, Franchise Trading and Balance Sheet. The impact of these adjustments and where relevant the hedging of the associated exposure are now shown as part of Franchise Trading Income to better align with how these are overseen and risk managed.
2.	Franchise Sales represents direct client flow business on core products such as fixed income, foreign exchange, commodities and capital markets.
3.	Franchise Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow. Franchise Trading also includes the impact of the derivative valuation adjustments which includes credit and funding adjustments, bid-offer adjustments and associated hedges. During the period, the impact of credit and funding, net of associated hedges, contributed a gain of $162 million (Sep 16 half: loss of $67 million excluding the impact of the Derivative CVA methodology changes; Mar 16 half: loss of $35 million).
4.	Balance Sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.
5.	Refer to page 13 for further details.

	Half Year			Movement

	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Composition of Markets operating income by geography	$M	$M	$M	v. Sep 16	v. Mar 16

Australia	634	446	368	42%	72%

Asia Pacific, Europe & America	535	504	520	6%	3%

New Zealand	195	124	73	57%	large

Markets operating income pre-derivative CVA methodology change	1,364	1,074	961	27%	42%

Derivative CVA methodology change	-	(237)	-	-100%	n/a

Markets operating income	1,364	837	961	63%	42%

DIVISIONAL RESULTS

Institutional

Mark Whelan

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivatives trading positions for the Bank’s principal trading centres. All figures are in AUD.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 17	Mar 17	Mar 17	Mar 17	Sep 16	Sep 16	Sep 16	Sep 16
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence
Foreign exchange	7.9	9.2	2.6	4.8	4.0	11.4	2.2	5.2
Interest rate	7.6	21.4	5.4	8.8	4.7	20.1	4.1	9.1
Credit	3.9	4.2	2.0	3.1	3.3	4.6	2.2	3.2
Commodities	3.1	3.9	1.5	2.2	2.5	2.8	1.1	1.7
Equity	0.2	0.5	0.2	0.3	0.5	2.0	0.1	0.2
Diversification benefit	(7.7)	n/a	n/a	(7.8)	(6.8)	n/a	n/a	(6.2)
Total VaR	15.0	25.1	7.0	11.4	8.2	25.4	6.1	13.2

Non-traded interest rate risk

Non-traded interest rate risk is managed by Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis based on a 1% shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 17	Mar 17	Mar 17	Mar 17	Sep 16	Sep 16	Sep 16	Sep 16
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence
Australia	33.7	37.5	30.1	33.5	38.4	40.6	28.0	33.7
New Zealand	11.4	15.1	11.1	12.2	11.4	11.4	8.8	10.0
Asia Pacific, Europe & America	15.2	19.0	14.3	16.3	14.7	17.3	14.4	15.8
Diversification benefit	(19.8)	n/a	n/a	(20.0)	(24.0)	n/a	n/a	(22.9)
Total VaR	40.5	44.0	37.6	42.0	40.5	44.7	31.3	36.6

Impact of 1% rate shock on the next 12 months’ net interest income margin

	As at
	Mar 17	Sep 16
As at period end	0.30%	0.37%
Maximum exposure	0.47%	0.48%
Minimum exposure	0.04%	0.00%
Average exposure (in absolute terms)	0.22%	0.21%

DIVISIONAL RESULTS

New Zealand

David Hisco

Table reflects NZD for New Zealand (AUD results shown on page 62)

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Net interest income	1,334	1,322	1,307	1%	2%
Other operating income	153	169	168	-9%	-9%
Net funds management and insurance income	183	181	173	1%	6%
Operating income	1,670	1,672	1,648	0%	1%
Operating expenses	(636)	(677)	(639)	-6%	0%
Profit before credit impairment and income tax	1,034	995	1,009	4%	2%
Credit impairment (charge)/release	(39)	(83)	(46)	-53%	-15%
Profit before income tax	995	912	963	9%	3%
Income tax expense and non-controlling interests	(278)	(251)	(263)	11%	6%
Cash profit	717	661	700	8%	2%
Balance Sheet[1]
Net loans and advances	114,731	113,145	110,028	1%	4%
Other external assets	7,032	4,723	4,234	49%	66%
External assets	121,763	117,868	114,262	3%	7%
Customer deposits	81,238	76,362	75,380	6%	8%
Other deposits and borrowings	2,949	5,358	5,439	-45%	-46%
Deposits and other borrowings	84,187	81,720	80,819	3%	4%
Other external liabilities	22,228	21,494	19,091	3%	16%
External liabilities	106,415	103,214	99,910	3%	7%
Risk weighted assets	62,421	62,523	61,480	0%	2%
Average gross loans and advances	114,087	112,321	108,798	2%	5%
Average deposits and other borrowings	83,884	82,676	79,274	1%	6%
Ratios[1]
Return on average assets	1.20%	1.14%	1.24%
Net interest margin	2.30%	2.35%	2.40%
Operating expenses to operating income	38.1%	40.5%	38.8%
Operating expenses to average assets	1.07%	1.17%	1.14%
Individual credit impairment charge/(release)	64	65	47	-2%	36%
Individual credit impairment charge/(release) as a % of average GLA	0.11%	0.12%	0.09%
Collective credit impairment charge/(release)	(25)	18	(1)	large	large
Collective credit impairment charge/(release) as a % of average GLA	(0.04%)	0.03%	(0.00%)
Gross impaired assets	448	363	302	23%	48%
Gross impaired assets as a % of GLA	0.39%	0.32%	0.27%
Total full time equivalent staff (FTE)	6,250	6,317	6,401	-1%	-2%

1.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

Performance March 2017 v March 2016

•	Volumes grew in Home Loans and Deposits, in addition to higher balances in Funds Management.
•	Net interest margin declined as the result of a higher proportion of lower margin fixed rate lending and term deposits, pricing competition and higher funding costs.
•	Other operating income reduced due to the gain on sale of a fixed asset in the March 2016 half. Net funds management and insurance income increased due to higher Funds under management balances.
•	Operating expenses decreased as the result of a reduction in FTE, partially offset by inflation.
•	Credit impairment charges decreased as the result of credit quality improvements across Commercial and Agri portfolios, partially offset by increases to new and existing provisions.

New Zealand Division growth adjusting for specified items1:

•	March 2017 v March 2016: operating income +1%, expenses flat, profit before income tax +3%, and cash profit +2%
•	March 2017 v September 2016: operating income flat, expenses -3% and profit before income tax +7%, and cash profit +6%

Cash Profit- March 2017 v March 2016

1.	Includes specified items related to restructuring. For specified items breakdown please refer to pages 12 to 15.

DIVISIONAL RESULTS

New Zealand

David Hisco

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Retail	21	26	26	-19%	-19%
Home Loans	(6)	(2)	(2)	large	large
Other	27	28	28	-4%	-4%
Commercial	43	39	21	10%	large
Individual credit impairment charge/(release)	64	65	47	-2%	36%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Retail	(7)	1	2	large	large
Home Loans	(3)	1	(2)	large	50%
Other	(4)	-	4	n/a	large
Commercial	(18)	17	(3)	large	large
Collective credit impairment charge/(release)	(25)	18	(1)	large	large
Total credit impairment charge/(release)	39	83	46	-53%	-15%

Net loans and advances[1]	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Retail	74,379	72,730	69,891	2%	6%
Home Loans	70,439	68,706	65,855	3%	7%
Other	3,940	4,024	4,036	-2%	-2%
Commercial	40,352	40,415	40,137	0%	1%
Net loans and advances	114,731	113,145	110,028	1%	4%

Customer deposits[1]	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Retail	66,292	63,111	62,234	5%	7%
Commercial	14,946	13,251	13,146	13%	14%
Customer deposits	81,238	76,362	75,380	6%	8%

1.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

Net funds management and insurance income

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	NZD M	NZD M	NZD M	v. Sep 16	v. Mar 16
Insurance	85	84	83	1%	2%
Insurance income	91	90	90	1%	1%
Insurance volume related expenses	(6)	(6)	(7)	0%	-14%
Funds Management	98	97	90	1%	9%
Funds management income	109	109	101	0%	8%
Funds management volume related expenses	(11)	(12)	(11)	-8%	0%
Total net funds management and insurance income	183	181	173	1%	6%

In-force premiums[1]	192	190	186	1%	3%
Funds under management	27,146	26,485	24,835	2%	9%
Average funds under management	26,383	25,751	23,808	2%	11%
Life insurance expenses to Life in-force premiums	30.1%	33.4%	34.2%
Retail Insurance lapse rates	13.8%	15.4%	14.9%
Funds Management expenses to average FUM[2]	0.32%	0.44%	0.27%

1.	In-force premiums reflect the disposal of the New Zealand medical business in the March 2016 half.
2.	Funds Management expense and FUM only relates to the Pensions & Investments business.

DIVISIONAL RESULTS

New Zealand

David Hisco

			Central	New Zealand
	Retail	Commercial	Functions	Total
March 2017 Half Year	NZD M	NZD M	NZD M	NZD M
Net interest income	877	446	11	1,334
Other operating income	145	9	(1)	153
Net funds management and insurance income	184	-	(1)	183
Operating income	1,206	455	9	1,670
Operating expenses	(498)	(127)	(11)	(636)
Profit before credit impairment and income tax	708	328	(2)	1,034
Credit impairment (charge)/release	(14)	(25)	-	(39)
Profit before income tax	694	303	(2)	995
Income tax expense and non-controlling interests	(195)	(84)	1	(278)
Cash profit	499	219	(1)	717

Individual credit impairment charge/(release)	21	43	-	64
Collective credit impairment charge/(release)	(7)	(18)	-	(25)
Net loans and advances[1]	74,379	40,352	-	114,731
Customer deposits[1]	66,292	14,946	-	81,238
Risk weighted assets[1]	29,358	32,086	977	62,421

March 2016 Half Year
Net interest income	857	445	5	1,307
Other operating income	144	10	14	168
Net funds management and insurance income	173	1	(1)	173
Operating income	1,174	456	18	1,648
Operating expenses	(511)	(128)	-	(639)
Profit before credit impairment and income tax	663	328	18	1,009
Credit impairment (charge)/release	(28)	(18)	-	(46)
Profit before income tax	635	310	18	963
Income tax expense and non-controlling interests	(171)	(87)	(5)	(263)
Cash profit	464	223	13	700

Individual credit impairment charge/(release)	26	21	-	47
Collective credit impairment charge/(release)	2	(3)	-	(1)
Net loans and advances	69,891	40,137	-	110,028
Customer deposits	62,234	13,146	-	75,380
Risk weighted assets	30,144	30,452	884	61,480

March 2017 Half Year vs March 2016 Half Year
Net interest income	2%	0%	large	2%
Other operating income	1%	-10%	large	-9%
Net funds management and insurance income	6%	-100%	0%	6%
Operating income	3%	0%	-50%	1%
Operating expenses	-3%	-1%	n/a	0%
Profit before credit impairment and income tax	7%	0%	large	2%
Credit impairment (charge)/release	-50%	39%	n/a	-15%
Profit before income tax	9%	-2%	large	3%
Income tax expense and non-controlling interests	14%	-3%	large	6%
Cash profit	8%	-2%	large	2%

Individual credit impairment charge/(release)	-19%	large	n/a	36%
Collective credit impairment charge/(release)	large	large	n/a	large
Net loans and advances	6%	1%	n/a	4%
Customer deposits	7%	14%	n/a	8%
Risk weighted assets	-3%	5%	11%	2%

1.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

DIVISIONAL RESULTS

New Zealand

David Hisco

			Central	New Zealand
	Retail	Commercial	Functions	Total
March 2017 Half Year	NZD M	NZD M	NZD M	NZD M
Net interest income	877	446	11	1,334
Other operating income	145	9	(1)	153
Net funds management and insurance income	184	-	(1)	183
Operating income	1,206	455	9	1,670
Operating expenses	(498)	(127)	(11)	(636)
Profit before credit impairment and income tax	708	328	(2)	1,034
Credit impairment (charge)/release	(14)	(25)	-	(39)
Profit before income tax	694	303	(2)	995
Income tax expense and non-controlling interests	(195)	(84)	1	(278)
Cash profit	499	219	(1)	717

Individual credit impairment charge/(release)	21	43	-	64
Collective credit impairment charge/(release)	(7)	(18)	-	(25)
Net loans and advances[1]	74,379	40,352	-	114,731
Customer deposits[1]	66,292	14,946	-	81,238
Risk weighted assets[1]	29,358	32,086	977	62,421

September 2016 Half Year
Net interest income	873	444	5	1,322
Other operating income	165	10	(6)	169
Net funds management and insurance income	182	1	(2)	181
Operating income	1,220	455	(3)	1,672
Operating expenses	(537)	(129)	(11)	(677)
Profit before credit impairment and income tax	683	326	(14)	995
Credit impairment (charge)/release	(27)	(56)	-	(83)
Profit before income tax	656	270	(14)	912
Income tax expense and non-controlling interests	(179)	(76)	4	(251)
Cash profit	477	194	(10)	661

Individual credit impairment charge/(release)	26	39	-	65
Collective credit impairment charge/(release)	1	17	-	18
Net loans and advances	72,730	40,415	-	113,145
Customer deposits	63,111	13,251	-	76,362
Risk weighted assets	29,580	31,950	993	62,523

March 2017 Half Year vs September 2016 Half Year
Net interest income	0%	0%	large	1%
Other operating income	-12%	-10%	-83%	-9%
Net funds management and insurance income	1%	-100%	-50%	1%
Operating income	-1%	0%	large	0%
Operating expenses	-7%	-2%	0%	-6%
Profit before credit impairment and income tax	4%	1%	-86%	4%
Credit impairment (charge)/release	-48%	-55%	n/a	-53%
Profit before income tax	6%	12%	-86%	9%
Income tax expense and non-controlling interests	9%	11%	-75%	11%
Cash profit	5%	13%	-90%	8%

Individual credit impairment charge/(release)	-19%	10%	n/a	-2%
Collective credit impairment charge/(release)	large	large	n/a	large
Net loans and advances	2%	0%	n/a	1%
Customer deposits	5%	13%	n/a	6%
Risk weighted assets	-1%	0%	-2%	0%

1.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

DIVISIONAL RESULTS

New Zealand

David Hisco

Table reflects AUD for New Zealand

NZD results shown on page 58

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	1,260	1,242	1,206	1%	4%

Other operating income	144	159	155	-9%	-7%

Net funds management and insurance income	173	170	160	2%	8%

Operating income	1,577	1,571	1,521	0%	4%

Operating expenses	(600)	(635)	(590)	-6%	2%

Profit before credit impairment and income tax	977	936	931	4%	5%

Credit impairment (charge)/release	(37)	(78)	(42)	-53%	-12%

Profit before income tax	940	858	889	10%	6%

Income tax expense and non-controlling interests	(263)	(236)	(243)	11%	8%

Cash profit	677	622	646	9%	5%

Consisting of:
Retail	472	449	428	5%	10%

Commercial	206	183	206	13%	0%

Central Functions	(1)	(10)	12	-90%	large

Cash profit	677	622	646	9%	5%

Balance Sheet[1]
Net loans and advances	104,884	107,893	99,185	-3%	6%

Other external assets	6,429	4,505	3,816	43%	68%

External assets	111,313	112,398	103,001	-1%	8%

Customer deposits	74,266	72,818	67,951	2%	9%

Other deposits and borrowings	2,696	5,109	4,904	-47%	-45%

Deposits and other borrowings	76,962	77,927	72,855	-1%	6%

Other external liabilities	20,320	20,496	17,209	-1%	18%

External liabilities	97,282	98,423	90,064	-1%	8%

Risk weighted assets	57,064	59,621	55,421	-4%	3%

Average gross loans and advances	107,704	105,518	100,427	2%	7%

Average deposits and other borrowings	79,190	77,661	73,175	2%	8%

In-force premiums[2]	175	181	167	-3%	5%

Funds under management	24,816	25,256	22,388	-2%	11%

Average funds under management	24,912	24,189	21,976	3%	13%

Ratios[1]
Return on average assets	1.20%	1.14%	1.24%

Net interest margin	2.30%	2.35%	2.40%

Operating expenses to operating income	38.1%	40.4%	38.8%

Operating expenses to average assets	1.07%	1.17%	1.14%

Individual credit impairment charge/(release)	61	61	43	0%	42%

Individual credit impairment charge/(release) as a % of average GLA	0.11%	0.11%	0.09%

Collective credit impairment charge/(release)	(24)	17	(1)	large	large

Collective credit impairment charge/(release) as a % of average GLA	(0.04%)	0.03%	(0.00%)

Gross impaired assets	409	346	273	18%	50%

Gross impaired assets as a % of GLA	0.39%	0.32%	0.27%

Life insurance expenses to Life in-force premiums	30.1%	33.4%	34.2%

Retail Insurance lapse rates	13.8%	15.4%	14.9%

Funds Management expenses to average FUM[3]	0.32%	0.44%	0.27%

Total full time equivalent staff (FTE)	6,250	6,317	6,401	-1%	-2%

1.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

2.	In-force premiums reflect the disposal of the New Zealand medical business in the March 2016 half.

3.	Funds Management expense and funds under management relates to the Pensions & Investments business.

DIVISIONAL RESULTS

Wealth Australia

Alexis George

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	5	5	6	0%	-17%

Other operating income	46	46	42	0%	10%

Net funds management and insurance income	493	559	597	-12%	-17%

Operating income	544	610	645	-11%	-16%

Operating expenses	(370)	(391)	(410)	-5%	-10%

Profit before income tax	174	219	235	-21%	-26%

Income tax expense and non-controlling interests	(51)	(62)	(68)	-18%	-25%
Cash profit	123	157	167	-22%	-26%

Consisting of:

Insurance	102	127	126	-20%	-19%

Funds Management	41	48	39	-15%	5%

Corporate and Other	(20)	(18)	2	11%	large
Total Wealth Australia	123	157	167	-22%	-26%

Income from invested capital[1]	41	47	63	-13%	-35%

Key metrics

In-force premiums

Life Insurance	1,600	1,603	1,569	0%	2%

General Insurance[2]	226	226	335	0%	-33%

Average in-force premiums

Life Insurance	1,602	1,587	1,543	1%	4%

General Insurance[2]	225	280	422	-20%	-47%

Funds under management	49,251	48,251	46,630	2%	6%

Average funds under management	48,375	48,060	47,182	1%	3%

Ratios

Operating expenses to operating income	68.0%	64.1%	63.6%

Insurance expenses to In-force premiums	11.9%	11.6%	12.2%

Retail Insurance lapse rates	13.8%	15.0%	13.0%

Funds Management expenses to average FUM[3]	0.50%	0.48%	0.58%
Total full time equivalent staff (FTE)	2,043	2,098	2,158	-3%	-5%
Aligned adviser numbers[4]	1,511	1,545	1,618	-2%	-7%

1.	Income from invested capital represents after tax revenue generated from investing all Insurance and Funds Management business’s capital balances held for regulatory purposes. The invested capital as at 31 March 2017 was $3.4 billion (Sep 16: $3.4 billion; Mar 16: $3.4 billion), which comprises fixed interest securities of 48% and cash deposits of 52% (Sep 16: 48% fixed interest securities and 52% cash deposits, Mar 16: 45% fixed interest securities and 55% cash deposits).

2.	General insurance in-force premiums reflect the impact of ceasing the underwriting of new home, content, travel and motor insurance in September 2015.

3.	Funds Management expense and funds under management relates to the Pensions & Investments business and excludes ANZ Share Investing.

4.	Includes corporate authorised representatives of dealer groups wholly or partially owned by ANZ Wealth Australia and ANZ employed financial planners.

Performance March 2017 v March 2016

•	Insurance income decreased as the result of adverse disability claims experience, a one-off experience loss due to the exit of a Group Life Insurance plan partially offset by reinsurance profit share and favourable claims experience in Lenders Mortgage Insurance.
•	Funds Management income decreased in line with the planned strategy to rationalise the legacy portfolio to SmartChoice, a simpler and lower risk model.
•	Corporate & Other income decreased as March 2016 results benefited from realised gains due to rebalancing of invested capital.
•	Operating expenses decreased due to productivity initiatives that resulted in a reduction in FTE, partially offset by inflation and higher regulatory compliance and remediation spend.

Wealth Australia Division performance adjusting for specified items1:

•	March 2017 v March 2016: operating income -16%, expenses -7%, profit before income tax -30%, and cash profit -30%
•	March 2017 v September 2016: operating income -11%, expenses -4% and profit before income tax -23%, and cash profit -24%

        Cash Profit - March 2017 v March 2016

1.	Includes specified items related to restructuring expense. For specified items breakdown please refer to pages 12 to 15.

DIVISIONAL RESULTS

Wealth Australia

Alexis George

Major business units

	Half Year			Movement
Insurance	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	11	12	11	-8%	0%

Insurance income	354	408	420	-13%	-16%

Insurance volume related expenses	(110)	(134)	(136)	-18%	-19%

Operating income	255	286	295	-11%	-14%

Operating expenses	(109)	(106)	(116)	3%	-6%

Profit before income tax	146	180	179	-19%	-18%

Income tax expense and non-controlling interests	(44)	(53)	(53)	-17%	-17%
Cash profit	102	127	126	-20%	-19%

	Half Year			Movement
Funds Management	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	14	14	16	0%	-13%

Other operating income	40	36	36	11%	11%

Funds management income	314	340	352	-8%	-11%

Funds management volume related expenses	(161)	(169)	(169)	-5%	-5%

Operating income	207	221	235	-6%	-12%

Operating expenses	(151)	(152)	(179)	-1%	-16%

Profit before income tax	56	69	56	-19%	0%

Income tax expense and non-controlling interests	(15)	(21)	(17)	-29%	-12%
Cash profit	41	48	39	-15%	5%

Insurance metrics

	Half Year			Movement
Insurance operating margin	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Life Insurance Planned profit margin

Group & Individual	64	79	72	-19%	-11%

Experience profit/(loss)[1]	(26)	(11)	3	large	large

General Insurance operating profit margin	64	59	51	8%	25%
Total	102	127	126	-20%	-19%

1.	Experience profit/(loss) variations are gains or losses arising from actual experience differing from plan, predominantly driven by lapses, claims and expenses.

	As at			Movement
Insurance annual in-force premiums	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Group	427	445	439	-4%	-3%

Individual	1,173	1,158	1,130	1%	4%

General Insurance	226	226	335	0%	-33%
Total	1,826	1,829	1,904	0%	-4%

Insurance in-force book movement		Sep 16 $M	New business $M	Lapses $M	Mar 17 $M

Group		445	19	(37)	427

Individual		1,158	65	(50)	1,173

General Insurance		226	76	(76)	226
Total		1,829	160	(163)	1,826

DIVISIONAL RESULTS

Wealth Australia

Alexis George

Funds Management metrics

	As at			Movement
Funds under management	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Australian equities	15,393	15,248	14,496	1%	6%

International equities	12,442	11,044	10,618	13%	17%

Cash and fixed interest	17,763	18,582	18,356	-4%	-3%

Property and infrastructure	3,653	3,377	3,160	8%	16%
Total	49,251	48,251	46,630	2%	6%

Funds Management cash flows by product	Sep 16 $M	Inflows $M	Outflows $M	Other[1] $M	Mar 17 $M

Open solutions

OneAnswer Frontier	9,958	719	(631)	454	10,500

ANZ Smart Choice	11,190	1,122	(629)	3,099	14,782

Wrap (Voyage and Grow)	2,160	312	(150)	635	2,957

Closed solutions

Retail	19,028	281	(1,432)	(34)	17,843

Employer	5,915	72	(324)	(2,494)	3,169
Total	48,251	2,506	(3,166)	1,660	49,251

1.	Other includes investment income net of taxes, fees and charges and distributions. It also includes the transition of funds under management from Employer Super to ANZ Smart Choice of approximately $2.5 billion as a result of regulatory changes in the industry.

Embedded value and value of new business (insurance and investments only)[1]	$M

Embedded value as at September 2016[2]	4,536

Value of new business[3]	50

Expected return[4]	151

Experience deviations and assumption changes[5]	(67)

Embedded value before economic assumption changes and net transfer	4,670

Economic assumptions change[6]	(80)

Net transfer[7]	(143)
Embedded value as at March 2017	4,447

1.	The product lines used are on the same basis as prior periods. This is different to the product lines that are subject to a strategic review.

2.	Embedded value represents the present value of future profits and releases of capital arising from the business in-force at the valuation date, and adjusted net assets. It is determined using best estimate assumptions with franking credits included at 70% of face value. Projected cash flows have been discounted using capital asset pricing model risk discount rates of 7.75%-9.25%. ANZ Lenders Mortgage Insurance, ANZ Financial Planning and ANZ Share Investing businesses are not included in the valuation.

3.	Value of new business represents the present value of future profits less the cost of capital arising from new business written over the period.

4.	Expected return represents the expected increase in value over the period.

5.	Experience deviations and assumption changes arise from deviations and changes to best estimate assumptions underlying the prior period embedded value. Unfavourable experience was primarily driven by credit card repricing and retail life claims experience.

6.	Interest rate movements have led to a negative value impact.

7.	Net transfer represents the net capital movements over the period including capital injections, transfer of cash dividends paid and value of franking credits. There was $120 million of cash dividends paid, $6 million of dividends in AT1 preference shares paid and $17 million of franking credits expected to be transferred to the parent entity.

DIVISIONAL RESULTS

Asia Retail & Pacific

David Hisco

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	331	347	351	-5%	-6%

Other operating income[1]	(139)	235	243	large	large

Operating income	192	582	594	-67%	-68%

Operating expenses[1]	(353)	(379)	(429)	-7%	-18%

Profit before credit impairment and income tax	(161)	203	165	large	large

Credit impairment (charge)/release	(75)	(82)	(90)	-9%	-17%

Profit before income tax	(236)	121	75	large	large

Income tax expense and non-controlling interests[1]	19	(22)	(15)	large	large
Cash profit/(loss)[1]	(217)	99	60	large	large

Balance Sheet[2]
Net loans and advances	12,525	13,370	13,862	-6%	-10%

Customer deposits	21,867	22,782	23,496	-4%	-7%

Risk weighted assets	12,601	13,372	13,183	-6%	-4%

Ratios[2]
Return on average assets	-1.89%	0.82%	0.48%

Net interest margin	3.00%	3.00%	2.93%

Operating expenses to operating income	183.9%	65.1%	72.2%

Operating expenses to average assets	3.08%	3.15%	3.46%

Individual credit impairment charge/(release)	86	81	80	6%	8%

Individual credit impairment charge/(release) as a % of average GLA	1.31%	1.16%	1.09%

Collective credit impairment charge/(release)	(11)	1	10	large	large

Collective credit impairment charge/(release) as a % of average GLA	-0.17%	0.01%	0.14%

Gross impaired assets	243	252	235	-4%	3%

Gross impaired assets as a % of GLA	1.91%	1.86%	1.67%
Total full time equivalent staff (FTE)	4,719	4,894	5,440	-4%	-13%

1.	Includes specified items related to restructuring, and the impact of reclassifying Asia Retail & Wealth businesses to held for sale. For specified items breakdown please refer to pages 12 to 15.

2.	Balance Sheet amounts as at 31 March 2017 include assets and liabilities held for sale.

Technology, Services & Operations and Group Centre

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Operating income (minority investments in Asia)[1]	170	262	73	-35%	large

Operating income (other)[2]	140	58	90	large	56%

Operating income	310	320	163	-3%	90%

Operating expenses[3]	(336)	(370)	(851)	-9%	-61%

Profit before credit impairment and income tax	(26)	(50)	(688)	-48%	-96%

Credit impairment (charge)/release	(11)	(1)	-	large	n/a

Profit before income tax	(37)	(51)	(688)	-27%	-95%

Income tax expense and non-controlling interests	46	94	195	-51%	-76%

Cash profit/(loss)	9	43	(493)	-79%	large

Risk weighted assets	7,588	8,460	5,691	-10%	33%

Total full time equivalent staff (FTE)	16,617	16,494	17,202	1%	-3%

1.	Includes specified items related to Asian minority investment adjustments. For specified items breakdown please refer to pages 12 to 15.

2.	Includes specified items related to the gain on sale of the Esanda Dealer Finance divestment. For specified items breakdown please refer to pages 12 to 15. The March 2017 half also includes the $114 million gain on sale of 100 Queen Street, Melbourne.

3.	Includes specified items related to software capitalisation and restructuring. For specified items breakdown please refer to pages 12 to 15.

PROFIT RECONCILIATION

CONTENTS

Profit Reconciliation

Adjustments between statutory profit and cash profit
Explanation of adjustments between statutory profit and cash profit
Other reclassifications between statutory profit and cash profit
Reconciliation of statutory profit to cash profit

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s Regulatory Guide 230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor. The external auditor has informed the Audit Committee that recurring adjustments have been determined on a consistent basis across each period presented, and the additional adjustment for the reclassification of Shanghai Rural Commercial Bank to held for sale in the March 2017 half is appropriate.

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Statutory profit attributable to shareholders of the Company	2,911	2,971	2,738	-2%	6%

Adjustments between statutory profit and cash profit
Treasury shares adjustment	76	73	(29)	4%	large
Revaluation of policy liabilities	36	(40)	(14)	large	large
Economic hedges	178	(26)	128	large	39%
Revenue hedges	(105)	131	(39)	large	large
Structured credit intermediation trades	(1)	(2)	(2)	-50%	-50%
Reclassification of SRCB to held for sale	316	-	-	n/a	n/a
Total adjustments between statutory profit and cash profit	500	136	44	large	large
Cash Profit	3,411	3,107	2,782	10%	23%

Explanation of adjustments between statutory profit and cash profit

•	Treasury shares adjustment

ANZ shares held by the Group in Wealth Australia are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement. Accordingly, the half year gain of $76 million after tax ($82 million pre-tax) reversed for statutory accounting purposes has been added back to cash profit.

•	Revaluation of policy liabilities

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the income statement. ANZ includes the impact on the re-measurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

•	Economic and revenue hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk which in accordance with accounting standards, result in fair value gains and losses being recognised within the income statement. ANZ removes the fair value adjustments from cash profit since the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Economic hedges comprises:

–	Funding related swaps (primarily cross currency interest rate swaps) used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the income statement. The main drivers of these fair values are currency basis spreads and the Australian dollar and New Zealand dollar fluctuations against other major funding currencies.

–	Economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are movements in the Australian and New Zealand term structure of interest rates.

–	Ineffectiveness from designated accounting hedge relationships.

In the March 2017 half, the majority of the loss in economic hedges related to funding related swaps, principally from tightening basis spreads on currency pairs most notably USD/EUR and from the strengthening of the AUD against a number of major currencies.

Gains on revenue hedges in the March 2017 half are the result of the strengthening of the AUD against the NZD.

PROFIT RECONCILIATION

	Half Year
	Mar 17	Sep 16	Mar 16
Adjustments to the income statement	$M	$M	$M
Economic hedges	254	(1)	181
Revenue hedges	(148)	148	(55)
Increase/(decrease) to cash profit before tax	106	147	126
Increase/(decrease) to cash profit after tax	73	105	89

	As at
	Mar 17	Sep 16	Mar 16
Cumulative increase/(decrease) to cash profit before tax	$M	$M	$M
Economic hedges	696	442	443
Revenue hedges	(23)	125	(23)
Total	673	567	420

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades prior to the Global Financial Crisis with eight US financial guarantors. This involved selling credit default swaps (CDSs) as protection over specific debt structures and purchasing CDS protection over the same structures. ANZ has subsequently exited its positions with six US financial guarantors and is monitoring the remaining two portfolios with a view to reducing the exposures when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty.

The notional value of outstanding bought and sold CDSs at 31 March 2017 amounted to $0.7 billion (Sep 16: $0.7 billion; Mar 16: $0.7 billion). Both the bought and sold CDSs are measured at fair value through profit and loss. However, the associated fair value movements do not fully offset due to the impact of credit risk on the bought CDSs which is driven by market movements in credit spreads and AUD/USD and NZD/USD rates. The fair value (excluding CVA) is $65 million (Sep 16: $67 million; Mar 16: $63 million) with CVA on the bought protection of $9 million (Sep 16: $11 million; Mar 16: $14 million).

The profit and loss associated with the bought and sold protection is included as an adjustment to cash profit as it relates to a legacy business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods. During the period the profit and loss associated with these trades reduced cash profit before tax by $2 million (Sep 16: $3 million; Mar 16: $3 million).

•	Reclassification of SRCB to held for sale

On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB) to China COSCO Shipping Corporation Limited and Shanghai Sino-Poland Enterprise Management Development Corporation Limited. The agreement will see COSCO and Sino-Poland Enterprise each acquire 10% of SRCB. The sale is subject to customary closing conditions and regulatory approvals and is expected to be completed by mid-2017. This business is part of the Technology, Services & Operations (TSO) and Group Centre division.

In the March 2017 half, the Group recognised a $219 million impairment to the investment, $11 million of foreign exchange losses and $86 million of tax expenses, following the reclassification of the investment to held for sale. This March 2017 half loss will be largely offset by the release of foreign currency translation and available for sale reserves of $289 million on sale completion which is expected to occur in the September 2017 half. In light of the timing difference (and that these amounts largely offset), the impact is excluded from each half yearly cash profit result, however the net impact will be included within cash profit for full year reporting.

Other reclassifications between statutory profit and cash profit

•	Credit risk on impaired derivatives (nil profit after tax impact)

The charge to income for derivative credit valuation adjustments of $1 million on defaulted and impaired derivative exposures has been reclassified to cash credit impairment charges in the March 2017 half (Sep 16 half: $13 million charge; Mar 16 half: $14 million charge). The reclassification has been made to reflect the manner in which the defaulted and impaired derivatives are managed.

•	Policyholders tax gross up (nil profit after tax impact)

For statutory reporting purposes, policyholders income tax and other related taxes paid on behalf of policyholders are included in both net funds management and insurance income and the Group’s income tax expense. The gross up of $161 million for the March 2017 half (Sep 16 half: $185 million gross up; Mar 16 half: $32 million gross up) has been excluded from the cash results as it does not reflect the underlying performance of the business which is assessed on a net of policyholders tax basis.

PROFIT RECONCILIATION

	Statutory	Adjustments to statutory profit									Cash
	profit										profit

		Treasury shares adjustment	Policyholders tax gross up	Revaluation of policy liabilities	Economic hedges	Revenue hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Reclassi- fication of SRCB to held for sale	Total adjustments to statutory profit

	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
March 2017 Half Year
Net interest income	7,416	-	-	-	-	-	-	-	-	-	7,416
Net fee and commission income	1,226	-	-	-	-	-	-	-	-	-	1,226
Net foreign exchange earnings	654	-	-	-	32	(144)	-	-	11	(101)	553
Profit on trading instruments	342	-	-	-	26	-	(2)	1	-	25	367
Net funds management and insurance income	696	82	(161)	51	-	-	-	-	-	(28)	668
Other	(338)	-	-	-	196	(4)	-	-	219	411	73
Other operating income	2,580	82	(161)	51	254	(148)	(2)	1	230	307	2,887
Operating income	9,996	82	(161)	51	254	(148)	(2)	1	230	307	10,303
Operating expenses	(4,731)	-	-	-	-	-	-	-	-	-	(4,731)
Profit before credit impairment and tax	5,265	82	(161)	51	254	(148)	(2)	1	230	307	5,572
Credit impairment charge	(719)	-	-	-	-	-	-	(1)	-	(1)	(720)
Profit before income tax	4,546	82	(161)	51	254	(148)	(2)	-	230	306	4,852
Income tax expense	(1,627)	(6)	161	(15)	(76)	43	1	-	86	194	(1,433)
Non-controlling interests	(8)	-	-	-	-	-	-	-	-	-	(8)
Profit	2,911	76	-	36	178	(105)	(1)	-	316	500	3,411

September 2016 Half Year
Net interest income	7,527	-	-	-	-	-	-	-	-	-	7,527
Net fee and commission income	1,268	-	-	-	-	-	-	-	-	-	1,268
Net foreign exchange earnings	337	-	-	-	(1)	148	-	-	-	147	484
Profit on trading instruments	(15)	-	-	-	(20)	-	(3)	13	-	(10)	(25)
Net funds management and insurance income	907	80	(185)	(55)	-	-	-	-	-	(160)	747
Other	248	-	-	-	20	-	-	-	-	20	268
Other operating income	2,745	80	(185)	(55)	(1)	148	(3)	13	-	(3)	2,742
Operating income	10,272	80	(185)	(55)	(1)	148	(3)	13	-	(3)	10,269
Operating expenses	(4,951)	-	-	-	-	-	-	-	-	-	(4,951)
Profit before credit impairment and tax	5,321	80	(185)	(55)	(1)	148	(3)	13	-	(3)	5,318
Credit impairment charge	(1,025)	-	-	-	-	-	-	(13)	-	(13)	(1,038)
Profit before income tax	4,296	80	(185)	(55)	(1)	148	(3)	-	-	(16)	4,280
Income tax expense	(1,318)	(7)	185	15	(25)	(17)	1	-	-	152	(1,166)
Non-controlling interests	(7)	-	-	-	-	-	-	-	-	-	(7)
Profit	2,971	73	-	(40)	(26)	131	(2)	-	-	136	3,107

PROFIT RECONCILIATION

	Statutory	Adjustments to statutory profit									Cash
	profit										profit

		Treasury shares adjustment	Policyholders tax gross up	Revaluation of policy liabilities	Economic hedges	Revenue hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Reclassi- fication of SRCB to held for sale	Total adjustments to statutory profit

	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
March 2016 Half Year
Net interest income	7,568	-	-	-	-	-	-	-	-	-	7,568
Net fee and commission income	1,277	-	-	-	-	-	-	-	-	-	1,277
Net foreign exchange earnings	602	-	-	-	(5)	(55)	-	-	-	(60)	542
Profit on trading instruments	(86)	-	-	-	50	-	(3)	14	-	61	(25)
Net funds management and insurance income	857	(34)	(32)	(20)	-	-	-	-	-	(86)	771
Other	56	-	-	-	136	-	-	-	-	136	192
Other operating income	2,706	(34)	(32)	(20)	181	(55)	(3)	14	-	51	2,757
Operating income	10,274	(34)	(32)	(20)	181	(55)	(3)	14	-	51	10,325
Operating expenses	(5,488)	-	-	-	-	-	-	-	-	-	(5,488)
Profit before credit impairment and tax	4,786	(34)	(32)	(20)	181	(55)	(3)	14	-	51	4,837
Credit impairment charge	(904)	-	-	-	-	-	-	(14)	-	(14)	(918)
Profit before income tax	3,882	(34)	(32)	(20)	181	(55)	(3)	-	-	37	3,919
Income tax expense	(1,140)	5	32	6	(53)	16	1	-	-	7	(1,133)
Non-controlling interests	(4)	-	-	-	-	-	-	-	-	-	(4)
Profit	2,738	(29)	-	(14)	128	(39)	(2)	-	-	44	2,782

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2017.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman
Mr SC Elliott	Director and Chief Executive Officer
Ms IR Atlas	Director
Ms PJ Dwyer	Director
Ms SJ Halton, AO, PSM	Director, appointed 21 October 2016
Mr Lee Hsien Yang	Director
Mr GR Liebelt	Director
Mr IJ Macfarlane, AC	Director, retired on 16 December 2016
Mr JT Macfarlane	Director

Result

The consolidated profit attributable to shareholders of the Company was $2,911 million. Further details are contained in Group Results on pages 17 to 41 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the Group Results on pages 17 to 41 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 103 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Corporations Instrument 2016/191.

Significant events since balance date

On 21 April 2017, the Group announced it had entered into an agreement to sell its retail business in Vietnam to Shinhan Bank Vietnam. The retail business in Vietnam included approximately $320 million in lending assets and $800 million in deposits as at 31 March 2017. The premium to book value for the sale is not material to the ANZ Group. The transaction is expected to be completed by the end of 2017.

Other than the matter above, there have been no significant events from 31 March 2017 to the date of signing of this report.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

1 May 2017

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year			Movement

	Note	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Interest income		14,426	14,861	15,090	-3%	-4%
Interest expense		(7,010)	(7,334)	(7,522)	-4%	-7%
Net interest income	2	7,416	7,527	7,568	-1%	-2%
Other operating income[1]	2	1,711	1,598	1,548	7%	11%
Net funds management and insurance income	2	696	907	857	-23%	-19%
Share of associates’ profit	2,17	173	240	301	-28%	-43%
Operating income		9,996	10,272	10,274	-3%	-3%
Operating expenses[1]	3	(4,731)	(4,951)	(5,488)	-4%	-14%
Profit before credit impairment and income tax		5,265	5,321	4,786	-1%	10%
Credit impairment charge	9	(719)	(1,025)	(904)	-30%	-20%
Profit before income tax		4,546	4,296	3,882	6%	17%
Income tax expense	4	(1,627)	(1,318)	(1,140)	23%	43%
Profit for the period		2,919	2,978	2,742	-2%	6%
Comprising:
Profit attributable to non-controlling interests		8	7	4	14%	100%
Profit attributable to shareholders of the Company		2,911	2,971	2,738	-2%	6%

Earnings per ordinary share (cents)
Basic	6	100.2	102.6	94.8	-2%	6%
Diluted	6	96.7	98.3	89.7	-2%	8%
Dividend per ordinary share (cents)	5	80	80	80	0%	0%

1.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated (Sep16 half: $8 million; Mar16 half: $9 million).

The notes appearing on pages 80 to 101 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	Half Year			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Profit for the period	2,919	2,978	2,742	-2%	6%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss	20	(73)	5	large	large

Items that may be reclassified subsequently to profit or loss
Foreign currency translation reserve
Exchange differences taken to equity[1]	(689)	559	(1,015)	large	-32%
Exchange differences transferred to income statement	-	-	(126)	n/a	-100%
Other reserve movements	(263)	117	(56)	large	large

Share of associates’ other comprehensive income[2]	2	10	(6)	-80%	large
Other comprehensive income net of tax	(930)	613	(1,198)	large	-22%
Total comprehensive income for the period	1,989	3,591	1,544	-45%	29%
Comprising total comprehensive income attributable to:
Non-controlling interests	9	8	(4)	13%	large
Shareholders of the Company	1,980	3,583	1,548	-45%	28%

1.	Includes foreign currency translation differences attributable to non-controlling interests of $1 million gain (Sep 16 half: $1 million gain; Mar 16 half: $8 million loss).

2.	Share of associates’ other comprehensive income includes an available for sale revaluation reserve loss of $4 million (Sep 16 half: $21 million gain; Mar 16 half: $11 million loss) and a foreign currency translation reserve gain of $6 million (Sep 16 half: $5 million loss; Mar 16 half: $5 million gain) that may be reclassified subsequently to profit or loss, and the remeasurement of defined benefit plans of $nil (Sep 16 half: $6 million loss; Mar 16 half: nil) that will not be reclassified subsequently to profit or loss.

The notes appearing on pages 80 to 101 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As at			Movement

Assets	Note	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Cash		56,419	48,675	49,144	16%	15%
Settlement balances owed to ANZ		21,696	21,951	26,048	-1%	-17%
Collateral paid		11,179	12,723	12,783	-12%	-13%
Trading securities		44,085	47,188	50,073	-7%	-12%
Derivative financial instruments		63,882	87,496	88,747	-27%	-28%
Available for sale assets		64,685	63,113	50,377	2%	28%
Net loans and advances	8	564,035	575,852	561,768	-2%	0%
Regulatory deposits		2,154	2,296	2,135	-6%	1%
Assets held for sale	11	14,145	-	-	n/a	n/a
Investment in associates		2,286	4,272	4,213	-46%	-46%
Current tax assets		242	126	289	92%	-16%
Deferred tax assets		572	623	578	-8%	-1%
Goodwill and other intangible assets		7,053	7,672	7,585	-8%	-7%
Investments backing policy liabilities		37,602	35,656	34,541	5%	9%
Premises and equipment		1,979	2,205	2,188	-10%	-10%
Other Assets		4,497	5,021	4,809	-10%	-6%
Total assets		896,511	914,869	895,278	-2%	0%

Liabilities
Settlement balances owed by ANZ		9,736	10,625	13,626	-8%	-29%
Collateral received		5,189	6,386	6,615	-19%	-22%
Deposits and other borrowings	10	581,407	588,195	578,071	-1%	1%
Derivative financial instruments		65,050	88,725	91,706	-27%	-29%
Current tax liabilities		185	188	129	-2%	43%
Deferred tax liabilities		224	227	286	-1%	-22%
Liabilities held for sale	11	17,166	-	-	n/a	n/a
Policy liabilities		37,111	36,145	35,159	3%	6%
External unit holder liabilities (life insurance funds)		4,227	3,333	3,265	27%	29%
Provisions		1,179	1,209	1,202	-2%	-2%
Payables and other liabilities		8,054	8,865	9,251	-9%	-13%
Debt issuances		88,778	91,080	81,947	-3%	8%
Subordinated debt	12	20,297	21,964	17,557	-8%	16%
Total liabilities		838,603	856,942	838,814	-2%	0%
Net assets		57,908	57,927	56,464	0%	3%

Shareholders’ equity
Ordinary share capital		29,036	28,765	28,625	1%	1%
Reserves		115	1,078	377	-89%	-69%
Retained earnings		28,640	27,975	27,361	2%	5%
Share capital and reserves attributable to shareholders of the Company	15	57,791	57,818	56,363	0%	3%
Non-controlling interests	15	117	109	101	7%	16%
Total shareholders’ equity	15	57,908	57,927	56,464	0%	3%

The notes appearing on pages 80 to 101 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

	Half Year
	Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)
	Mar 17 $M	Sep 16 $M	Mar 16 $M
Profit after income tax	2,911	2,971	2,738
Adjustments to reconcile to net cash provided by/(used in) operating activities

Provision for credit impairment	719	1,025	904
Depreciation and amortisation	504	465	1,010
(Profit)/loss on sale of premises and equipment	(114)	6	(10)
Net derivatives/foreign exchange adjustment	(1,576)	(1,691)	257
Impairment of investment in AmBank	-	-	260
Profit on Esanda Dealer Finance divestment	-	-	(66)
Reclassification of SRCB to held for sale	230	-	-
Reclassification of Asia Retail & Wealth to held for sale	324	-	-
Other non-cash movements	(85)	(106)	(232)
Net (increase)/decrease in operating assets:
Trading securities	4,075	2,492	(2,160)
Collateral paid	1,468	279	(3,462)
Net loans and advances	(6,414)	(8,357)	(6,440)
Investments backing policy liabilities	(1,450)	(1,678)	(384)
Other assets	50	215	(656)
Net increase/(decrease) in operating liabilities:
Deposits and other borrowings	16,089	2,845	20,283
Settlement balances owed by ANZ	(831)	(3,106)	2,517
Collateral received	(1,174)	(283)	(744)
Life insurance contract policy liabilities	1,436	1,566	355
Other liabilities	(1,002)	2,763	(2,735)
Total adjustments	12,249	(3,565)	8,697
Net cash provided by/(used in) operating activities[1]	15,160	(594)	11,435
Cash flows from investing activities
Available for sale assets
Purchases	(14,495)	(22,696)	(21,486)
Proceeds from sale or maturity	12,527	10,288	13,457
Premises and equipment
Purchases	(117)	(151)	(186)
Proceeds from sale	271	(20)	37
Esanda Dealer Finance divestment	-	-	6,682
Other assets	98	(640)	305
Net cash (used in) investing activities	(1,716)	(13,219)	(1,191)
Cash flows from financing activities
Debt issuances
Issue proceeds	15,371	18,593	10,611
Redemptions	(15,045)	(11,143)	(16,816)
Subordinated debt
Issue proceeds	-	5,234	943
Redemptions	(1,069)	(900)	-
Dividends paid	(2,087)	(2,079)	(2,485)
Net cash (used in) / provided by financing activities	(2,830)	9,705	(7,747)
Net increase in cash and cash equivalents	10,614	(4,108)	2,497
Cash and cash equivalents at beginning of period	66,220	68,711	69,278
Effects of exchange rate changes on cash and cash equivalents	(1,649)	1,617	(3,064)
Cash and cash equivalents at end of period	75,185	66,220	68,711
Cash and cash equivalents is reflected in the related items in the Balance Sheet as follows:
Cash	56,419	48,675	49,144
Settlement balances owed to ANZ	18,766	17,545	19,567

1.	Net cash provided by/(used in) operating activities includes income taxes paid of $1,497 million (Sep 16: $1,285 million; Mar 16 $1,555 million).

The notes appearing on pages 80 to 101 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Reserves $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non-controlling interests $M	Total Shareholders’ equity $M
As at 1 October 2015	28,367	1,571	27,309	57,247	106	57,353
Profit or loss	-	-	2,738	2,738	4	2,742
Other comprehensive income for the period	-	(1,195)	5	(1,190)	(8)	(1,198)
Total comprehensive income for the period	-	(1,195)	2,743	1,548	(4)	1,544
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	(2,711)	(2,711)	(1)	(2,712)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12
Dividend reinvestment plan	215	-	-	215	-	215
Other equity movements:
Treasury shares Wealth adjustment	(13)	-	-	(13)	-	(13)
Other items	56	1	8	65	-	65
As at 31 March 2016	28,625	377	27,361	56,363	101	56,464
Profit or loss	-	-	2,971	2,971	7	2,978
Other comprehensive income for the period	-	691	(79)	612	1	613
Total comprehensive income for the period	-	691	2,892	3,583	8	3,591
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	(2,290)	(2,290)	-	(2,290)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12
Dividend reinvestment plan	198	-	-	198	-	198
Other equity movements:
Treasury shares Wealth adjustment	(140)	-	-	(140)	-	(140)
Other items	82	10	-	92	-	92
As at 30 September 2016	28,765	1,078	27,975	57,818	109	57,927
Profit or loss	-	-	2,911	2,911	8	2,919
Other comprehensive income for the period	-	(951)	20	(931)	1	(930)
Total comprehensive income for the period	-	(951)	2,931	1,980	9	1,989
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	(2,300)	(2,300)	(1)	(2,301)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	14	14	-	14
Dividend reinvestment plan	199	-	-	199	-	199
Other equity movements:
Treasury shares Wealth adjustment	71	-	-	71	-	71
Other items	1	(12)	20	9	-	9
As at 31 March 2017	29,036	115	28,640	57,791	117	57,908

The notes appearing on pages 80 to 101 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

•	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (“AASs”);

•	should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2016 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2017 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

•	do not include all notes of the type normally included in ANZ’s Annual Financial Statements;

•	are presented in Australian dollars unless otherwise stated; and

•	were approved by the Board of Directors on 1 May 2017.

i)	Statement of Compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

Except as outlined below, these Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2016 ANZ Annual Financial Statements.

Held for Sale

Non-current assets (or disposal groups) are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. They are measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement.

An impairment loss is recognised for any initial or subsequent write-down of the asset (or disposal group) to fair value less costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset (or disposal group), but not in excess of any cumulative impairment loss previously recognised. A gain or loss not previously recognised by the date of the sale of the non-current asset (or disposal group) is recognised at the date of derecognition.

Once classified as held for sale, intangible assets and property, plant and equipment are no longer amortised or depreciated, and any equity-accounted investee is no longer equity accounted.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

•	derivative financial instruments as well as, in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

•	available for sale financial assets;

•	financial instruments held for trading;

•	assets and liabilities designated at fair value through profit and loss; and

•	assets and liabilities held for sale (except those at carrying value as per note (ii)).

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgments

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments are covered in Note 2 of the 2016 Annual Financial Statements. Such estimates and judgements are reviewed on an ongoing basis.

At 31 March 2017, the impairment assessment of non-lending assets identified that two of the Group’s associate investments (AMMB Holdings Berhad (AmBank) and PT Bank Pan Indonesia (PT Panin) had indicators of impairment. Although their market value (based on share price) was below their carrying value, no impairment was recognised as the carrying value was supported by their value in use (VIU).

The VIU calculation is sensitive to a number of key assumptions, including discount rate, long term growth rates, future profitability and capital levels. The key assumptions used in the value in use calculations are outlined below:

	As at 31 Mar 17

	AmBank	PT Panin
Pre-tax discount rate	9.5%	13.4%
Terminal growth rate	5.0%	6.0%
Expected NPAT growth (compound annual growth rate – 5 years)	5.3%	9.6%
Core equity tier 1 ratio	10% to 12.6%	11.3%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

v) Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Corporations Instrument 2016/191.

vi) New accounting standards not yet effective

The following accounting standards relevant to the Group have been issued but are not yet effective and have not been applied in these Condensed Consolidated Financial Statements:

AASB 9 Financial Instruments (‘AASB 9’)

The Australian Accounting Standards Board (AASB) issued the final version of AASB 9 in December 2014. When operative, this standard will replace AASB 139 Financial Instruments: Recognition and Measurement. AASB 9 addresses recognition and measurement requirements for financial assets and financial liabilities, impairment requirements that introduce an expected credit loss impairment model and general hedge accounting requirements which more closely align with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 is not mandatorily effective for the Group until 1 October 2018. The Group is in the process of assessing the impact of application of AASB 9 and is not yet able to reasonably estimate the impact on its financial statements.

The Group early adopted, in isolation, the part of AASB 9 relating to gains and losses attributable to changes in own credit risk of financial liabilities designated as fair value through profit or loss effective from 1 October 2013.

AASB 15 Revenue from Contracts with Customers (‘AASB 15’)

The AASB issued the final version of AASB 15 in December 2014. The standard is not mandatorily effective for the Group until 1 October 2018. AASB 15 contains new requirements for the recognition of revenue and additional disclosures about revenue.

While it is expected that a significant proportion of the Group’s revenue will be outside the scope of AASB 15, the Group is in the process of assessing the impact of application of AASB 15 and is not yet able to reasonably estimate the impact on its financial statements.

AASB 16 Leases (‘AASB 16’)

The AASB issued the final version of AASB 16 in February 2016. The standard is not mandatorily effective for the Group until 1 October 2019. AASB 16 introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognise a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments. AASB 16 substantially carries forward the lessor accounting requirements in AASB 117 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

The Group is in the process of assessing the impact of AASB 16 and is not yet able to reasonably estimate the impact on its financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Half Year			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Interest income	14,426	14,861	15,090	-3%	-4%
Interest expense	(7,010)	(7,334)	(7,522)	-4%	-7%
Net interest income	7,416	7,527	7,568	-1%	-2%
i) Fee and commission income
Lending fees[1]	369	388	391	-5%	-6%
Non-lending fees and commissions[2]	1,518	1,468	1,460	3%	4%
Total fee and commission income	1,887	1,856	1,851	2%	2%
Fee and commission expense[3]	(661)	(588)	(574)	12%	15%
Net fee and commission income[3]	1,226	1,268	1,277	-3%	-4%
ii) Net funds management and insurance income
Funds management income	472	486	446	-3%	6%
Investment income	1,608	1,880	470	-14%	large
Insurance premium income	812	782	780	4%	4%
Commission (expense)	(260)	(265)	(192)	-2%	35%
Claims	(380)	(376)	(358)	1%	6%
Changes in policy liabilities[4]	(1,474)	(1,520)	(323)	-3%	large
Elimination of treasury share (gain)/loss	(82)	(80)	34	3%	large
Total net funds management and insurance income	696	907	857	-23%	-19%
iii) Share of associates’ profit	173	240	301	-28%	-43%
iv) Other income
Net foreign exchange earnings and other financial instruments income	867	502	365	73%	large
Impairment of AmBank	-	-	(260)	n/a	-100%
Gain on cessation of equity accounting of investment in Bank of Tianjin (BoT)	-	-	29	n/a	-100%
Gain on the Esanda Dealer Finance divestment	-	-	66	n/a	-100%
Derivative CVA methodology change	-	(237)	-	-100%	n/a
Reclassification of Asia Retail & Wealth to held for sale	(324)	-	-	n/a	n/a
Gain on sale of 100 Queen Street, Melbourne	114	-	-	n/a	n/a
Reclassification of SRCB to held for sale	(230)	-	-	n/a	n/a
Other[5]	58	65	71	-11%	-18%
Total other income[6]	485	330	271	47%	79%
Total other operating income[7]	2,580	2,745	2,706	-6%	-5%
Total income	17,006	17,606	17,796	-3%	-4%

1.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.
2.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from other operating income to operating expenses to more accurately reflect the nature of these items. Comparatives have been restated accordingly (Sep 16 half: $8 million; Mar 16 half: $9 million).
3.	Includes interchange fees paid.
4.	Includes policyholder tax gross up, which represents contribution tax (recovered at 15% on the super contributions made by members) debited to the policyholder account once a year in July when the statement is issued to the members at the end of the 30 June financial year.
5.	Other includes Brokerage income that was presented as a separate category for 2016 financial reporting.
6.	Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cash flow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.
7.	Total other operating income includes external dividend income of nil (Sep 16 half: $27.3 million; Mar 16 half: nil).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Personnel

Salaries and related costs	2,329	2,412	2,467	-3%	-6%

Superannuation costs	163	168	169	-3%	-4%

Other	156	160	165	-3%	-5%
Total personnel expenses	2,648	2,740	2,801	-3%	-5%

Premises

Rent	248	240	245	3%	1%

Other	209	230	213	-9%	-2%
Total premises expenses	457	470	458	-3%	0%

Technology

Depreciation and amortisation[1]	376	328	870	15%	-57%

Licences and outsourced services[2]	303	330	284	-8%	7%

Other	152	176	179	-14%	-15%
Total technology expenses	831	834	1,333	0%	-38%

Restructuring	36	140	138	-74%	-74%

Other

Advertising and public relations	123	129	132	-5%	-7%

Professional fees	189	227	186	-17%	2%

Freight, stationery, postage and telephone	132	142	135	-7%	-2%

Other	315	269	305	17%	3%
Total other expenses	759	767	758	-1%	0%
Total operating expenses	4,731	4,951	5,488	-4%	-14%

1.	The March 2016 half includes a $556 million charge for accelerated amortisation associated with software capitalisation policy changes.
2.	In the March 2017 half, a change was made to the classification of certain fees payable. These items have been reclassified from operating income to other operating expenses to more accurately reflect the nature of these items. Comparatives have been restated accordingly (Sep 16 half: $8 million; Mar 16 half: $9 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense charged in the Income Statement.

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Profit before income tax	4,546	4,296	3,882	6%	17%

Prima facie income tax expense at 30%	1,364	1,288	1,165	6%	17%

Tax effect of permanent differences:

Overseas tax rate differential	(5)	(20)	(25)	-75%	-80%

Share of associates’ profit	(52)	(72)	(90)	-28%	-42%

Wealth Australia - policyholders income and contributions tax	113	129	23	-12%	large

Write down of investment in AmBank	-	-	78	n/a	-100%

Reclassification of SRCB to held for sale	156	-	-	n/a	n/a

Gain on cessation of equity accounting for BoT	-	-	(9)	n/a	-100%

Tax provisions no longer required	-	(43)	(28)	-100%	-100%

Interest on Convertible Instruments	35	35	35	0%	0%

Other	17	14	1	21%	large
	1,628	1,331	1,150	22%	42%

Income tax under/(over) provided in previous years	(1)	(13)	(10)	-92%	-90%
Total income tax expense charged in the income statement	1,627	1,318	1,140	23%	43%
Australia	1,190	953	799	25%	49%

Overseas	437	365	341	20%	28%

	1,627	1,318	1,140	23%	43%
Effective Tax Rate - Group	35.8%	30.7%	29.4%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Dividends

	Half Year			Movement
Dividend per ordinary share (cents)	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Interim (fully franked)	80	-	80	n/a	0%
Final (fully franked)	-	80	-	n/a	n/a
Total	80	80	80	0%	0%

Ordinary share dividend ($M)[1]
Interim dividend	-	2,334	-	n/a	n/a
Final dividend	2,342	-	2,758	n/a	-15%
Bonus option plan adjustment	(42)	(44)	(47)	-5%	-11%
Total	2,300	2,290	2,711	0%	-15%
Ordinary share dividend payout ratio (%)[2]	80.7%	78.8%	85.2%

1.	Dividends paid to ordinary equity holders of the Company. Excludes dividends paid by subsidiaries of the Group to non-controlling equity holders for the March 2017 half of $1.3 million (Sep 16 half: nil; Mar 16 half: $1.4 million).
2.	Dividend payout ratio is calculated using the proposed 2017 interim dividend of $2,349 million (not shown in the above table). The proposed 2017 interim dividend of $2,349 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September and March 2016 half year are calculated using actual dividends paid of $2,342 million and $2,334 million respectively.

Ordinary Shares

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 3 July 2017. The proposed 2017 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZ 9 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2017 interim dividend. For the 2017 interim dividend, ANZ intends to neutralise shares issued under the DRP by acquiring an equivalent number of shares on market (as approved by APRA). The “Acquisition Price” to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 12 May 2017, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2017 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 10 May 2017.

Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 12 May 2017.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Earnings per share

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Earnings reconciliation
Profit for the period ($M)	2,919	2,978	2,742	-2%	6%
Less: profit attributable to non-controlling interests ($M)	8	7	4	14%	100%
Earnings used in calculating basic earnings per share ($M)	2,911	2,971	2,738	-2%	6%
Weighted average number of ordinary shares (M)[1]	2,906.6	2,894.7	2,889.3	0%	1%
Basic earnings per share (cents)	100.2	102.6	94.8	-2%	6%

Earnings reconciliation
Earnings used in calculating basic earnings per share ($M)	2,911	2,971	2,738	-2%	6%
Add: interest on convertible subordinated debt ($M)	148	150	147	-1%	1%
Earnings used in calculating diluted earnings per share ($M)	3,059	3,121	2,885	-2%	6%

Weighted average number of shares on issue[1]
Shares used in calculating basic earnings per share (M)	2,906.6	2,894.7	2,889.3	0%	1%
Add: Weighted average dilutive potential ordinary shares (M)
Convertible subordinated debt (M)	247.1	274.3	321.2	-10%	-23%
Share based payments (options, rights and deferred shares) (M)	10.0	6.7	6.9	49%	45%
Adjusted weighted average number of shares - diluted (M)	3,163.7	3,175.7	3,217.4	0%	-2%
Diluted earnings per share (cents)	96.7	98.3	89.7	-2%	8%

1.	Weighted average number of ordinary shares excludes the weighted average number of treasury shares held in ANZEST and Wealth Australia as summarised in the table below:

	Mar 17 (Million)	Sep 16 (Million)	Mar 16 (Million)
ANZEST Pty Ltd	8.8	10.9	10.7
Wealth Australia	17.1	16.9	12.1
Total treasury shares	25.9	27.8	22.8

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis

(i) Description of segments

During the March 2017 half, the Group made changes to the Group’s operating model for technology, operations and shared services to accelerate delivery of its technology and digital roadmap, bring operations closer to its customers and continue operational efficiency gains. As a result of these organisational changes, divisional operations from Technology, Services & Operations (“TSO”) and Group Centre have been realigned to divisions. The residual TSO and Group Centre now contains Technology, Group Hubs, Enterprise Services and Group Property, and Group Centre. The Group operates on a divisional structure with six divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia and Technology, Services and Operations and Group Centre. For further information on the composition of divisions refer to the Definitions on page 119.

Other than the changes described above, there have been no other significant structural changes in the March 2017 half. However, certain prior period comparatives have been restated to align with current period presentation. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

(ii) Operating segments

	Half Year			Movement

Operating Income	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Australia	4,735	4,722	4,686	0%	1%

Institutional	2,945	2,464	2,716	20%	8%

New Zealand	1,577	1,571	1,521	0%	4%

Wealth Australia	544	610	645	-11%	-16%

Asia Retail & Pacific[1]	192	582	594	-67%	-68%

TSO and Group Centre[2]	310	320	163	-3%	90%
Subtotal	10,303	10,269	10,325	0%	0%

Other[3]	(307)	3	(51)	large	large
Group total	9,996	10,272	10,274	-3%	-3%

	Half Year			Movement

Profit	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Australia	1,798	1,778	1,769	1%	2%

Institutional	1,021	408	633	large	61%

New Zealand	677	622	646	9%	5%

Wealth Australia	123	157	167	-22%	-26%

Asia Retail & Pacific[1]	(217)	99	60	large	large

TSO and Group Centre[2]	9	43	(493)	-79%	large
Subtotal	3,411	3,107	2,782	10%	23%

Other[3]	(500)	(136)	(44)	large	large
Group total	2,911	2,971	2,738	-2%	6%
1.	Includes $324 million of charges related to the reclassification of Asia Retail & Wealth businesses to held for sale in the March 2017 half.
2.	Includes a $260 million impairment of the investment in AmBank, a $66 million gain on the Esanda Dealer Finance divestment, and the $29 million gain on cessation of equity accounting of BoT in the March 2016 half. The March 2017 half includes the $114 million gain on sale of 100 Queen Street, Melbourne.
3.	In evaluating the performance of the operating divisions, certain items are removed from the operating division results where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

(iii) Other items

The table below sets out the profit after tax impact of other items.

		Half Year			Movement

Item gains/(losses)	Related segment	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Treasury shares adjustment	Wealth	(76)	(73)	29	4%	large

Revaluation of policy liabilities	Wealth	(36)	40	14	large	large

Economic hedges	Institutional, TSO and Group Centre	(178)	26	(128)	large	39%

Revenue hedges	TSO and Group Centre	105	(131)	39	large	large

Structured credit intermediation trades	Institutional	1	2	2	-50%	-50%

Reclassification of SRCB to held for sale	TSO and Group Centre	(316)	-	-	n/a	n/a
Total profit after tax		(500)	(136)	(44)	large	large

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Net loans and advances

	As at			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Australia

Overdrafts	5,786	6,248	6,175	-7%	-6%

Credit cards outstanding	8,846	8,864	8,872	0%	0%

Commercial bills outstanding	9,232	9,868	10,439	-6%	-12%

Term loans - housing	255,721	246,351	242,426	4%	5%

Term loans - non-housing	123,464	123,006	118,456	0%	4%

Lease receivables	1,084	1,158	1,255	-6%	-14%

Hire purchase contracts	641	829	957	-23%	-33%

Other	415	81	255	large	63%

Total Australia	405,189	396,405	388,835	2%	4%

Asia Pacific, Europe & America

Overdrafts	743	825	1,175	-10%	-37%

Credit cards outstanding	1,351	1,396	1,446	-3%	-7%

Commercial bills outstanding	2,065	2,724	2,692	-24%	-23%

Term loans - housing	6,501	6,866	7,226	-5%	-10%

Term loans - non-housing	50,066	54,567	56,429	-8%	-11%

Lease receivables	163	232	254	-30%	-36%

Other	320	448	341	-29%	-6%
Total Asia Pacific, Europe & America	61,209	67,058	69,563	-9%	-12%

New Zealand

Overdrafts	1,158	1,080	1,017	7%	14%

Credit cards outstanding	1,503	1,586	1,517	-5%	-1%

Term loans - housing	68,592	69,927	63,649	-2%	8%

Term loans - non-housing	40,247	41,625	39,003	-3%	3%

Lease receivables	198	215	206	-8%	-4%

Hire purchase contracts	1,115	1,048	901	6%	24%
Total New Zealand	112,813	115,481	106,293	-2%	6%

Sub-total	579,211	578,944	564,691	0%	3%

Unearned income	(458)	(544)	(596)	-16%	-23%

Capitalised brokerage/mortgage origination fees[1]	1,040	1,064	1,013	-2%	3%

Customer liability for acceptances	565	571	760	-1%	-26%
Gross loans and advances (including assets classified as held for sale)	580,358	580,035	565,868	0%	3%

Provision for credit impairment (refer to Note 9)	(4,054)	(4,183)	(4,100)	-3%	-1%
Net loans and advances (including assets classified as held for sale)	576,304	575,852	561,768	0%	3%

Net loans and advances held for sale (refer to Note 11)	(12,269)	-	-	n/a	n/a
Net loans and advances	564,035	575,852	561,768	-2%	0%

1.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Provision for credit impairment

	Half Year			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Individual provision

Balance at start of period	1,307	1,238	1,061	6%	23%

New and increased provisions	1,121	1,308	1,137	-14%	-1%

Write-backs	(221)	(151)	(160)	46%	38%

Adjustment for exchange rate fluctuations and transfers	(12)	17	(26)	large	-54%

Discount unwind	(24)	(39)	(26)	-38%	-8%

Bad debts written-off	(902)	(1,066)	(656)	-15%	38%

Esanda Dealer Finance divestment	-	-	(92)	n/a	-100%
Total individual provision[2]	1,269	1,307	1,238	-3%	3%

Collective provision
Balance at start of period	2,876	2,862	2,956	0%	-3%

Charge/(release) to income statement	(67)	(9)	26	large	large

Adjustment for exchange rate fluctuations and transfers	(24)	28	(47)	large	-49%

Esanda Dealer Finance divestment	-	(5)	(73)	-100%	-100%
Total collective provision[1,2]	2,785	2,876	2,862	-3%	-3%

Total provision for credit impairment	4,054	4,183	4,100	-3%	-1%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $574 million as at 31 March 2017 (Sep 2016: $631 million; Mar 2016: $663 million). The impact on the income statement for the half year ended 31 March 2017 was a $46 million release (Sep 2016 half: $35 million release; Mar 2016 half: $3 million charge).
2.	Includes credit impairment provisions related to assets held for sale as at 31 March 2017 (Individual provision $6 million; Collective provision $155 million).

	Half Year			Movement

Provision movement analysis	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
New and increased individual provisions	1,121	1,308	1,137	-14%	-1%
Write-backs	(221)	(151)	(160)	46%	38%
	900	1,157	977	-22%	-8%
Recoveries of amounts previously written-off	(114)	(123)	(99)	-7%	15%
Individual credit impairment charge	786	1,034	878	-24%	-10%

Collective credit impairment charge/(release)	(67)	(9)	26	large	large
Credit impairment charge	719	1,025	904	-30%	-20%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Australia

Certificates of deposit	51,875	52,295	56,513	-1%	-8%

Term deposits	72,471	69,740	68,427	4%	6%

On demand and short term deposits	179,928	169,773	169,268	6%	6%

Deposits not bearing interest	9,268	8,729	8,116	6%	14%

Deposits from banks	34,580	34,368	24,532	1%	41%

Commercial paper	6,786	13,842	15,106	-51%	-55%

Securities sold under repurchase agreements	3,244	151	653	large	large
Total Australia	358,152	348,898	342,615	3%	5%

Asia Pacific, Europe & America

Certificates of deposit	4,629	7,001	6,888	-34%	-33%

Term deposits	90,449	84,583	90,112	7%	0%

On demand and short term deposits	23,468	24,968	25,010	-6%	-6%

Deposits not bearing interest	4,650	4,745	4,586	-2%	1%

Deposits from banks	24,401	22,837	19,340	7%	26%

Commercial paper	-	393	1,045	-100%	-100%

Securities sold under repurchase agreements	364	330	495	10%	-26%
Total Asia Pacific, Europe & America	147,961	144,857	147,476	2%	0%

New Zealand

Certificates of deposit	924	2,133	1,675	-57%	-45%

Term deposits	40,236	37,824	33,871	6%	19%

On demand and short term deposits	38,762	40,360	39,276	-4%	-1%

Deposits not bearing interest	7,832	7,418	6,552	6%	20%

Deposits from banks	662	73	127	large	large

Commercial paper	2,696	5,114	4,913	-47%	-45%

Borrowing corporation debt	1,192	1,518	1,566	-21%	-24%
Total New Zealand	92,304	94,440	87,980	-2%	5%
Total deposits and other borrowings (including liabilities classified as held for sale)	598,417	588,195	578,071	2%	4%

Deposits and other borrowings held for sale (refer to Note 11)	(17,010)	-	-	n/a	n/a
Total deposits and other borrowings	581,407	588,195	578,071	-1%	1%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Disposal groups held for sale

The Group announced the following strategic divestments in line with the Group’s strategy to simplify the businesses and improve capital efficiency. Accordingly, they are presented as disposal groups held for sale.

•	Asia Retail & Wealth Businesses

On 31 October 2016, the Group announced that it had agreed to sell Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank. Subject to regulatory approval, the Group expects the sale to be completed in stages throughout 2017 and early 2018. This business is part of the Asia Retail and Pacific division.

•	UDC Finance

On 11 January 2017, the Group announced that it had agreed to sell UDC Finance to HNA Group. Completion is expected late in the second half of the 2017 calendar year. The sale is subject to closing steps and conditions including engaging with investors on the replacement of the Secured Investment program and regulatory approvals. This business is part of the New Zealand division.

•	Shanghai Rural Commercial Bank

On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB) to China COSCO Shipping Corporation Limited and Shanghai Sino-Poland Enterprise Management Development Corporation Limited. This agreement will see COSCO and Sino-Poland Enterprise each acquire 10% of SRCB. The sale is subject to customary closing conditions and regulatory approvals and is expected to be completed by mid-2017. This business is part of the Technology, Services & Operations (TSO) and Group Centre division.

Impairment losses and other charges relating to the disposal group

During the March 2017 half, the Group recognised the following charges from the reclassification of assets and liabilities to held for sale:

•	$324 million of charges relating to the sale of Group’s Retail and Wealth businesses in Asia comprising of $225 million of software, goodwill and other assets impairment charges and $99 million of various other charges.

•	$316 million of charges relating to the Group’s investment in SRCB comprising of a $219 million impairment to the investment, $11 million of foreign exchange losses, and $86 million of tax expenses.

The net result of these disposals is included in ‘Other income’ (refer to Note 2 Income).

Assets and liabilities of disposal group held for sale

At 31 March 2017, the disposal groups held for sale comprised of the following assets and liabilities, which are measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement.

	Asia Retail & Wealth Businesses $M	UDC Finance $M	Shanghai Rural Commercial Bank $M	Total $M

Net loans and advances	9,776	2,493	-	12,269

Investment in associates	-	-	1,735	1,735

Goodwill and other intangible assets	-	118	-	118

Other assets	-	23	-	23
Total assets held for sale	9,776	2,634	1,735	14,145

Customer deposits	15,818	1,192	-	17,010

Current tax liabilities	-	31	-	31

Payables and other liabilities	44	30	-	74

Provisions	50	1	-	51
Total liabilities held for sale	15,912	1,254	-	17,166

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Subordinated debt

	Half Year			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Additional Tier 1 Capital[1]

Convertible Preference Shares (ANZ CPS)

ANZ CPS2[2]	-	1,068	1,969	-100%	-100%

ANZ CPS3[3]	1,340	1,340	1,338	0%	0%

ANZ Capital Notes (ANZ CN)

ANZ CN1[4]	1,116	1,115	1,113	0%	0%

ANZ CN2[5]	1,603	1,602	1,600	0%	0%

ANZ CN3[6]	962	962	961	0%	0%

ANZ CN4[7]	1,607	1,604	-	0%	n/a

ANZ Capital Securities[8]	1,218	1,329	-	-8%	n/a

ANZ NZ Capital Notes[9]	454	473	446	-4%	2%

Tier 2 Capital[10]

Perpetual subordinated notes	1,156	1,190	1,145	-3%	1%

Term subordinated notes	10,841	11,281	8,985	-4%	21%

Total subordinated debt	20,297	21,964	17,557	-8%	16%

1.	ANZ Capital Notes, ANZ Capital Securities and the ANZ NZ Capital Notes are Basel 3 compliant instruments. APRA has granted transitional capital treatment for ANZ CPS3 until 1 September 2019.

2.	On 17 December 2009, ANZ issued convertible preference shares (CPS2). The CPS2, which were not reinvested into CN4, were bought back and cancelled on 15 December 2016.

3.	On 28 September 2011, ANZ issued convertible preference shares (CPS3) which will convert into ANZ ordinary shares on 1 September 2019 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125% then the convertible preference shares will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 1 September 2017 the convertible preference shares are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

4.	On 7 August 2013, ANZ issued capital notes (CN1) which will convert into ANZ ordinary shares on 1 September 2023 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 1 September 2021 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

5.	On 31 March 2014, ANZ issued capital notes (CN2) which will convert into ANZ ordinary shares on 24 March 2024 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2022 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

6.	On 5 March 2015, ANZ acting through its New Zealand Branch issued capital notes (CN3) which will convert into ANZ ordinary shares on 24 March 2025 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2023 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

7.	On 27 September 2016, ANZ issued capital notes (CN4) which will convert into ANZ ordinary shares on 20 March 2026 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 20 March 2024 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

8.	On 15 June 2016, ANZ acting through its London branch issued fully-paid perpetual subordinated contingent convertible securities (ANZ Capital Securities). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the securities will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on the First Reset Date (15 June 2026) and each 5 year anniversary, ANZ has the right to redeem all of the securities at its discretion.

9.	On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non- viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 25 May 2020 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ Bank NZ.

10.	The convertible dated subordinated notes are Basel 3 compliant instruments. APRA has granted transitional capital treatment for all other outstanding subordinated notes until their first call date or, in the case of the perpetual subordinated notes the earlier of the end of the transitional period (December 2021) and the first call date when a step-up event occurs. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Credit risk

Financial assets maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances, there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity investments which are primarily subject to market risk. For contingent exposures, the maximum exposure to credit risk is the maximum amount the Group would have to pay if the instrument is called upon. For undrawn facilities, the maximum exposure to credit risk is the full amount of the committed facilities.

The following tables present the maximum exposure to credit risk of on-balance sheet and off-balance sheet financial assets before taking account of any collateral held or other credit enhancements.

	As at			Movement

Maximum exposure to credit risk	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net loans and advances[1]	576,304	575,852	561,768	0%	3%

Other financial assets[2]	265,526	284,671	280,101	-7%	-5%
On-balance sheet sub total	841,830	860,523	841,869	-2%	0%

Undrawn facilities	198,368	207,410	219,086	-4%	-9%

Contingent facilities	37,686	37,779	38,750	0%	-3%
Off-balance sheet sub total	236,054	245,189	257,836	-4%	-8%
Total exposure to credit risk	1,077,884	1,105,712	1,099,705	-3%	-2%

1.	Net loans and advances includes individual and collective provisions for credit impairment held in respect of credit related commitments.
2.	Certain other financial assets totalling $39.2 billion (Sep 16 half: $38.0 billion; Mar 16 half: $37.1 billion) have been excluded. These are comprised of bank notes and coins within cash, equity instruments within available for sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder.

Distribution of financial assets by credit quality

	Net loans and advances[1]			Other financial assets			Credit related commitments[1,2]
	As at			As at			As at

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 $M	Sep 16 $M	Mar 16 $M

Neither past due nor impaired	559,905	561,092	545,953	265,516	284,657	280,082	235,395	244,448	257,099

Past due but not impaired	15,397	13,649	14,926	-	-	-	-	-	-

Restructured	367	403	226	-	-	-	-	-	-

Net impaired	1,225	1,368	1,355	10	14	19	69	81	45
Total	576,894	576,512	562,460	265,526	284,671	280,101	235,464	244,529	257,144

1.	Individual and collective provisions for credit impairment held in respect of credit related commitments have been reallocated to credit related commitments in this table.
2.	Comprises undrawn commitments and customer contingent liabilities net of collective and individual provisions.

Credit quality of financial assets neither past due nor impaired

The credit quality of financial assets is managed by the Group using internal customer credit ratings (CCRs) based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

	Net loans and advances			Other financial assets			Credit related commitments[1]
	As at			As at			As at

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 $M	Sep 16 $M	Mar 16 $M

Strong credit profile[2]	434,466	432,049	419,296	260,717	279,747	275,339	193,358	200,510	211,147

Satisfactory risk[3]	107,576	110,861	109,110	4,595	4,567	4,525	39,403	41,500	42,913

Sub-standard but not past due or impaired[4]	17,863	18,182	17,547	204	343	218	2,634	2,438	3,039
Total	559,905	561,092	545,953	265,516	284,657	280,082	235,395	244,448	257,099

1.	Comprises undrawn commitments and customer contingent liabilities net of collective provisions.
2.	Customers that have demonstrated superior stability in their operating and financial performance over the long-term, and whose debt servicing capacity is not significantly vulnerable to foreseeable events. This rating broadly corresponds to ratings “Aaa” to “Baa3” and “AAA” to “BBB-” of Moody’s and Standard & Poor’s respectively.
3.	Customers that have consistently demonstrated sound operational and financial stability over the medium to long term, even though some may be susceptible to cyclical trends or variability in earnings. This rating broadly corresponds to ratings “Ba2” to “B1” and “BB” to “B+” of Moody’s and Standard & Poor’s respectively.
4.	Customers that have demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term. This rating broadly corresponds to ratings “B2” to “Caa” and “B” to “CCC” of Moody’s and Standard & Poor’s respectively.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Credit Risk, cont’d

Ageing analysis of financial assets that are past due but not impaired

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans) that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis.

A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of supporting collateral is sufficient to cover amounts outstanding.

	As at			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

1-29 days	9,123	7,966	8,868	15%	3%

30-59 days	2,355	1,910	2,292	23%	3%

60-89 days	1,148	1,070	1,193	7%	-4%

>90 days	2,771	2,703	2,573	3%	8%

Total	15,397	13,649	14,926	13%	3%

Financial assets that are individually impaired

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individual provision is allocated against it.

As described in the summary of significant accounting policies in the 2016 Annual Financial Statements, impairment provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

	Impaired instruments			Individual provision balances

	As at			As at

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 $M	Sep 16 $M	Mar 16 $M

Derivative financial instruments[1]	10	14	19	-	-	-

Net loans and advances	2,478	2,646	2,564	1,253	1,278	1,209

Credit related commitments[2]	85	110	74	16	29	29

Total	2,573	2,770	2,657	1,269	1,307	1,238

1.	Derivative financial instruments are net of credit valuation adjustments.

2.	Comprises undrawn commitments and customer contingent liabilities.

	As at			Movement

	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Less than $10 million	1,724	1,784	1,597	-3%	8%

$10 million to $100 million	1,106	899	970	23%	14%

Greater than $100 million	110	490	316	-78%	-65%

Gross impaired assets[1]	2,940	3,173	2,883	-7%	2%

Less: Individual provision for credit impairment	(1,269)	(1,307)	(1,238)	-3%	3%

Net impaired assets	1,671	1,866	1,645	-10%	2%
1.	Gross impaired assets includes $367 million of restructured items (Sep 16: $403 million; Mar 16: $226 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair Value Measurement

A significant number of financial instruments are carried on the balance sheet at fair value. The following disclosures set out the classification of financial assets and financial liabilities and assets held for sale measured at fair value less cost to sell and, in respect of the fair value either recognised or disclosed, the various levels within which fair value measurements are categorised, and the valuation methodologies and techniques used. The fair value disclosure does not cover those instruments that are not considered financial instruments from an accounting perspective, such as intangible assets.

(i) Assets and liabilities measured at fair value in the balance sheet

(a) Valuation methodologies

ANZ has an established control framework that ensures fair value is either determined or validated by a function independent of the party that undertakes the transaction. The control framework ensures that all models are calibrated periodically to test that outputs reflect prices from observable current market transactions in the same instrument or other available observable market data.

Where quoted market prices are used, prices are independently verified from other sources. For fair values determined using a valuation model, the control framework may include, as applicable, independent development or validation of valuation models, any inputs to those models, any adjustments required outside the valuation model and, where possible, independent validation of model outputs. In this way, continued appropriateness of the valuations is ensured.

In instances where the Group holds offsetting risk positions, the Group uses the portfolio exemption in AASB 13 – Fair Value Measurement to measure the fair value of such groups of financial assets and financial liabilities on the basis of the price that would be received to sell a net long position (that is, an asset) for a particular risk exposure or to transfer a net short position (that is, a liability) for a particular risk exposure.

The Group categorises its fair value measurements on the basis of inputs used in measuring fair value using the fair value hierarchy below:

•	Level 1 – Financial instruments that have been valued by reference to unadjusted quoted prices in active markets for identical financial instruments. This category includes financial instruments valued using quoted yields where available for specific debt securities.

•	Level 2 – Financial instruments that have been valued through valuation techniques incorporating inputs other than quoted prices within Level 1 that are observable for a similar financial asset or liability, either directly or indirectly.

•	Level 3 – Financial instruments that have been valued using valuation techniques which incorporate significant inputs that are not based on observable market data (unobservable inputs).

(b) Valuation techniques and inputs used

In the event that there is no quoted market price for the instrument, fair value is based on valuation techniques. The valuation models incorporate the impact of bid/ask spreads, counterparty credit spreads, funding costs and other factors that would influence the fair value determined by market participants.

The majority of valuation techniques employ only observable market data. However, for certain financial instruments the valuation technique may employ some data (valuation inputs or components) which is not readily observable in the current market. In these cases valuation inputs (or components of the overall value) are derived and extrapolated from other relevant market data and tested against historic transactions and observed market trends. To the extent that valuation is based on models with inputs that are not observable in the market, the determination of fair value can be more subjective, dependent on the significance of the unobservable input to the overall valuation.

The following valuation techniques have been applied to determine the fair values of financial instruments where there is no quoted price for the instrument:

•	For instruments classified as Trading security assets and Securities short sold, Derivative financial assets and liabilities, Available for sale debt instruments, and Investments backing policy liabilities, fair value measurements are derived by using modelled valuation techniques (including discounted cash flow models) that incorporate market prices/yields for securities with similar credit risk, maturity and yield characteristics; and/or current market yields for similar instruments.

•	For Net loans and advances, Deposits and other borrowings and Debt issuances, discounted cash flow techniques are used where contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market rates or market borrowing rates of debt with similar maturities or a yield curve appropriate for the remaining term to maturity.

•	The fair value of external unit holder liabilities (life insurance funds) represents the external unit holder’s share of the net assets of the consolidated investment funds, which are carried at fair value. The fair value of policy liabilities, being liabilities of the insurance business is directly linked to the performance and value of the assets backing the liabilities. These liabilities are carried at fair value using observable inputs.

•	For the non-financial instrument component of assets held for sale, the fair value has been derived from the agreed foreign currency sales price combined with the applicable foreign exchange rate less the costs to sell the Assets.

Further details of valuation techniques and significant unobservable inputs used in measuring fair values are described in (ii)(a) below.

There have been no substantial changes in the valuation techniques applied to different classes of financial instruments during the current half year period.

(c) Fair value measurements

The following table provides an analysis of financial instruments carried at fair value at reporting date and assets held for sale measured at fair value less cost to sell categorised according to the lowest level input into a valuation model or a valuation component that is significant to the reported fair value. The significance of the input is assessed against the reported fair value. The fair value has been allocated in full to the category in the fair value hierarchy which most appropriately reflects the determination of the fair value.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Fair value measurements

	Level 1	Level 2	Level 3	Total
As at March 2017	$M	$M	$M	$M

Assets

Trading securities[1]	40,714	3,371	-	44,085

Derivative financial instruments	378	63,407	97	63,882

Available for sale assets[1]	58,353	6,111	221	64,685

Net loans and advances (measured at fair value)	-	314	18	332

Investments backing policy liabilities[1]	26,640	10,603	359	37,602

Assets held for sale[2]	-	1,735	-	1,735

Total	126,085	85,541	695	212,321

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,771	-	2,771

Derivative financial instruments	600	64,352	98	65,050

Policy liabilities[3]	-	36,847	-	36,847

External unit holder liabilities (life insurance funds)	-	4,227	-	4,227

Payables and other liabilities[4]	2,001	126	-	2,127

Debt issuances (designated at fair value)	-	1,786	-	1,786

Total	2,601	110,109	98	112,808

As at September 2016

Assets

Trading securities	44,856	2,332	-	47,188

Derivative financial instruments	453	86,934	109	87,496

Available for sale assets	55,294	7,580	239	63,113

Net loans and advances (measured at fair value)	-	397	15	412

Investments backing policy liabilities	24,270	10,879	507	35,656

Total	124,873	108,122	870	233,865

Liabilities

Deposits and other borrowings (designated at fair value)	-	5,193	-	5,193

Derivative financial instruments	408	88,215	102	88,725

Policy liabilities[3]	-	35,955	-	35,955

External unit holder liabilities (life insurance funds)	-	3,333	-	3,333

Payables and other liabilities[4]	2,294	86	-	2,380

Debt issuances (designated at fair value)	-	2,192	-	2,192

Total	2,702	134,974	102	137,778

As at March 2016

Assets

Trading securities	46,988	3,080	5	50,073

Derivative financial instruments	519	88,143	85	88,747

Available for sale assets	43,262	6,819	296	50,377

Net loans and advances (designated at fair value)	-	574	14	588

Investments backing policy liabilities	17,550	16,473	518	34,541

Total	108,319	115,089	918	224,326

Liabilities

Deposits and other borrowings (designated at fair value)	-	4,986	-	4,986

Derivative financial instruments	635	90,988	83	91,706

Policy liabilities[3]	-	34,854	-	34,854

External unit holder liabilities (life insurance funds)	-	3,265	-	3,265

Payables and other liabilities[4]	2,761	201	-	2,962

Debt issuances (designated at fair value)	-	2,823	-	2,823

Total	3,396	137,117	83	140,596
1.	During the period there were transfers from Level 1 to Level 2 of $621 million (Sep 2016: $50 million; Mar 2016: $599 million) following a reassessment of available pricing information. Of the total transfers $326 million (Sep 2016: $36 million; Mar 2016: $486 million) relates to Available for sale assets, $194 million (Sep 2016: $0 million; Mar 2016: $0 million) relates to Trading Securities and $101 million (Sep 2016: $14 million; Mar 2016: $113 million) relates to Investments backing policy liabilities. During the period there were no transfers from Level 2 to Level 1 and prior period transfers from Level 2 to Level 1 were insignificant.
2.	The amount classified as assets held for sale relate to non-financial instruments required to be measured at fair value less costs to sell in accordance with AASB 5 - Non-current Assets Held for Sale and Discontinued Operations.
3.	Policy liabilities relate to life investment contract liabilities only as these are designated at fair value through profit or loss.
4.	Represents securities short sold.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(ii) Details of fair value measurements that incorporate unobservable market data

(a) Composition of Level 3 fair value measurements

There have been no significant changes in the composition of the balance of Level 3 instruments carried at fair value during the current or prior periods. Financial instruments which incorporate significant unobservable inputs primarily include Structured credit products relating to the structured credit intermediation trades where these trades are valued using complex models with certain inputs relating to the reference assets and derivative counterparties not being observable in the market, including credit spreads and default probabilities; Other derivative financial instruments including reverse mortgage swaps where the mortality rate cannot be observed; Asset backed securities and Illiquid corporate bonds where the effect on the fair value of issuer credit cannot be directly or indirectly observed in the market; and Investments in illiquid or suspended managed funds that are not currently redeemable.

(b) Movements in Level 3 fair value measurements

The movement in the Level 3 balances were not significant during the current or prior periods.

(c) Sensitivity to Level 3 data inputs

Where valuation techniques are employed and assumptions are required due to significant data inputs not being directly observable in the market place (Level 3 inputs), changing these assumptions changes the Group’s estimate of the instrument’s fair value. The majority of transactions in this category are ‘back-to-back’ in nature where the Group either acts as a financial intermediary or hedges the market risks. As a result, changes in the Level 3 inputs generally have a minimal impact on the income statement and net assets of the Group.

(d) Deferred fair value gains and losses

Where the fair value of a financial instrument at initial recognition is determined using unobservable data that is significant to the valuation of the instrument, the difference between the transaction price and the amount determined based on the valuation technique (day one gain or loss) is not immediately recognised in the income statement. Subsequently, the day one gain or loss is recognised in the income statement over the life of the transaction on a straight line basis or over the period until all inputs become observable. The Day 1 gains and losses deferred are not significant and predominately relate to derivative financial instruments. This is consistent with the low level of derivative transactions entered into by the Group which incorporate significant unobservable inputs.

(iii) Financial assets and financial liabilities not measured at fair value

The table below reflects the carrying amounts and the Group’s estimate of fair value of financial instruments not measured at fair value on the Group’s balance sheet where the carrying amount is not considered a close approximation of fair value.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Carrying amount in the balance sheet			Fair Value

	At amortised cost	At fair value	Total
As at March 2017	$M	$M	$M	$M

Financial assets

Net loans and advances[1,2]	575,972	332	576,304	576,650

Financial liabilities

Deposits and other borrowings[2]	595,646	2,771	598,417	598,654

Debt issuances[1]	86,992	1,786	88,778	89,566

Subordinated debt[1]	20,297	-	20,297	20,612

	702,935	4,557	707,492	708,832

As at September 2016

Financial assets

Net loans and advances[1]	575,440	412	575,852	576,636

Financial liabilities

Deposits and other borrowings	583,002	5,193	588,195	588,613

Debt issuances[1]	88,888	2,192	91,080	91,600

Subordinated debt[1]	21,964	-	21,964	22,110

	693,854	7,385	701,239	702,323

As at March 2016

Financial assets

Net loans and advances[1]	561,180	588	561,768	562,545

Financial liabilities

Deposits and other borrowings	573,085	4,986	578,071	578,432

Debt issuances[1]	79,124	2,823	81,947	81,842

Subordinated debt[1]	17,557	-	17,557	17,545

	669,766	7,809	677,575	677,819

1.	Fair value hedging is applied to certain financial instruments within the amortised cost categories. The resulting fair value adjustments mean that the carrying value differs from the original amortised cost.
2.	Net loans and advances and deposits and other borrowings include amounts reclassified to assets and liabilities held for sale (refer to Note 11).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Shareholders’ equity

Issued and quoted securities	Half Year

Ordinary share capital	Mar 17 No.	Sep 16 No.	Mar 16 No.

Closing balance	2,936,037,009	2,927,476,660	2,917,560,098

Issued during the period[1]	8,560,349	9,916,562	14,845,737

1.	The Company issued 8.6 million shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2016 final dividend (9.7 million shares for the 2016 interim dividend; 9.7 million shares for the 2015 final dividend) and nil shares to satisfy obligations under the Group’s Employee share acquisition plans during the March 2017 half (Sep 16 half: 0.2 million shares; March 16 half: 5.1 million shares).

	Half Year			Movement

Shareholders’ equity	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Ordinary share capital	29,036	28,765	28,625	1%	1%

Reserves

Foreign currency translation reserve	(140)	544	(9)	large	large

Share option reserve	67	79	69	-15%	-3%

Available for sale revaluation reserve	31	149	101	-79%	-69%

Cash flow hedge reserve	180	329	239	-45%	-25%

Transactions with non-controlling interests reserve	(23)	(23)	(23)	0%	0%
Total reserves	115	1,078	377	-89%	-69%

Retained earnings	28,640	27,975	27,361	2%	5%
Share capital and reserves attributable to shareholders of the Company	57,791	57,818	56,363	0%	3%

Non-controlling interests	117	109	101	7%	16%
Total shareholders’ equity	57,908	57,927	56,464	0%	3%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Changes in composition of the Group

There were no acquisitions or disposals of material controlled entities for the half year ended 31 March 2017.

17.	Investments in Associates

	Half Year			Movement
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Share of associates’ profit	173	240	301	-28%	-43%

Contributions to profit[1]	Contribution to Group profit after tax			Ownership interest held by Group
Associates	Half Year			As at
	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17%	Sep 16%	Mar 16%

P.T. Bank Pan Indonesia	50	47	17	39	39	39

AMMB Holdings Berhad	48	51	43	24	24	24

Shanghai Rural Commercial Bank[2]	58	122	137	20	20	20

Bank of Tianjin (up to 30 March 2016)[3]	-	-	86	12	12	12

Other associates	17	20	18	n/a	n/a	n/a
Share of associates’ profit	173	240	301

1.	Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

[2].	On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB) to China COSCO Shipping Corporation Limited and Shanghai Sino-Poland Enterprise Management Development Corporation Limited. The agreement states COSCO and Sino-Poland Enterprise will each acquire 10% of SRCB. The sale is subject to customary closing conditions and regulatory approvals and is expected to be completed in the September 2017 half. As a consequence, the Group ceased equity accounting for the investment in SRCB and commenced accounting for it as an asset held for sale.

[3].	On 30 March 2016, the Bank of Tianjin (BoT) completed a capital raising and initial public offering (IPO) on the Hong Kong Stock Exchange. As a result, the Group’s equity interest reduced from 14% to 12% and the Group ceased equity accounting the investment due to losing the ability to appoint directors to the Board of BoT at this date. From 31 March 2016, the investment is classified as an available for sale asset.

18.	Related party disclosure

There have been no transactions with related parties that are significant to understanding the changes in financial position and performance of the Group since 30 September 2016.

19.	Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

Refer to Note 41 of the 2016 ANZ Annual Financial Statements for a description of contingent liabilities and contingent assets as at 30 September 2016. A summary of some of those contingent liabilities, and new contingent liabilities that have arisen in the current reporting period, is set out below.

•	Bank fees litigation

A litigation funder commenced a class action against ANZ in 2010, followed by a second similar class action in March 2013. The applicants contended that certain exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and over-limit fees on credit cards) were unenforceable penalties and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. A further action, limited to late payment fees only, commenced in August 2014.

The penalty and statutory claims in the March 2013 class action failed and the claims have been dismissed. The August 2014 action was discontinued in October 2016.

The original claims in the 2010 class action have been dismissed. A new claim has been added to the 2010 class action, in relation to ANZ’s entitlement to charge certain periodical payment fees. This new claim is at an early stage.

•	Benchmark/rate actions

In March 2016, ASIC commenced court proceedings against ANZ in respect of interbank trading and the bank bill swap rate (BBSW). ASIC is seeking declarations and civil penalties for alleged contraventions including alleged market manipulation, unconscionable conduct, misleading or deceptive conduct, and alleged breaches by ANZ of certain statutory obligations as a financial services licensee. ASIC has subsequently initiated similar proceedings against two other Australian banks. ASIC’s case against ANZ concerns transactions in the Australian interbank BBSW market in the period from March 2010 to May 2012. ANZ is defending the proceedings. The potential civil penalty or other financial impact is uncertain.

In July and August 2016, class action complaints were brought in the United States District Court against local and international banks, including ANZ – one action relating to BBSW, and one action relating to the Singapore Interbank Offered Rate (SIBOR) and the Singapore Swap Offer Rate (SOR). The class actions are expressed to apply to persons and entities that engaged in US-based transactions in financial instruments that were priced,

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

benchmarked, and/or settled based on BBSW, SIBOR, or SOR. The claimants seek damages or compensation in amounts not specified, and allege that the defendant banks, including ANZ, violated US anti-trust laws, anti-racketeering laws, the Commodity Exchange Act, and unjust enrichment principles. ANZ is defending the proceedings. The matters are at an early stage.

In February 2017, the South African Competition Commission commenced proceedings against local and international banks including ANZ alleging breaches of the cartel provisions of the South African Competition Act in respect of trading in the South African rand. The potential civil penalty or other financial impact is uncertain. The matter is at an early stage.

•	Regulatory reviews and customer exposures

In recent years there have been significant increases in the nature and scale of regulatory investigations and reviews, enforcement actions (whether by court action or otherwise) and the quantum of fines issued by regulators, particularly against financial institutions both in Australia and globally. The nature of these investigations and reviews can be wide ranging and, for example, currently include a range of matters including responsible lending practices, product suitability, wealth advice, conduct in financial markets and capital market transactions. During the year, ANZ has received various notices and requests for information from its regulators as part of both industry-wide and ANZ-specific reviews. There may be exposures to customers which are additional to any regulatory exposures. These could include class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with such reviews and possible exposures remain uncertain.

•	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets over recent years. ANZ will defend these claims.

20.	Subsequent events since balance date

On 21 April 2017, the Group announced it had entered into an agreement to sell its retail business in Vietnam to Shinhan Bank Vietnam. The retail business in Vietnam included approximately $320 million in lending assets and $800 million in deposits as at 31 March 2017. The premium to book value for the sale is not material to the ANZ Group. The transaction is expected to be completed by the end of 2017.

Other than the matter above, there have been no significant events from 31 March 2017 to the date of signing of this report.

DIRECTORS’ DECLARATION

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements in the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2017 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

1 May 2017

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent Auditor’s Review Report to the shareholders of Australia and New Zealand Banking Group Limited

Report on the half year Condensed Consolidated Financial Statements

Conclusion

We have reviewed the accompanying half year Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited (the Group).

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half year Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited are not in accordance with the Corporations Act 2001, including:

i)	giving a true and fair view of the Group’s financial position as at 31 March 2017 and of its performance for the half year ended on that date; and

ii)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

The half year Condensed Consolidated Financial Statements comprise:

•	the condensed consolidated balance sheet as at 31 March 2017;

•

the condensed consolidated income statement, condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity, and condensed consolidated statement of cash flows for the half-year ended on 31 March 2017;

•	Notes 1 to 20 comprising a basis of preparation and other explanatory information; and

•	the Directors’ Declaration.

The Group comprises Australia and New Zealand Banking Group Limited (the Company) and the entities it controlled at the half year’s end or from time to time during the half year.

Responsibilities of the Directors for the half year Condensed Consolidated Financial Statements

The Directors of the Company are responsible for:

•	the preparation of the half year Condensed Consolidated Financial Statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001; and

•

such internal control as the Directors determine is necessary to enable the preparation of the half year Condensed Consolidated Financial Statements that is free from material misstatement, whether due to fraud or error.

Auditor’s responsibility for the review of the Condensed Consolidated Financial Statements

Our responsibility is to express a conclusion on the half year Condensed Consolidated Financial Statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half year Condensed Consolidated Financial Statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2017 and its performance for the half year ended on that date, and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of half year Condensed Consolidated Financial Statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

KPMG	Alison Kitchen
Melbourne	Partner
1 May 2017

Lead Auditor’s Independence Declaration under section 307C of the Corporations Act 2001

To the Directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review of Australia and New Zealand Banking Group Limited for the half-year ended 31 March 2017, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

KPMG	Alison Kitchen
Melbourne	Partner
1 May 2017

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. Liability limited by a scheme approved under Professional Standards Legislation.

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

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SUPPLEMENTARY INFORMATION

CONTENTS

Supplementary Information

Capital management

Average balance sheet and related interest

Funds management and insurance income analysis (Group)

Select geographical disclosures

Exchange rates

Derivative financial instruments

SUPPLEMENTARY INFORMATION

Capital management

ANZ provides information as required under APRA’s prudential standard APS 330: Public Disclosure. This information is located in the Regulatory Disclosures section of ANZ’s website: shareholder.anz.com/pages/regulatory-disclosure.

This information includes disclosures detailed in the following sections of the standard, Attachment A: Capital disclosure template, Attachment B: Main features of Capital instruments, Attachment E: Leverage ratio disclosure requirements and Attachment F: Liquidity Coverage Ratio disclosure template.

		As at			Movement
		Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Qualifying Capital		$M	$M	$M	v. Sep 16	v. Mar 16
Tier 1

Shareholders’ equity and non-controlling interests		57,908	57,927	56,464	0%	3%

Prudential adjustments to shareholders’ equity	Table 1	(509)	(481)	(584)	6%	-13%

Gross Common Equity Tier 1 capital		57,399	57,446	55,880	0%	3%

Deductions	Table 2	(17,182)	(18,179)	(17,778)	-5%	-3%

Common Equity Tier 1 capital		40,217	39,267	38,102	2%	6%

Additional Tier 1 capital	Table 3	7,874	9,018	6,960	-13%	13%

Tier 1 capital		48,091	48,285	45,062	0%	7%

Tier 2 capital	Table 4	9,648	10,328	8,076	-7%	19%

Total qualifying capital		57,739	58,613	53,138	-1%	9%

Capital adequacy ratios
Common Equity Tier 1		10.1%	9.6%	9.8%

Tier 1		12.1%	11.8%	11.6%

Tier 2		2.4%	2.5%	2.1%

Total		14.5%	14.3%	13.7%

Risk weighted assets	Table 5	397,040	408,582	388,335	-3%	2%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

		As at			Movement
		Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16
Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth Australia policyholders		324	395	254	-18%	28%

Accumulated retained profits and reserves of insurance and funds management entities		(811)	(875)	(931)	-7%	-13%

Deferred fee revenue including fees deferred as part of loan yields		175	238	290	-26%	-40%

Available for sale reserve attributable to deconsolidated subsidiaries		(82)	(110)	(98)	-25%	-16%

Other		(115)	(129)	(99)	-11%	16%
Total		(509)	(481)	(584)	6%	-13%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia and New Zealand)		(3,532)	(3,913)	(3,767)	-10%	-6%

Intangible component of investments in ANZ Wealth Australia and New Zealand		(2,099)	(2,103)	(2,091)	0%	0%

Capitalised software		(1,887)	(2,139)	(2,190)	-12%	-14%

Capitalised expenses including loan and lease origination fees		(1,129)	(1,148)	(1,078)	-2%	5%

Applicable deferred net tax assets		(902)	(899)	(793)	0%	14%

Expected losses in excess of eligible provisions	Table 8	(696)	(700)	(600)	-1%	16%

Investment in other insurance and funds management subsidiaries		(274)	(297)	(297)	-8%	-8%

Investment in ANZ Wealth Australia and New Zealand		(1,749)	(1,752)	(1,749)	0%	0%

Investment in banking associates and minority interests		(3,826)	(4,674)	(4,708)	-18%	-19%

Other deductions		(1,088)	(554)	(505)	96%	large
Total		(17,182)	(18,179)	(17,778)	-5%	-3%

Table 3: Additional Tier 1 capital

Convertible Preference Shares

ANZ CPS2		-	1,068	1,969	-100%	-100%

ANZ CPS3		1,340	1,340	1,338	0%	0%

ANZ Capital Notes 1		1,116	1,115	1,113	0%	0%

ANZ Capital Notes 2		1,603	1,602	1,600	0%	0%

ANZ Capital Notes 3		962	962	961	0%	0%

ANZ Capital Notes 4		1,607	1,604	-	0%	n/a

ANZ Bank NZ Capital Notes		454	473	446	-4%	2%

ANZ Capital Securities		1,218	1,329	-	-8%	n/a

Regulatory adjustments and deductions		(426)	(475)	(467)	-10%	-9%
Total		7,874	9,018	6,960	-13%	13%

Table 4: Tier 2 capital

General reserve for impairment of financial assets		257	267	255	-4%	1%

Perpetual subordinated notes		1,156	1,190	1,145	-3%	1%

Term subordinated debt notes		10,841	11,281	8,985	-4%	21%

Regulatory adjustments and deductions		(518)	(936)	(660)	-45%	-22%

Transitional adjustments		(2,088)	(1,474)	(1,649)	42%	27%
Total		9,648	10,328	8,076	-7%	19%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

		As at			Movement
		Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
		$M	$M	$M	v. Sep 16	v. Mar 16

Table 5: Risk weighted assets

On balance sheet		253,532	259,356	235,875	-2%	7%

Commitments		56,279	58,167	62,223	-3%	-10%

Contingents		12,648	13,295	14,489	-5%	-13%

Derivatives		19,350	21,215	21,721	-9%	-11%

Total credit risk	Table 6	341,809	352,033	334,308	-3%	2%

Market risk - Traded		6,323	6,188	6,059	2%	4%

Market risk - IRRBB		10,332	11,700	10,280	-12%	1%

Operational risk		38,576	38,661	37,688	0%	2%
Total risk weighted assets		397,040	408,582	388,335	-3%	2%

		As at			Movement
		Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
		$M	$M	$M	v. Sep 16	v. Mar 16

Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate		127,544	130,799	139,643	-2%	-9%

Sovereign		6,718	6,634	6,185	1%	9%

Bank		14,267	14,884	15,061	-4%	-5%

Residential mortgage		86,218	84,275	57,218	2%	51%

Qualifying revolving retail (credit cards)		7,513	7,334	7,744	2%	-3%

Other retail		31,004	31,360	30,681	-1%	1%
Credit risk weighted assets subject to Advanced IRB approach		273,264	275,286	256,532	-1%	7%

Credit risk specialised lending exposures subject to slotting criteria		33,896	36,100	35,066	-6%	-3%

Subject to Standardised approach

Corporate		16,264	20,459	22,149	-21%	-27%

Residential mortgage		2,354	2,493	2,616	-6%	-10%

Other retail (includes credit cards)		3,131	3,277	3,550	-4%	-12%
Credit risk weighted assets subject to Standardised approach		21,749	26,229	28,315	-17%	-23%

Credit Valuation Adjustment and Qualifying Central Counterparties		8,168	9,371	9,147	-13%	-11%

Credit risk weighted assets relating to securitisation exposures		1,171	1,203	1,194	-3%	-2%

Other assets		3,561	3,844	4,054	-7%	-12%
Total credit risk weighted assets		341,809	352,033	334,308	-3%	2%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	Collective Provision and Individual Provision			Basel Expected Loss[1]
Table 7: Total provision for credit impairment and expected loss by division	Mar 17	Sep 16	Mar 16	Mar 17	Sep 16	Mar 16
	$M	$M	$M	$M	$M	$M

Australia	1,877	1,794	1,751	2,735	2,654	2,608

Institutional	1,494	1,683	1,682	1,337	1,404	1,410

New Zealand	470	491	451	766	802	717

Asia Retail & Pacific	199	211	213	5	7	5

TSO and Group Centre	14	4	3	-	1	-
Total provision for credit impairment and expected loss	4,054	4,183	4,100	4,843	4,868	4,740
1.	Only applicable to Advanced Internal Ratings based portfolios.

	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
Table 8: APRA Expected loss in excess of eligible provisions	$M	$M	$M	v. Sep 16	v. Mar 16

APRA Basel 3 expected loss: non-defaulted	2,866	2,959	2,894	-3%	-1%

Less: Qualifying collective provision

Collective provision	(2,785)	(2,876)	(2,862)	-3%	-3%

Non-qualifying collective provision	349	350	313	0%	12%

Standardised collective provision	257	267	255	-4%	1%

Non-defaulted excess included in deduction	687	700	600	-2%	15%

APRA Basel 3 expected loss: defaulted	1,977	1,909	1,846	4%	7%

Less: Qualifying individual provision

Individual provision	(1,269)	(1,307)	(1,238)	-3%	3%

Additional individual provision for partial write offs	(540)	(509)	(528)	6%	2%

Standardised individual provision	149	195	171	-24%	-13%

Collective provision on advanced defaulted	(308)	(304)	(265)	1%	16%

	9	(16)	(14)	large	large

Shortfall in expected loss not included in deduction	-	16	14	-100%	-100%
Defaulted excess included in deduction	9	-	-	n/a	n/a
Gross deduction	696	700	600	-1%	16%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2, 3

	Half Year Mar 17			Half Year Sep 16			Half Year Mar 16
	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Overdrafts and credit cards	19,546	1,058	10.9%	20,109	1,084	10.8%	20,539	1,062	10.3%

Commercial bills outstanding	11,877	117	2.0%	12,325	126	2.0%	13,237	112	1.7%

Term loans - housing	302,562	6,932	4.6%	295,674	7,221	4.9%	285,812	7,203	5.0%

Term loans - non-housing	213,423	4,399	4.1%	213,827	4,576	4.3%	221,728	4,890	4.4%

Lease financing	8,160	259	6.4%	8,096	263	6.5%	8,365	279	6.7%

Other loans and advances	1,533	74	n/a	2,292	-	n/a	2,239	26	n/a

Individual provision for credit impairment	(1,320)	-	n/a	(1,238)	-	n/a	(988)	-	n/a
Total	555,781	12,839	4.6%	551,085	13,270	4.8%	550,932	13,572	4.9%
Other interest earning assets

Cash	53,260	266	1.0%	46,076	256	1.1%	51,054	247	1.0%

Settlement Balances owed to ANZ	16,972	22	0.3%	17,403	12	0.1%	18,521	34	0.4%

Collateral Paid	11,950	41	0.7%	14,042	48	0.7%	10,737	26	0.5%

Trading and available for sale assets	104,548	1,150	2.2%	100,467	1,182	2.4%	98,884	1,134	2.3%

Regulatory Deposits	1,382	11	1.6%	1,192	9	1.5%	1,259	7	1.1%

Other assets	13	97	n/a	10	84	n/a	8	70	n/a
Total	188,125	1,587	1.7%	179,190	1,591	1.8%	180,463	1,518	1.7%
Total interest earning assets[4]	743,906	14,426	3.9%	730,275	14,861	4.1%	731,395	15,090	4.1%
Non-interest earning assets

Derivatives	76,087			90,011			79,804

Premises and equipment	2,100			2,200			2,222

Insurance assets	35,688			34,974			34,846

Other assets	62,939			60,423			55,395

Collective provision for credit impairment	(2,826)			(2,813)			(2,914)
Total	173,988			184,795			169,353
Total average assets	917,894			915,070			900,748
Interest bearing deposits and other borrowings

Certificates of deposit	59,500	664	2.2%	61,712	724	2.3%	63,722	781	2.5%

Term deposits	205,073	1,951	1.9%	199,583	1,895	1.9%	197,297	1,942	2.0%

On demand and short term deposits	209,759	1,777	1.7%	207,316	1,970	1.9%	204,031	2,193	2.1%

Deposits from banks	62,179	369	1.2%	50,770	312	1.2%	51,307	327	1.3%

Commercial paper	10,656	124	2.3%	20,053	283	2.8%	25,783	288	2.2%

Securities sold under agreements to repurchase	2,088	10	1.0%	800	4	1.0%	1,191	4	0.7%

Borrowing corporations’ debt	1,379	25	3.6%	1,573	31	3.9%	1,576	33	4.2%
Total	550,634	4,920	1.8%	541,807	5,219	1.9%	544,907	5,568	2.0%
Other interest bearing liabilities

Settlement Balances owed by ANZ	4,963	13	0.5%	5,298	17	0.6%	4,478	15	0.7%

Collateral Received	6,019	18	0.6%	7,093	25	0.7%	5,806	14	0.5%

Debt issuances & subordinated debt	111,683	1,940	3.5%	105,685	1,954	3.7%	101,507	1,819	3.6%

Other liabilities	2,902	119	n/a	5,282	119	n/a	5,109	106	n/a

Total	125,567	2,090	3.3%	123,358	2,115	3.4%	116,900	1,954	3.3%
Total interest bearing liabilities[4]	676,201	7,010	2.1%	665,165	7,334	2.2%	661,807	7,522	2.3%
Non-interest bearing liabilities

Deposits	46,703			43,865			42,328

Derivatives	78,588			92,110			85,666

Insurance Liabilities	36,246			35,662			35,456

External unit holder liabilities (life insurance funds)	3,333			3,265			3,291

Other liabilities	19,024			18,189			14,735
Total	183,894			193,091			181,476
Total average liabilities	860,095			858,256			843,283

1.	Averages used are predominantly daily averages.

2.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Average home loan deposit offset balances for the March 2017 half for the Australia division were $24,979 million (Sep 16 half: $23,653 million; Mar 16 half: $22,996 million). Refer to page 20 for further details.

3.	Balance sheet amounts and metrics include assets and liabilities held for sale.

4.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2, 3 (cont’d)

	Half Year Mar 17			Half Year Sep 16			Half Year Mar 16
	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Australia	375,642	9,024	4.8%	369,168	9,357	5.1%	364,039	9,429	5.2%

Asia Pacific, Europe & America	64,699	1,093	3.4%	69,355	1,141	3.3%	79,132	1,296	3.3%

New Zealand	115,440	2,722	4.7%	112,562	2,772	4.9%	107,761	2,847	5.3%
Total	555,781	12,839	4.6%	551,085	13,270	4.8%	550,932	13,572	4.9%

Trading and available for sale assets

Australia	60,330	662	2.2%	58,696	710	2.4%	56,200	661	2.4%

Asia Pacific, Europe & America	29,489	264	1.8%	26,882	229	1.7%	29,199	233	1.6%

New Zealand	14,729	224	3.0%	14,889	243	3.3%	13,485	240	3.6%
Total	104,548	1,150	2.2%	100,467	1,182	2.4%	98,884	1,134	2.3%

Total interest earning assets[4]

Australia	466,147	9,912	4.3%	455,855	10,277	4.5%	443,036	10,292	4.6%

Asia Pacific, Europe & America	143,750	1,491	2.1%	142,512	1,473	2.1%	162,505	1,612	2.0%

New Zealand	134,009	3,023	4.5%	131,908	3,111	4.7%	125,854	3,186	5.1%
Total	743,906	14,426	3.9%	730,275	14,861	4.1%	731,395	15,090	4.1%

Total average assets

Australia	593,672			584,543			569,243

Asia Pacific, Europe & America	170,297			169,939			188,923

New Zealand	153,925			160,588			142,582
Total average assets	917,894			915,070			900,748

Interest bearing deposits and other borrowings

Australia	318,638	3,299	2.1%	308,684	3,561	2.3%	310,744	3,789	2.4%

Asia Pacific, Europe & America	143,505	590	0.8%	145,807	530	0.7%	151,696	547	0.7%

New Zealand	88,491	1,031	2.3%	87,316	1,128	2.6%	82,467	1,232	3.0%
Total	550,634	4,920	1.8%	541,807	5,219	1.9%	544,907	5,568	2.0%

Total interest bearing liabilities[4]

Australia	398,657	4,681	2.4%	388,743	5,086	2.6%	386,820	5,138	2.7%

Asia Pacific, Europe & America	167,295	871	1.0%	168,031	725	0.9%	172,261	714	0.8%

New Zealand	110,249	1,458	2.7%	108,391	1,523	2.8%	102,726	1,670	3.3%
Total	676,201	7,010	2.1%	665,165	7,334	2.2%	661,807	7,522	2.3%

Total average liabilities

Australia	534,389			523,928			526,500

Asia Pacific, Europe & America	190,287			192,679			193,380

New Zealand	135,419			141,649			123,403
Total	860,095			858,256			843,283

Total average shareholder’s equity

Ordinary share capital, reserves, retained earnings and non-controlling interests	57,799			56,814			57,465
Total	57,799			56,814			57,465

Total average liabilities and shareholder’s equity	917,894			915,070			900,748

1.	Averages used are predominantly daily averages.
2.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Average home loan deposit offset balances for the March 2017 half for the Australia division were $24,979 million (Sep 16 half: $23,653 million; Mar 16 half: $22,996 million). Refer to page 20 for further details.
3.	Balance sheet amounts and metrics include assets and liabilities held for sale.
4.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1 (cont’d)

	Half Year
	Mar 17%	Sep 16%	Mar 16%
Gross earnings rate[2]

Australia	4.49	4.77	4.75

Asia Pacific, Europe & America	1.99	1.86	1.91

New Zealand	4.52	4.72	5.06

Group	3.89	4.07	4.13

Net interest spread and net interest margin may be analysed as follows:

	Half Year
	Mar 17%	Sep 16%	Mar 16%
Australia[2]

Net interest spread	2.07	2.15	2.08

Interest attributable to net non-interest bearing items	0.24	0.25	0.31

Net interest margin - Australia	2.31	2.40	2.39

Asia Pacific, Europe & America[2]

Net interest spread	0.95	1.00	1.08

Interest attributable to net non-interest bearing items	0.04	0.03	0.03

Net interest margin - Asia Pacific, Europe & America	0.99	1.03	1.11

New Zealand[2]

Net interest spread	1.84	1.85	1.81

Interest attributable to net non-interest bearing items	0.33	0.34	0.38

Net interest margin - New Zealand	2.17	2.19	2.19

Group

Net interest spread	1.81	1.86	1.84

Interest attributable to net non-interest bearing items	0.19	0.20	0.23

Net interest margin	2.00	2.06	2.07

Net interest margin (excluding Markets)	2.58	2.64	2.63

1.	In the March 2017 half, the Group changed its calculation of net interest margin to net home loan deposit offset balances against total interest earning assets. Average home loan deposit offset balances for the March 2017 half for the Australia division were $24,979 million (Sep 16 half: $23,653 million; Mar 16 half: $22,996 million). Refer to page 20 for further details.

2.	Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

SUPPLEMENTARY INFORMATION

Funds management and insurance income analysis (Group)

The tables below supplement the Wealth Australia disclosures provided on pages 63 to 65 to present the Group’s overall funds management and insurance businesses by incorporating the relevant Australia division, New Zealand division and Asia Retail & Pacific division funds management and insurance businesses.

		Half Year			Movement
		Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	Reference Page	$M	$M	$M	v. Sep 16	v. Mar 16
Net funds management and insurance income - statutory basis	75	696	907	857	-23%	-19%

Adjustments between cash and statutory profit (pre-tax)

Treasury shares adjustment	70	82	80	(34)	3%	large

Policyholders tax gross up	70	(161)	(185)	(32)	-13%	large

Revaluation of policy liabilities	70	51	(55)	(20)	large	large
Net funds management and insurance income - cash basis	70	668	747	771	-11%	-13%

Wealth Australia - Funds management and insurance income		493	559	597	-12%	-17%

Australia - Funds management and insurance income		13	22	25	-41%	-48%

New Zealand - Funds management and insurance income		173	170	160	2%	8%

Asia Retail & Pacific - Funds management and insurance income		47	59	60	-20%	-22%

Inter-divisional eliminations		(58)	(63)	(71)	-8%	-18%
Net funds management and insurance income - cash basis	22	668	747	771	-11%	-13%

	Half Year			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Insurance operating margin

Life Insurance Planned profit margin

Group & Individual	64	79	72	-19%	-11%

Experience profit/(loss)[1]	(26)	(11)	3	large	large

General Insurance operating profit margin	64	59	51	8%	25%
Wealth Australia	102	127	126	-20%	-19%

Life Insurance Planned profit margin

Individual	36	20	20	80%	80%

Experience profit/(loss)[1]	3	9	4	-67%	-25%
New Zealand	39	29	24	34%	63%
Total	141	156	150	-10%	-6%

1.	Experience profit/(loss) variations are gains or losses arising from actual experience differing from plan, predominantly driven by lapses, claims and expenses.

	As at			Movement
	Mar 17	Sep 16	Mar 16	Mar 17	Mar 17
	$M	$M	$M	v. Sep 16	v. Mar 16
Insurance annual in-force premiums

Group	427	445	439	-4%	-3%

Individual[2]	1,348	1,339	1,297	1%	4%

General Insurance	226	226	335	0%	-33%
Total	2,001	2,010	2,071	0%	-3%

		New
	Sep 16	business	Lapses	Mar 17
	$M	$M1	$M	$M
Insurance in-force book movement

Group	445	19	(37)	427

Individual[2]	1,339	74	(65)	1,348

General Insurance	226	76	(76)	226
Total	2,010	169	(178)	2,001

1.	New business includes the impact of foreign currency gains/(losses) on translation.
2.	Lapses for Individual include the impact of the disposal of the New Zealand medical business in the March 2016 half.

SUPPLEMENTARY INFORMATION

Funds management and insurance income analysis (Group) (cont’d)

	As at			Movement

Funds under management	Mar 17 $M	Sep 16 $M	Mar 16 $M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Funds under management - average	75,714	74,347	71,313	2%	6%

Funds under management - end of period	76,509	75,918	71,216	1%	7%

Composed of:

Australian equities	17,104	16,963	15,988	1%	7%

International equities	20,207	18,422	16,784	10%	20%

Cash and fixed interest	34,203	35,800	33,979	-4%	1%

Property and infrastructure	4,995	4,733	4,465	6%	12%

Total	76,509	75,918	71,216	1%	7%

Funds Management cash flows by product	Sep 16 $M	Inflows $M	Outflows $M	Other[1] $M	Mar 17 $M

Wealth Australia Division

Open Solutions

OneAnswer Frontier	9,958	719	(631)	454	10,500

ANZ Smart Choice	11,190	1,122	(629)	3,099	14,782

Wrap (Voyage and Grow)	2,160	312	(150)	635	2,957

Closed Solutions

Retail	19,028	281	(1,432)	(34)	17,843

Employer	5,915	72	(324)	(2,494)	3,169

Australia Division

Private Bank	2,411	134	(196)	93	2,442

New Zealand Division

KiwiSaver	8,864	797	(385)	(141)	9,135

Retail	2,741	1,707	(1,457)	(96)	2,895

Private Bank	6,682	502	(462)	(262)	6,460

Bonus Bonds	3,397	492	(567)	(137)	3,185

Other New Zealand	3,572	336	(664)	(103)	3,141

Total	75,918	6,474	(6,897)	1,014	76,509

1.	Other includes investment income net of taxes, fees and charges, distributions and the impact of foreign currency translations. In Wealth Australia it also includes the transition of funds under management from Employer Super to ANZ Smart Choice of approximately $2.5 billion, as a result of regulatory changes in the industry.

Embedded value and value of new business (insurance and investments only)	Wealth Australia $M1	New Zealand $M	Total $M

Embedded value as at September 2016 [2]	4,536	616	5,152

Value of new business[3]	50	7	57

Expected return[4]	151	24	175

Experience deviations and assumption changes[5]	(67)	9	(58)

Embedded value before economic assumption changes and net transfer	4,670	656	5,326

Economic assumptions change[6]	(80)	(64)	(144)

Net transfer[7]	(143)	(43)	(186)

Embedded value as at March 2017	4,447	549	4,996

1.	The product lines used are on the same basis as prior periods. This is different to the product lines that are subject to the strategic review in Wealth Australia.
2.	Embedded value represents the present value of future profits and releases of capital arising from the business in-force at the valuation date, and adjusted net assets. It is determined using best estimate assumptions with franking credits included at 70% of face value. Projected cash flows have been discounted using capital asset pricing model risk discount rates of 7.75%-9.25%. ANZ Lenders Mortgage Insurance, ANZ Financial Planning and ANZ Share Investing businesses are not included in the valuation. Value of new business represents the present value of future profits less the cost of capital arising from new business written over the period.
3.	Value of new business represents the present value of future profits less the cost of capital arising from new business written over the period.
4.	Expected return represents the expected increase in value over the period.
5.	Experience deviations and assumption changes arise from deviations and changes to best estimate assumptions underlying the prior period embedded value. Unfavorable experience in Wealth Australia was primarily driven by credit card repricing and retail life claims experience.
6.	Interest rate movements have led to a negative value impact.
7.	Net transfer represents the net capital movements over the period including capital injections, transfer of cash dividends paid and value of franking credits. For Wealth Australia there was $120 million of cash dividends paid, $6 million of dividends in AT1 preference shares paid and $17 million of franking credits expected to be transferred to the parent entity. For New Zealand there were no cash dividends paid in the March 2017 half.

SUPPLEMENTARY INFORMATION

Select geographical disclosures

The following divisions operate across the geographic locations illustrated below:

•	Institutional division – Asia, Europe & America, Pacific and New Zealand

•	Asia Retail & Pacific division – Asia and Pacific

•	New Zealand division – New Zealand

Asia Pacific, Europe & America geography

	Asia $M	Europe & America $M	Pacific $M	APEA Total $M

March 2017 Half Year

Statutory profit	(8)	151	95	238

Cash profit	(10)	107	95	192

Net loans and advances	49,568	7,695	3,412	60,675

Customer deposits	60,656	52,521	5,374	118,551

Risk weighted assets	55,062	19,852	7,555	82,469

March 2016 Half Year

Statutory profit	84	64	94	242

Cash profit	83	86	94	263

Net loans and advances	57,532	7,882	3,726	69,140

Customer deposits	64,413	49,888	5,403	119,704

Risk weighted assets	64,115	24,212	7,546	95,873

September 2016 Half Year

Statutory profit	206	119	67	392

Cash profit	208	120	67	395

Net loans and advances	54,303	8,441	3,636	66,380

Customer deposits	60,635	48,138	5,491	114,264

Risk weighted assets	59,132	21,698	7,725	88,555

New Zealand geography (in NZD)

	Half Year			Movement
	Mar 17 NZD M	Sep 16 NZD M	Mar 16 NZD M	Mar 17 v. Sep 16	Mar 17 v. Mar 16

Net interest income	1,534	1,536	1,493	0%	3%

Other operating income	514	393	402	31%	28%

Operating income	2,048	1,929	1,895	6%	8%

Operating expenses	(718)	(765)	(815)	-6%	-12%

Profit before credit impairment and income tax	1,330	1,164	1,080	14%	23%

Credit impairment (charge)/release	(40)	(99)	(50)	-60%	-20%

Profit before income tax	1,290	1,065	1,030	21%	25%

Income tax expense and non-controlling interests	(362)	(287)	(279)	26%	30%

Cash profit	928	778	751	19%	24%

Adjustments between statutory profit and cash profit	(59)	1	12	large	large

Statutory profit	869	779	763	12%	14%

Individual credit impairment charge/(release) - cash	69	88	50	-22%	38%

Collective credit impairment charge/(release) - cash	(29)	11	-	large	n/a

Net loans and advances	122,954	120,651	117,470	2%	5%

Customer deposits	96,259	91,360	90,148	5%	7%

Risk weighted assets	74,511	76,005	74,537	-2%	0%

Total full time equivalent staff (FTE)	7,761	7,869	8,063	-1%	-4%

SUPPLEMENTARY INFORMATION

Exchange rates

Major exchange rates used in the translation of foreign subsidiaries, branches, investments in associates and issued debt are as follows:

	Balance Sheet			Profit & Loss Average
	As at			Half Year
	Mar 17	Sep 16	Mar 16	Mar 17	Sep 16	Mar 16
Chinese Yuan	5.2716	5.0809	4.9471	5.1672	4.9507	4.6622

Euro	0.7160	0.6789	0.6760	0.7025	0.6694	0.6558

Pound Sterling	0.6122	0.5874	0.5335	0.6071	0.5432	0.4886

Indian Rupee	49.557	50.764	50.741	50.639	50.258	48.101

Indonesian Rupiah	10,184	9,900	10,164	10,018	9,939	9,835

Japanese Yen	85.565	76.844	85.951	83.904	78.750	85.328

Malaysian Ringgit	3.3834	3.1576	3.0015	3.3021	3.0295	3.0565

New Taiwan Dollar	23.216	23.895	24.640	23.681	24.100	23.708

New Zealand Dollar	1.0939	1.0487	1.1093	1.0593	1.0640	1.0834

Papua New Guinea Kina	2.4304	2.4143	2.3724	2.3906	2.3648	2.1565

United States Dollar	0.7644	0.7617	0.7651	0.7533	0.7510	0.7212

Derivative financial instruments

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative.

	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
	As at		As at		As at
Fair Values	Mar 17	Mar 17	Sep 16	Sep 16	Mar 16	Mar 16
	$M	$M	$M	$M	$M	$M

Foreign exchange contracts

Spot and forward contracts	12,703	(11,830)	10,960	(10,794)	17,145	(16,911)

Swap agreements	11,439	(13,247)	10,680	(14,309)	18,000	(23,473)

Options purchased	565	-	887	-	1,388	-

Options sold	-	(587)	-	(802)	-	(1,087)

	24,707	(25,664)	22,527	(25,905)	36,533	(41,471)
Commodity contracts

Derivative contracts	2,340	(1,461)	2,294	(1,395)	2,424	(1,950)

Interest rate contracts

Forward rate agreements	2	(2)	12	(17)	35	(46)

Swap agreements	35,939	(36,011)	61,355	(59,011)	48,490	(46,127)

Futures contracts	40	(316)	33	(119)	31	(213)

Options purchased	649	-	1,098	-	907	-

Options sold	-	(1,388)	-	(2,076)	-	(1,557)

	36,630	(37,717)	62,498	(61,223)	49,463	(47,943)
Credit default swaps

Structured credit derivatives purchased	56	-	40	-	49	-

Other credit derivatives purchased	14	(129)	117	(125)	256	(268)

Total credit derivatives purchased	70	(129)	157	(125)	305	(268)

Structured credit derivatives sold	-	(64)	-	(50)	-	(62)

Other credit derivatives sold	135	(15)	20	(27)	22	(12)

Total credit derivatives sold	135	(79)	20	(77)	22	(74)

Total fair value	63,882	(65,050)	87,496	(88,725)	88,747	(91,706)

DEFINITIONS

AASB – Australian Accounting Standards Board. The term “AASB” is commonly used when identifying Australian Accounting Standards issued by the AASB.

ADI – Authorised Deposit-taking Institution.

APRA – Australian Prudential Regulation Authority.

APS – ADI Prudential Standard.

BCBS – Basel Committee on Banking Supervision.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (“reverse repos”) in less than three months.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision is only recognised when a loss event has occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Covered bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets represent assets which are weighted for credit risk according to a set formula as prescribed in APS 112/113.

Derivative credit valuation adjustment (CVA) – Over the life of a derivative instrument, ANZ uses a CVA model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid.

Gross loans and advances (GLA) is made up of loans and advances, acceptances and capitalised brokerage/mortgage origination fees less unearned income.

IFRS – International Financial Reporting Standards.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	Repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	Basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	Optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less provisions for credit impairment.

DEFINITIONS

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less preference share capital and unamortised intangible assets (including goodwill and software).

Operating expenses include personnel expenses, premises expenses, technology expenses, restructuring expenses, and other operating expenses (excluding credit impairment charges).

Operating income includes net interest income, net fee and commission income, net funds management and insurance income, share of associates’ profit and other income.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average total assets.

Return on average ordinary shareholders’ equity is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average ordinary shareholders’ equity.

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Risk weighted assets (RWA) – Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to/by ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro/vostro accounts and securities settlement accounts.

DEFINITIONS

Description of divisions

During the March 2017 half, the Group made changes to the Group’s operating model for technology, operations and shared services to accelerate delivery of its technology and digital roadmap, bring operations closer to its customers and continue operational efficiency gains. As a result of these organisational changes, divisional operations from Technology, Services & Operations (“TSO”) and Group Centre have been realigned to divisions. The residual TSO and Group Centre now contains Group Technology, Group Hubs, Enterprise Services and Group Property and the Group Centre. The Group operates on a divisional structure with six divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth Australia and Technology, Services & Operations and Group Centre.

Other than those described above, there have been no other significant structural change in March 2017 half. However, certain prior period comparatives have been restated to align with current period presentation. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

Australia

The Australia division comprises the Retail and Corporate & Commercial Banking (C&CB) business units.

•	Retail provides products and services to consumer and private banking customers in Australia via the branch network, mortgage specialists, the contact centre and a variety of self-service channels (internet banking, phone banking, ATMs, website and digital banking).

•	C&CB provides a full range of banking services including traditional relationship banking and sophisticated financial solutions, including asset financing through dedicated managers focusing on privately owned small, medium and large enterprises as well as the agricultural business segment.

Institutional

The Institutional division services global institutional and business customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•	Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing as well as cash management solutions, deposits, payments and clearing.

•	Loans & Specialised Finance provides specialised loan structuring and execution, loan syndication, project and export finance, debt structuring and acquisition finance, structured trade and asset finance, and corporate advisory.

•	Markets provide risk management services on foreign exchange, interest rates, credit, commodities, debt capital markets and wealth solutions in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•	Retail provides a full range of banking and wealth management services to consumer, private banking and small business banking customers. We deliver our services via our internet and app-based digital solutions and network of branches, mortgage specialists, relationship managers and contact centres.

•	Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions (including asset financing) through dedicated managers focusing on privately owned medium to large enterprises and the agricultural business segment.

Wealth Australia

The Wealth Australia division comprises the Insurance and Funds Management business units, which provide insurance, investment and superannuation solutions intended to make it easier for customers to connect with, protect and grow their wealth.

•	Insurance includes life insurance, general insurance and ANZ Lenders Mortgage Insurance.

•	Funds Management includes the Pensions and Investments business and ANZ Share Investing.

Asia Retail & Pacific

The Asia Retail & Pacific division comprises the Asia Retail and Pacific business units, connecting customers to specialists for their banking needs.

•	Asia Retail provides general banking and wealth management services to affluent and emerging affluent retail customers across nine Asian countries via relationship managers, branches, contact centres and a variety of self-service digital channels (internet and mobile banking, phone and ATMs). Core products offered include deposits, credit cards, loans, investments and insurance. Subject to regulatory approval, ANZ expects the sale of its Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to be completed during 2017 and early 2018.

•	Pacific provides products and services to retail customers, small to medium-sized enterprises, institutional customers and Governments located in the Pacific Islands. Products and services include retail products provided to consumers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

Technology, Services & Operations and Group Centre

TSO and Group Centre provide support to the operating divisions, including technology, group operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Group Treasury, Shareholder Functions and minority investments in Asia.

ASX APPENDIX 4D – CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	After front cover

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	10

Details of entities over which control has been gained or lost (4D Item 4)	100

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	100

ALPHABETICAL INDEX

PAGE

Appendix 4D Cross Reference Index	120

Appendix 4D Statement	2

Auditor’s Review Report and Independence Declaration	103

Average Balance Sheet and Related Interest	110

Basis of Preparation	80

Capital Management	106

Changes in Composition of the Group	100

Condensed Consolidated Balance Sheet	77

Condensed Consolidated Cash Flow Statement	78

Condensed Consolidated Income Statement	75

Condensed Consolidated Statement of Changes in Equity	79

Condensed Consolidated Statement of Comprehensive Income	76

Contingent Liabilities and Contingent Assets	100

Credit Risk	93

Definitions	117

Deposits and Other Borrowings	90

Derivative Financial Instruments	116

Directors’ Declaration	102

Directors’ Report	74

Dividends	85

Divisional Results	43

Earnings Per Share	86

Exchange Rates	116

Fair Value Measurement	95

Full Time Equivalent Staff	16

Funds Management and Insurance Income Analysis (Group)	113

Group Results	17

Income	82

Income Tax Expense	84

Investments In Associates	100

Net Loans and Advances	88

Operating Expenses	83

Profit Reconciliation	67

Provision for Credit Impairment	89

Related Party Disclosures	100

Segment Analysis	87

Select Geographical Disclosures	115

Share Capital	99

Shareholders’ Equity	99

Subordinated Debt	92

Subsequent Events Since Balance Date	101

Summary	7

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